UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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DAVITA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2020 Annual Meeting and Proxy Statement

April 27, 2020
Dear Fellow Stockholders:
On behalf of DaVita Inc. ("DaVita" or the "Company") and the Board of Directors (the "Board"), we are pleased to invite you to attend the DaVita Inc. 2020 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on Thursday, June 11, 2020, at 10:00 a.m. Mountain Time. Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders and teammates, we have adopted a virtual format for our Annual Meeting. The Annual Meeting will be webcast live at www.virtualshareholdermeeting.com/DVA2020, during which time you will be able to vote your shares electronically and submit any questions. The attached Notice of Annual Meeting and Proxy Statement will serve as your guide to the business to be conducted at the Annual Meeting and provide detail on the virtual meeting format.
In this time of public health crisis, DaVita is taking significant steps to continue to provide high-quality care for more than 235,000 patients in eleven countries in the world whose lives depend on receiving dialysis treatment multiple times each week, while also protecting our front line caregivers. DaVita's unique and broad platform supporting in-center, hospital and home dialysis care not only has benefited patients in this crisis as patients often require more than one site of care as their needs evolve, but also has benefited the communities in which we serve by relieving hospitals from treating COVID-19 positive patients. In the United States, DaVita has worked collaboratively with the U.S. Department of Health and Human Services (HHS), the Centers for Medicare and Medicaid Services (CMS), the Centers for Disease Control (CDC), the American Society of Nephrology, and dialysis providers nationwide to ensure the dialysis community is able to support each other.
Now, more than ever, I offer heartfelt thanks to all our 65,000 teammates around the world, especially to our caregiving teammates and physician partners working heroically to provide life-sustaining therapy to our patients. Their strength, tenacity, and compassion is truly inspiring. I have never been more proud to be a part of DaVita.
Respectfully submitted,

Javier J. Rodriguez
Director and Chief Executive Officer, DaVita Inc.

April 27, 2020

Dear Fellow Stockholders:
I am proud to be succeeding Kent J. Thiry as Chair of the Board of Directors of DaVita Inc. on June 1, 2020. On behalf of the Board and my fellow stockholders, I would like to thank Kent for his leadership and commitment in his nearly 20 years as Chairman and Chief Executive Officer ("CEO"). During Kent’s tenure, DaVita’s stock price increased approximately 30-fold; revenues increased 8-fold from $1.4 billion to $11.4 billion; and we grew from 12,000 to approximately 65,000 teammates. DaVita also achieved significant operational and clinical milestones under Kent's leadership.
Thoughtful Approach to Board Composition with a Demonstrated Commitment to Refreshment. Your Board of Directors is committed to creating a balanced and effective Board with diverse, fresh viewpoints and skills, as well as deep industry expertise related to DaVita. Three long-serving directors are retiring from the Board in 2020 and three new directors were appointed from 2015 to 2017, bringing our average tenure to 8.7 years and gender diversity to 38% female. The Board is currently engaged in an ongoing process to select one or more new directors.
Ongoing Dialogue with Stockholders through Proactive Engagement. We believe that engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance and executive compensation practices. Since our 2019 Annual Meeting of Stockholders, members of the Board and management proactively reached out to stockholders owning approximately 80% of DaVita’s outstanding shares and met with stockholders representing approximately 69% of DaVita's outstanding shares. In my role as Compensation Committee Chair, I was pleased to personally speak directly with a number of our investors. Over the past several years, feedback received from these discussions has helped inform changes to our executive compensation program and further enhance our disclosures.
CEO Transition. Effective June 1, 2019, after nearly 20 years of dedicated service to DaVita and its patients, teammates, physician partners, stockholders, and communities, Kent stepped down as CEO and Javier J. Rodriguez assumed that role. We believe that Javier’s broad range of experience and exceptional leadership skills make him the right person to lead a successful next chapter for the enterprise. We applaud the work Javier and his talented team have already accomplished and thank Kent for his role in developing a leadership bench of such depth. We believe Javier’s promotion to CEO demonstrates DaVita’s robust management succession and talent management programs, which help ensure that DaVita develops its executives to assume greater responsibility and provide continuity of management. We are proud to have a team of such strength and commitment to DaVita’s values, mission, and vision.
Corporate Citizenship and Sustainability. DaVita supports programs dedicated to creating positive, sustainable change in communities around the world. For its efforts in the field of corporate responsibility, DaVita was named to the Dow Jones Sustainability Index World List. This honor comes after being analyzed for the Company's performance in regards to environmental, social and governance practices. As a testament to the Company's dedication to its teammates, DaVita has been recognized as a top workplace in Colorado for the seventh time. DaVita was also distinguished as a member of the 2019 Bloomberg Gender-Equality Index, a metric that provides companies across the globe an opportunity to disclose and showcase their efforts in gender equality. DaVita is among only 10 health care companies and one of two Colorado-based companies to receive this honor.
I would like to say a special thank you to our stockholders. We recognize and greatly appreciate the trust and confidence you have placed in us. As 2020 continues, we will continue to represent your interests through our strong independent oversight of management.
In closing, I would like to echo Javier's thoughts and thank our teammates and physician partners for their incredible devotion to our patients and each other during this time of crisis.
On behalf of your Board of Directors,

Pamela M. Arway
Chair, Compensation Committee Incoming Chair of the Board

Notice of 2020 Annual Meeting of Stockholders

Thursday, June 11, 2020
10:00 a.m. Mountain Time
Webcast live at www.virtualshareholdermeeting.com/DVA2020
The 2020 Annual Meeting of the Stockholders (the "Annual Meeting") of DaVita Inc., a Delaware corporation, will be a virtual-only meeting to be held as a live audio webcast over the Internet at www.virtualshareholdermeeting.com/DVA2020 on Thursday, June 11, 2020 at 10:00 a.m. Mountain Time, for the following purposes, which are further described in the accompanying Proxy Statement:

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To vote upon the election of the eight director nominees identified in the accompanying Proxy Statement to the Board of Directors, each to serve until the Company's 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020;

•	To approve, on an advisory basis, the compensation of our named executive officers;

•	To approve the DaVita Inc. 2020 Incentive Award Plan;

•	To consider and vote upon a stockholder proposal regarding political contributions disclosure, if properly presented at the Annual Meeting; and

•	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof by the presiding person of the Annual Meeting.
We will mail, on or about April 27, 2020, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on April 13, 2020. On the date of mailing of the Notice of Internet Availability of Proxy Materials, the proxy materials will be available free of charge at www.proxyvote.com.
The Notice of Internet Availability of Proxy Materials will identify a toll-free telephone number, an e-mail address and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our 2019 Annual Report to Stockholders, and a form of proxy relating to the Annual Meeting; and information on how to access the form of proxy over the Internet and how to vote. If you virtually attend the Annual Meeting and previously used the telephone or Internet voting systems, or mailed your completed proxy card, you may vote during the Annual Meeting if you wish to change your vote in any way.
Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m. Eastern Time on Wednesday, June 10, 2020. Be aware that earlier voting deadlines apply for shares held through the DaVita Retirement Savings Plan. Additional information on voting deadlines and voting instructions are set out in the Proxy Statement under the heading "How to Vote."
We will make a list of stockholders entitled to vote at the Annual Meeting available electronically on the virtual meeting website on the date of the Annual Meeting. In addition, during the ten days prior to the Annual Meeting, you may contact Investor Relations at 1-888-484-7505 to request the list of stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 11, 2020:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

By order of the Board of Directors,

Samantha A. Caldwell
Corporate Secretary
April 27, 2020

Proxy Statement

General Information
We are delivering this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DaVita Inc. ("DaVita" or the "Company"), for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on Thursday, June 11, 2020 at 10:00 a.m. Mountain Time. The Annual Meeting will be webcast live at www.virtualshareholdermeeting.com/DVA2020. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit any questions by visiting www.virtualshareholdermeeting.com/DVA2020.
The proxies will remain valid for use at any meetings held upon adjournment or postponement thereof by the presiding person of the Annual Meeting. The record date for the Annual Meeting is the close of business on April 13, 2020 (the "Record Date"). All holders of record of our common stock ("Common Stock") on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any meetings held upon adjournment or postponement of that meeting by the presiding person of the Annual Meeting.
The virtual meeting platform is fully supported across web browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and web-enabled mobile phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability ("e-proxy notice"), proxy card or voting instruction form. The webcast will begin promptly at 10:00 a.m. Mountain Time. Online check-in will begin at 9:45 a.m. Mountain Time, and you should allow ample time for the check-in procedures. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the Annual Meeting log in page at www.virtualshareholdermeeting.com/DVA2020.
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/DVA2020 beginning at 9:45 a.m. Mountain Time on the meeting day, type your question into the “Ask a Question” field, and click “Submit.” We intend to answer questions submitted by stockholders during the Annual Meeting that comply with the Annual Meeting rules of conduct, which will be posted on www.virtualshareholdermeeting.com/DVA2020.
We are using the "e-proxy" rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) to furnish proxy materials to our stockholders over the Internet. Under these e-proxy rules, we will mail an e-proxy notice to our stockholders of record and beneficial owners of our Common Stock. This e-proxy notice will be mailed in lieu of a printed copy of our proxy materials. We believe using this notice model allows us to reduce costs and helps reduce our carbon footprint.
If you receive an e-proxy notice by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in paper copy. The e-proxy notice provides instructions on how you may access and review our proxy materials, including this Proxy Statement, the accompanying Notice of 2020 Annual Meeting of Stockholders and the Company's 2019 Annual Report to Stockholders, as well as instructions on how you may submit your vote. If you received an e-proxy notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the e-proxy notice.
The e-proxy notice will be first mailed on or about April 27, 2020 to our stockholders of record as of the Record Date.

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Whether or not you plan to virtually attend the Annual Meeting, we encourage you to vote prior to the Annual Meeting by telephone, Internet, or by requesting a proxy card to complete, sign, date and return by mail. Voting in advance will help ensure that your shares will be voted at the Annual Meeting.
Unless you instruct otherwise in your proxy, any proxy that is given and not revoked will be voted at the Annual Meeting:

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For the election of the eight director nominees identified in this Proxy Statement each to serve until the 2021 Annual Meeting of Stockholders (the "2021 Annual Meeting") or until their respective successors are duly elected and qualified;

•	For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020;

•	For the approval, on an advisory basis, of the compensation of our named executive officers ("NEOs");

•	For the approval of the DaVita Inc. 2020 Incentive Award Plan (the "2020 Plan");

•	Against the stockholder proposal regarding political contributions disclosure, if properly presented at the Annual Meeting; and

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As determined by the proxy holders named in the proxy card in their discretion, with regard to all other matters as may properly be brought before the Annual Meeting and any adjournment or postponement thereof by the presiding person of the Annual Meeting.

Voting Information
Our only voting securities are the outstanding shares of our Common Stock. As of the Record Date, we had approximately 121,805,763 shares of Common Stock outstanding. Each stockholder is entitled to one vote per share on each matter that we will consider at the Annual Meeting. Stockholders are not entitled to cumulate votes. Under the rules of the New York Stock Exchange (“NYSE”), your broker, bank or other nominee may not vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Accordingly, brokers holding shares of record for their customers generally are not entitled to vote on these matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. Thus, if you hold your shares in “street name,” meaning that your shares are registered in the name of your broker, bank or other nominee, and you do not instruct your broker, bank or other nominee how to vote, no votes will be cast on your behalf on any proposal other than the proposal for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called “broker non-votes.” If the stockholders of record present at the Annual Meeting or represented by their proxies and entitled to vote at the Annual Meeting hold at least a majority of our shares of Common Stock outstanding as of the Record Date, a quorum will exist for the transaction of business at the Annual Meeting. Stockholders virtually attending the Annual Meeting or represented by proxy at the Annual Meeting who abstain from voting and broker non-votes are counted as present for quorum purposes. We will make a list of stockholders as of the Record Date available electronically on the date of the Annual Meeting on the virtual meeting website, and during the ten days prior to the Annual Meeting you may contact Investor Relations at 1-888-484-7505 to request the list of stockholders as of the Record Date.

Notice of 2020 Annual Meeting and Proxy Statement	2

Proxy Statement

How to Vote
Stockholders
Shares of our Common Stock may be held directly in your own name or may be held beneficially through a broker, bank or other nominee in street name. We have summarized below the distinctions between shares held of record and those owned beneficially.
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and we are providing proxy materials directly to you. As the stockholder of record, you have the right to vote online during the Annual Meeting or to grant your voting proxy to the persons designated by us or a person you select.
Beneficial Owner — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have been provided proxy materials from your broker, bank or other nominee who is considered the stockholder of record with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or nominee on how to vote your shares and are also invited to virtually attend the Annual Meeting. Your broker, bank or nominee is obligated to provide you with a voting instruction form for you to use. This voting instruction form will also include a 16-digit control number that will allow you to access the Annual Meeting webcast and vote your shares during the Annual Meeting. For additional information regarding attending and voting at the Annual Meeting, see the information under the heading “General Information.”
Voting
Whether you hold our shares as a stockholder of record or as a beneficial owner, you may vote before the Annual Meeting. Most stockholders will have a choice of voting through the Internet or by telephone or, if you received a printed copy of the proxy materials, by completing a proxy card or voting instruction form and returning it in a postage-prepaid envelope. Please refer to the instructions below and in the e-proxy notice. Please note that if you are a Company employee, or "teammate," who holds our shares through the DaVita Retirement Savings Plan (the "401(k) Plan"), certain earlier voting deadlines apply as indicated below under the heading "— Teammate 401(k) Stockholders."

Through the Internet :
Prior to the Annual Meeting, you may vote through the Internet by going to www.proxyvote.com and following the instructions. You will need to have the e-proxy notice, or if you received a printed copy of the proxy materials, your proxy card or voting instruction form, available when voting through the Internet. If you want to vote through the Internet, you must do so prior to 11:59 p.m., Eastern Time, on Wednesday, June 10, 2020. If you vote through the Internet, you do not need to return a proxy card.
During the Annual Meeting, you may vote through the Internet by following the instructions at www.virtualshareholdermeeting.com/DVA2020. You will need to have your e-proxy notice, proxy card or voting instruction form available when you access the virtual Annual Meeting web page. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to vote prior to the Annual Meeting by telephone, Internet, or by mail.

By Telephone )
You may vote by touchtone telephone by calling 1-800-579-1639. You will need to have your e-proxy notice, or if you received a printed copy of the proxy materials, your proxy card or voting instruction form, available when voting by telephone. If you want to vote by telephone, you must do so prior to 11:59 p.m., Eastern Time, on Wednesday, June 10, 2020. If you vote by telephone, you do not need to return a proxy card.

By Mail *
If you are a beneficial owner, you may vote by mail by signing and dating your voting instruction form provided by your broker, bank or nominee and mailing it in a postage-prepaid envelope. If you are a stockholder of record and you received a printed copy of our proxy materials, you may vote by signing and dating your proxy card and mailing it in a postage-prepaid envelope. If you are a stockholder of record and received the e-proxy notice, in order to obtain a proxy card, please follow the instructions on the e-proxy notice. If you want to vote by mail, the proxy card or voting instruction form must be received prior to 11:59 p.m. Eastern Time, on Wednesday, June 10, 2020.

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Teammate 401(k) Stockholders — If you participate in the 401(k) Plan and you are invested in our Common Stock fund in your account, you may give voting instructions to the 401(k) Plan trustee, Voya Institutional Trust (the "plan trustee"), as to the number of shares of Common Stock equivalent to the interest in our Common Stock fund credited to your account as of the most recent valuation date coincident with or preceding the Record Date. The plan trustee will vote your shares in accordance with your instructions received by June 8, 2020 at 11:59 p.m. Eastern Time. You may also revoke previously given voting instructions by June 8, 2020 at 11:59 p.m. Eastern Time, by filing with the plan trustee either written notice of revocation or a properly completed and signed voting instruction form bearing a later date. If you do not send instructions for a proposal, the plan trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.
Changing Your Vote — If you are a stockholder of record or beneficial owner, you may change your vote at any time prior to the applicable voting deadline with your 16-digit control number. If you virtually attend the Annual Meeting you will also be given the opportunity to vote or change your vote during the Annual Meeting through the virtual meeting platform at: www.virtualshareholdermeeting.com/DVA2020.

Votes Required for Proposals
The table below details the proposals to be voted on at the Annual Meeting, the Board's recommendation on how to vote on each proposal, the votes required to approve each proposal and the effect of abstentions and broker non-votes.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes*
Proposal 1: Election of the eight director nominees identified in this Proxy Statement to serve until our 2021 Annual Meeting.	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast with respect to each such nominee	No effect	No effect
Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.	For, Against or Abstain	FOR	Majority of shares represented virtually or by proxy and entitled to vote	Treated as votes Against	Brokers have discretion to vote
Proposal 3: Approval, on an advisory basis, of the compensation of our NEOs.	For, Against or Abstain	FOR	Majority of shares represented virtually or by proxy and entitled to vote	Treated as votes Against	No effect
Proposal 4: Approval of the 2020 Plan.	For, Against or Abstain	FOR	Majority of votes cast on the proposal	Treated as votes Against	No effect
Proposal 5: Stockholder proposal regarding political contributions disclosure.	For, Against or Abstain	AGAINST	Majority of shares represented virtually or by proxy and entitled to vote	Treated as votes Against	No effect

*	See "Voting Information" for additional information on broker non-votes.

Notice of 2020 Annual Meeting and Proxy Statement	4

Proxy Statement

Proxy Solicitation Costs
We will pay for the cost of preparing, assembling, printing and mailing to our stockholders the e-proxy notice, this Proxy Statement and the accompanying Notice of Annual Meeting, and the Annual Report to Stockholders, as well as the cost of our solicitation of proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers who beneficially own our Common Stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses relating to these solicitations. We have also retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the distribution and solicitation of proxies and to verify records related to the solicitation at a fee of $15,000, plus reimbursement for all reasonable out-of-pocket expenses incurred during the solicitation. MacKenzie and our officers, directors and employees may supplement the original solicitation by mailing of proxies, by telephone, e-mail and personal solicitation. We have agreed to indemnify MacKenzie against liabilities and expenses arising in connection with the proxy solicitation unless caused by MacKenzie’s gross negligence, willful misconduct or bad faith.

Delivery of Proxy Statement and Annual Report
Beneficial owners, but not record holders, of Common Stock who share a single address may receive only one copy of the e-proxy notice and, as applicable, an Annual Report to Stockholders and Proxy Statement, unless their broker has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs for DaVita. If any beneficial owner at such an address wishes to discontinue householding and receive a separate copy of the e-proxy notice and, if applicable, an Annual Report to Stockholders and Proxy Statement, they should notify their broker. Beneficial owners sharing an address to which a single copy of the e-proxy notice and, if applicable, an Annual Report to Stockholders and Proxy Statement was delivered can also request prompt delivery of a separate copy of the e-proxy notice and, if applicable, an Annual Report to Stockholders and Proxy Statement by contacting Investor Relations at the following address or phone number: DaVita Inc., Attn: Investor Relations, 2000 16th Street, Denver, Colorado 80202, 1-888-484-7505. Additionally, stockholders who share the same address and receive multiple copies of the e-proxy notice and, if applicable, an Annual Report to Stockholders and Proxy Statement, can request a single copy by contacting us at the address or phone number above.

Electronic Availability of Proxy Materials for the 2020 Annual Meeting
This Proxy Statement and the Annual Report to Stockholders for fiscal year 2019 are available electronically at www.proxyvote.com.

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Proposal 1 Election of Directors
At the Annual Meeting you will elect eight directors each to serve until the 2021 Annual Meeting or until their respective successors are duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.
The Amended and Restated Bylaws of the Company (the "Bylaws") require that each director be elected by the majority of votes cast by the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors with respect to such director in uncontested elections. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented virtually or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee for director who was in office prior to the election is not elected by a majority of votes cast, the director must promptly tender his or her resignation from the Board, and the Nominating and Governance Committee of the Board will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board, excluding the director in question, will act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision and its rationale within 90 days (or, if so extended by the Board in certain circumstances, within 180 days) from the date the election results are certified. If a nominee for director who was not already serving as a director does not receive a majority of votes cast in an uncontested election at the Annual Meeting, the nominee is not elected to the Board. All 2020 nominees are currently serving on the Board.
As previously announced, Kent J. Thiry is serving under an Executive Chairman Agreement until June 1, 2020. Upon the expiration of the term of Mr. Thiry's Executive Chairman Agreement, Mr. Thiry will step down as Executive Chairman and a member of the Board.
In November 2019, Peter T. Grauer, a member of the Board since 1994 and the Company’s Lead Independent Director since 2003, notified the Board that he planned to retire from the Board and therefore will not stand for re-election at the Annual Meeting. On March 11, 2020, the Board appointed Pamela M. Arway as the Chair of the Board, effective on June 1, 2020, after Mr. Thiry steps down as the Company's Executive Chair.
As previously announced, in March 2020, Dr. William L. Roper, a member of the Board since 2001, notified the

Board that he planned to retire from the Board and therefore will not stand for re-election at the Annual Meeting.
In connection with these Board changes, in March 2020, the Board approved a reduction in the size of the Board from 11 to ten, effective as of June 1, 2020, and from ten to eight, effective as of the date of the Annual Meeting. The Board is engaged in an ongoing process to select one or more new directors.
None of the nominees has any family relationship with any other nominee or with any of our executive officers and no arrangement or understanding exists between any nominee and any other person or persons pursuant to which a nominee was or is to be selected as a director or nominee.
After a thorough evaluation and assessment, the Nominating and Governance Committee has recommended, and the Board has re-nominated, Pamela M. Arway, Charles G. Berg, Barbara J. Desoer, Pascal Desroches, Paul J. Diaz, John M. Nehra, Javier J. Rodriguez, and Phyllis R. Yale for election as directors. Please see the section titled “Corporate Governance — Selection of Directors” below for more information about the nomination process.
Six of the eight director nominees have been determined to be independent under the NYSE listing standards. Please see the section titled “Corporate Governance — Director Independence” below for more information. Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected.
Unless a stockholder has made a contrary direction via its proxy, the persons named as proxies in the accompanying proxy have advised us that at the Annual Meeting they intend to vote the shares covered by the proxies for the election of each of the director nominees named above. If one or more of the director nominees are unable or unwilling to serve, the persons named as proxies may vote for the election of the substitute nominees that the Board may propose. The accompanying proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies may not vote for a greater number of persons than the number of director nominees named above.

Notice of 2020 Annual Meeting and Proxy Statement	6

Board of Directors Information
A biography of each director nominee, current as of April 27, 2020, setting forth his or her age, and describing his or her business experience during the past five years, including other prior relevant business experience, is presented below.

Former President of the Japan, Asia-Pacific, Australia Region, American Express International, Inc.

Director Since: 2009
Independent

Committee Service: Compensation Committee, Chair; Audit Committee; Nominating and Governance Committee

Other Public Company Boards:
— The Hershey
       Company (NYSE: HSY)
— Iron Mountain Inc.
       (NYSE: IRM)

Pamela M. Arway, 66, will assume the role of Chair of the Board on June 1, 2020. From 2005 to 2008, Ms. Arway served as the President of the Japan, Asia-Pacific, Australia region for American Express International, Inc., a global payment services and travel company. Ms. Arway joined the American Express Company in 1987, and subsequently served in various capacities, including as Chief Executive Officer ("CEO") of American Express Australia Limited from 2004 to 2005 and as Executive Vice President of Corporate Travel, North America from 2000 to 2004. Prior to her retirement in October 2008, she also served as advisor to the American Express Company’s Chairman and CEO. Since May 2010, Ms. Arway has been a member of the Board of Directors of The Hershey Company, a chocolate and confectionery company. She currently serves as a member of the Compensation and Finance and Risk Management Committees of The Hershey Company's Board. Since March 2014, Ms. Arway has been a member of the Board of Directors of Iron Mountain Incorporated, an enterprise information management services company and currently serves as Chair of its Compensation Committee and as a member of the Nominating and Governance Committee. Since May 2019, Ms. Arway has served on the Board of Directors of the Carlson Companies, a family-owned corporate travel and private capital company, and is a member of its Compensation and Finance Committees. Ms. Arway brings significant leadership experience as a global executive, with extensive management experience in the areas of marketing, international business, finance and government affairs. With her service as a director on the boards of other large public companies, Ms. Arway also brings significant experience in corporate governance and executive compensation related matters.

Former Executive Chair, DaVita Medical Group Director Since: 2007 Other Public Company Boards: None
Charles G. Berg, 62, served as Executive Chair of our integrated healthcare business, DaVita Medical Group ("DMG") from November 2016 until December 2017. In 2019, Mr. Berg joined the Board of Directors of Turn-Key Health, a private company, serving health plans, provider organizations and their members who experience a serious or advanced illness. From 2008 to 2013, Mr. Berg served as Executive Chairman of WellCare Health Plans, Inc. (“WellCare”), a provider of managed care services for government-sponsored healthcare programs. Mr. Berg served as Non-Executive Chairman of the Board of Directors of WellCare from January 2011 until his retirement in May 2013. From January 2007 to April 2009, Mr. Berg was a Senior Advisor to Welsh, Carson, Anderson & Stowe, a private equity firm. From April 1998 to July 2004, Mr. Berg held various executive positions, including Executive Vice President - Medical Delivery, President and Chief Operating Officer ("COO") with Oxford Health Plans, Inc. (“Oxford”), a health benefit plan provider. He was the CEO when Oxford was acquired by UnitedHealth Group. He then became an executive of UnitedHealth Group and was primarily responsible for integrating the Oxford business. Mr. Berg currently serves as a member of the Operating Council & Senior Advisory Board of Consonance Capital Partners, a private equity firm, and the Board of Directors of Justworks, Inc., a private human resources and payment company. Mr. Berg is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our industry and business.

7

Former Chief Executive Officer, Citibank, N.A. Director Since: 2015 Independent Committee Service: Compliance and Quality Committee, Chair Other Public Company Boards: — Citigroup Inc. (NYSE: C)
Barbara J. Desoer, 67, served as the CEO and a member of the Board of Directors of Citibank, N.A., a wholly owned subsidiary of Citigroup Inc. and a diversified global financial services company, both positions she held from April 2014 through April 2019. In April 2019, Ms. Desoer joined the Board of Directors of Citigroup Inc. Ms. Desoer previously served as the COO of Citibank, N.A. from October 2013 to April 2014. Prior to Citibank, Ms. Desoer spent 35 years at Bank of America, a diversified global financial services company, most recently as President, Bank of America Home Loans, where she led the integration of Countrywide, the largest mortgage originator and servicer in the United States. In previous Bank of America roles, Ms. Desoer served as a Global Technology & Operations executive, an international market-focused position leading teams in the United Kingdom, Asia and Latin America, and President, Consumer Products. She serves on the Board of Visitors at the University of California at Berkeley. Ms. Desoer also has served on the Board of Directors of various non-profit and privately held corporations. Ms. Desoer is an experienced business leader with extensive management and international experience, and brings a deep understanding of regulated businesses.

Executive Vice President and Chief Financial Officer, WarnerMedia Inc. Director Since: 2017 Independent Committee Service: Audit Committee, Chair; Compensation Committee Other Public Company Boards: None
Pascal Desroches, 56, is the Executive Vice President and Chief Financial Officer ("CFO") of WarnerMedia Inc. (“WarnerMedia”). WarnerMedia is one of four distinct business units operating under AT&T Inc., a leading provider of telecommunications, media and technology services globally. Mr. Desroches is responsible for all of WarnerMedia’s financial operations, facilities and technology organizations. Prior to his current role, Mr. Desroches was the Executive Vice President and CFO of Turner Broadcasting System, Inc., a subsidiary of Time Warner Inc. ("Time Warner"), a global media and entertainment company, a position he had held since 2014. Mr. Desroches was also responsible for Turner’s global technology, security and facilities organizations. Prior to joining Turner, from December 2007 to December 2014, Mr. Desroches was the Senior Vice President and Controller of Time Warner, where he was responsible for overseeing internal and external financial reporting, financial planning and analysis, procurement services, shared services program management, and worked on the management team responsible for mergers and acquisitions and other transactions. Prior to joining Time Warner, Mr. Desroches was a Partner in KPMG LLP’s Department of Professional Practice Assurance & Advisory Services in New York from 2000 to 2001. Prior to being admitted into KPMG LLP’s partnership, Mr. Desroches was a professional accounting fellow with the Office of the Chief Accountant of the SEC. Mr. Desroches is a CPA with more than 30 years of experience, and brings significant finance experience to the Board as a current CFO and former Controller of a major media company.

General Partner, Cressey & Company Director Since: 2007 Independent Committee Service: Compensation Committee; Compliance and Quality Committee Other Public Company Boards: None
Paul J. Diaz, 58, currently serves as a General Partner of Cressey & Company, a private equity firm focused exclusively on investing in and building healthcare businesses, a position he has held since September 2017. Mr. Diaz was an Operating Partner at Cressey & Company from March 2016 to September 2017. Since August 2014, Mr. Diaz has served as a Partner at Guidon Partners LP, a private investment partnership. He served as Executive Vice Chairman of Kindred Healthcare, Inc. (“Kindred”), a post-acute provider in the United States, which includes transitional care and rehabilitation hospitals, sub-acute units, and home healthcare and hospice agencies, from March 2015 to March 2016, CEO from January 2004 to March 2015, President from January 2002 to May 2012 and COO from January 2002 to December 2003. Prior to joining Kindred, Mr. Diaz was the Managing Member of Falcon Capital Partners, LLC, a private investment and consulting firm, and from 1996 to July 1998, Mr. Diaz served in various executive capacities, including as Executive Vice President and COO, with Mariner Health Group, Inc., a national provider of long-term care facilities, rehabilitation services and institutional pharmacies. Mr. Diaz serves on the Board of Directors of Performance Health, a private medical supply distribution company, the Board of Trustees of Johns Hopkins Medicine, where he also serves as Chair of Johns Hopkins Healthcare, its affiliated managed care subsidiary, and the Board of Visitors of the Georgetown University Law Center. Mr. Diaz also previously served on the Board of Directors of PharMerica Corporation, and from May 2002 until July 2018, served on the Board of Directors of Kindred. Mr. Diaz is an experienced business leader with significant experience in the healthcare industry and brings a deep understanding of the operational, financial and regulatory aspects of our industry and business.

Notice of 2020 Annual Meeting and Proxy Statement	8

Former General Partner, New Enterprise Associates Director Since: 2000 Independent Committee Service: Nominating and Governance Committee Other Public Company Boards: None
John M. Nehra, 71, was, from 1989 until his retirement in August 2014, affiliated with New Enterprise Associates (“NEA”), a venture capital firm, including, from 1993 until his retirement, as General Partner of several of its affiliated venture capital limited partnerships. Mr. Nehra also served as Managing General Partner of Catalyst Ventures, a venture capital firm, from 1989 to 2013. Mr. Nehra served on the boards of a number of NEA’s portfolio companies until his retirement in August 2014 and remains a retired Special Partner of NEA. Mr. Nehra is an experienced business leader with approximately 44 years of experience in investment banking, research and capital markets and he brings a deep understanding of our business and industry through his nearly 20 years of service as a member of the Board as well as significant experience in the healthcare industry through his involvement with NEA’s healthcare-related portfolio companies.

Chief Executive Officer, DaVita Inc. Director Since: 2019 Other Public Company Boards: None
Javier J. Rodriguez, 49, has served as our CEO since June 2019. From March 2014 until June 2019, he served as the CEO of DaVita Kidney Care. Since joining the Company in 1998, Mr. Rodriguez has served in a number of different capacities. From February 2012 to March 2014, he served as our President. From April 2006 through February 2012, he served as our Senior Vice President. Before that, from 2000 to 2006 he served as a Vice President of Operations and Payor Contracting. Mr. Rodriguez joined the Company in 1998 as a Director of Value Management. Prior to joining the Company, Mr. Rodriguez worked for Baxter Healthcare Corporation in Finance from 1995 to 1996. He also previously served as Director of Operations for CBS Marketing Inc. in Mexico City. Mr. Rodriguez provides extensive knowledge of our industry, business, regulatory environment and operations as well as significant executive leadership and management experience.

Advisory Partner, Bain & Company, Inc. Director Since: 2016 Independent Committee Service: Compliance and Quality Committee Other Public Company Boards: — Bristol-Myers Squibb Company (NYSE: BMY)
Phyllis R. Yale, 62, has been an Advisory Partner with Bain & Company, Inc. (“Bain”), a global management consulting firm, since July 2010. Ms. Yale was a Partner with Bain from 1987 to July 2010, and was a leader in building Bain’s healthcare practice. In her role at Bain, Ms. Yale works with healthcare payors, providers, and medical device companies, and frequently advises the world’s leading private equity firms on their investments in the healthcare sector. She has served as a member of the Board of Directors of several public and private companies in the healthcare sector, and currently serves as a member of the Board of Directors of Blue Cross Blue Shield of Massachusetts, a not-for-profit health plan headquartered in Boston and serves on the Board of Directors of Bristol-Myers Squibb Company, a global biopharmaceutical company headquartered in New York City. Ms. Yale previously served as Chair of the Board of Directors of Kindred Healthcare, Inc., a provider of long-term healthcare services in the United States, from January 2010 until July 2018; a Director of National Surgical Hospitals, a privately held specialty hospital operator, which was acquired by Surgery Partners in 2017; and a Director of ValueOptions, Inc., a behavioral health improvement management company specializing in mental and emotional wellbeing and recovery, which merged with Beacon Health Strategies in 2014. Ms. Yale has a deep knowledge base and experience in several segments of the healthcare industry including corporate strategies, marketing and cost and quality management, as well as mergers and acquisitions.

The Board recommends a vote FOR the election of each of the named nominees as directors.

9

Corporate Governance

The general governance framework for the Company is provided by its Bylaws, Corporate Governance Guidelines, the charters for each of the Board’s committees, the Code of Ethics and Code of Conduct. The Board adopted the Corporate Governance Guidelines to assist the Board and its committees in performing their duties and serving the best interests of the Company and our stockholders. These governance documents are available under the Corporate Governance section of our website, located at www.davita.com/about/corporate-governance.
Governance Highlights
The Board believes that strong corporate governance is key to long-term stockholder interests. The Board continues to monitor evolving governance standards and enhance our governance practices to serve the long-term interests of the DaVita stockholders. Key features of the Company’s corporate governance program include:

✓	Annual election of all directors.
✓
Proxy access. Our Bylaws permit qualifying stockholders or groups of qualifying stockholders who have continuously owned at least 3% of the Company’s Common Stock for at least three consecutive years to use management’s proxy materials to nominate a number of director candidates not to exceed the greater of two or 20% of the number of directors then in office, subject to reduction in certain circumstances.

✓
Robust stockholder engagement, including regular engagement by independent directors. We maintain a practice of routinely meeting with our stockholders in a number of forums to encourage an ongoing, meaningful dialogue on corporate governance, executive compensation and corporate responsibility matters, as well as other items of interest to our stockholders.

✓	Stockholder right to call special meetings of stockholders at 10% ownership threshold.
✓	No stockholder rights plan/poison pill.
✓	Robust code of conduct. DaVita is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct.
✓	Independent non-executive chair. Effective June 1, 2020 the Chair of the Board will be a non-executive, independent female director.
✓	Independent Board Committees. Each of the Audit, Compensation and Nominating and Governance Committees is made up solely of independent directors.
✓	Independent advisors. Each Board Committee has the authority to retain independent advisors.
✓	Majority vote standard in uncontested elections.
✓	Majority independent Board. Six of eight director nominees are independent.
✓	Robust stock ownership guidelines for senior executives and directors that link the interests of management and the Board with those of stockholders.
✓	Commitment to corporate social responsibility practices.
✓	Significant risk oversight practices.

Notice of 2020 Annual Meeting and Proxy Statement	10

Corporate Governance

Selection of Directors
Our Board views diversity in a broad sense, taking into consideration not only racial, ethnic and gender diversity, but also the mix of qualifications of our directors including tenure, experience levels and types of experience, including both industry and subject matter expertise, and re-evaluates these qualifications from time to time to ensure continued diversity. While the Company does not have a formal policy on Board diversity, we believe that a Board that collectively reflects a diversity of background and experience enhances the Board's effectiveness. Effective June 1, 2020, Pamela Arway will assume the role of the Company’s Chair of the Board, putting DaVita among the 5% of S&P 500 companies with a female, non-employee director serving in such a role.1
In making its recommendations to the Board, the Nominating and Governance Committee considers a number of factors and assesses the overall mix of qualifications, individual characteristics, experience level, and diverse perspectives and skills that are most beneficial to our Company. The Nominating and Governance Committee also seeks to ensure an appropriate mix of tenures of the directors, taking into account the benefits of directors with longer tenures, including greater board stability and continuity of organizational knowledge, and the benefits of directors with shorter tenures, including fresh perspectives and viewpoints. With this in mind, the Nominating and Governance Committee takes steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to re-examine the status quo. In connection with the nomination or re-nomination of directors, it is the Nominating and Governance Committee's responsibility to determine in each case whether nomination or re-nomination is appropriate. The Nominating and Governance Committee assesses each director’s performance and contributions to the Board, as well as his or her skills, experience and qualifications, including the continued value to the Company of a director’s experience and background in light of current and anticipated future needs. If the incumbent director has not performed or contributed in a meaningful way, the Nominating and Governance Committee would take into consideration whether nomination or re-nomination is appropriate in light of any other relevant facts and circumstances. An integral part of this process are the individual director, Board and committee self-evaluation processes, which are performed on a regular basis, as required by NYSE rules, and as further described under the section titled "Regular Board and Committee Evaluations."
The Nominating and Governance Committee will consider nominees for director recommended by stockholders upon submission in writing to our Corporate Secretary of the names and qualifications of such nominees at the following address: Corporate Secretary, DaVita Inc., 2000 16th Street, Denver, Colorado 80202. The Nominating and Governance Committee will evaluate candidates based on the same criteria regardless of whether the candidate was recommended by the Company or a stockholder.
In connection with the previously announced Board changes, in March 2020, the Board approved a reduction in the size of the Board from 11 to ten, effective as of June 1, 2020, and from ten to eight, effective as of the date of the Annual Meeting. In consideration of these changes, the Nominating and Governance Committee has recommended the eight candidates named in this Proxy Statement standing for election at the Annual Meeting.
1 2019 Spencer Stuart Board Index
We believe that our Board reflects an effective mix of tenure, skills, experience and diversity. As of June 11, 2020, our Board will have the mix of tenure and diversity as set forth below:

Average
Tenure
8.7
years
50%
>10 years
50%
0-5 years

11

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction. The following chart summarizes some of the competencies represented by the director nominees. The details of each director nominee's competencies are included in each director's profile under the section titled "— Board of Directors Information."

Notice of 2020 Annual Meeting and Proxy Statement	12

Corporate Governance

Regular Board and Committee Evaluations
The Board is committed to continuous improvement and annual self-evaluations are an important tool. We have recently enhanced our evaluation process to include both written questionnaires and live interviews with directors on a rotating cycle, an overview of which is set forth below. Rigorous self-evaluations of the performance of the Board as a whole and each of its committees are conducted by the Board on an annual basis, and individual directors on a biennial basis, to evaluate performance and effectiveness.

Overview

•  Rotating cycle with anonymous written evaluations each year and live interviews with each director every other year, which includes individual director evaluations

•  Process is overseen by the Nominating and Governance Committee

Evaluation and Assessment	• Directors provide feedback regarding performance and effectiveness
Review
• The Board reviews the results, including in executive session

• The Lead Independent Director (for pre-2020 evaluations), or Chair of the Board, as applicable, speaks with each member of the Board for one-on-one discussion, as appropriate

Incorporation of Feedback

•  Follow-up items are addressed at subsequent Board or committee meetings, as appropriate, and committee actions are reported back to the full Board

•  The Nominating and Governance Committee considers the effectiveness of the self-evaluation process

Director Independence
Under the listing standards of the NYSE, a majority of the members of the Board must satisfy the NYSE criteria for “independence.” No director qualifies as independent under the NYSE listing standards unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board evaluates the independence of our directors annually and will review the independence of individual directors on an interim basis as needed to consider changes in employment, relationships and other factors. The Board evaluated the nature of any executive officer’s or director’s personal investment interest in director affiliated entities (active or passive), the level of involvement by the director or executive officer as a partner in any such director affiliated entities, any special arrangements or relationships between the parties which would lead to a personal benefit, any personal benefits derived as a result of business relationships with the Company, any other personal benefit derived by any director or executive officer as a result of the disclosed relationships or any other relevant factors. The Board has determined that all of the director nominees, as well as each individual who served as a director at any time during 2019, other than Messrs. Berg, Rodriguez and Thiry, are independent under the NYSE listing standards at this time.
The Board considered Mr. Desroches’ independence in view of the services his brother provides to the Company as a Medical Director. After consideration of relevant factors, the Board determined that the Company’s engagement of Mr. Desroches’ brother as a Medical Director did not present a conflict of interest and did not compromise Mr. Desroches’ independence.

13

Under the NYSE listing standards, a director is deemed not independent if the director is or has been employed by the Company within the last three years. Mr. Berg was employed by the Company from November 1, 2016 through December 15, 2017. Although Mr. Berg is no longer an employee of the Company, he may not be deemed independent under the NYSE listing standards.
Messrs. Rodriguez and Thiry are not deemed independent because they are employed by the Company.
Our Corporate Governance Guidelines require the Board to evaluate the appropriateness of the director’s continued service on the Board in the event that the director retires from his or her principal job, changes his or her principal job responsibility or experiences a significant event that could negatively affect his or her service to the Board. In such event, the Corporate Governance Guidelines provide that the affected director shall promptly submit his or her resignation to the Board Chair or the Lead Independent Director, as applicable. The members of the Board, excluding the affected director, will determine whether the affected director’s continued service on the Board is in the best interests of our stockholders and will decide whether or not to accept the resignation of the director. In addition, the Corporate Governance Guidelines provide that prior to accepting an invitation to serve on the board of directors of another public company, a director must advise the Board Chair or the Lead Independent Director, as applicable, so that the remaining members of the Board may evaluate any potential conflicts of interest.

Leadership Structure and Meetings of Independent Directors
Pursuant to the terms of his Executive Chairman Agreement, Mr. Thiry will serve as our Executive Chairman of the Board until June 1, 2020. The Board believes that Mr. Thiry’s breadth of experience and depth of knowledge gained during his tenure as our CEO are highly beneficial to the Executive Chairman role and are counterbalanced appropriately by the significant role of our Lead Independent Director. In addition, independent directors meet regularly in executive sessions without management, as executive sessions are held in conjunction with each regularly scheduled meeting of the Board.
Our Lead Independent Director, Mr. Grauer, who was elected by and from the independent Board members, takes a substantial role in Board leadership and meetings of the independent directors. Mr. Grauer also chairs our Nominating and Governance Committee.
As Lead Independent Director, Mr. Grauer among other things serves as the liaison between the Executive Chairman and the independent directors, together with the Executive Chairman, approves meeting agendas for the Board, approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, and presides at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of independent directors. Additionally, Mr. Grauer facilitates discussions outside of scheduled Board meetings among the independent directors on key issues as appropriate. Mr. Grauer, in his capacity as Lead Independent Director, also has the authority to call meetings of the Board and the independent directors and, if requested by major stockholders, makes himself available for consultation and direct communication with them.
As previously announced, Mr. Grauer has decided to step down from the role of Lead Independent Director effective June 1, 2020 and does not intend to stand for re-election at the Annual Meeting. In connection with the foregoing, the Board appointed Pamela M. Arway, an independent director and member of the Board since May 2009, to serve as the Chair of the Board, effective as of June 1, 2020.
The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation. The independent directors have historically evaluated and reconsidered the Board’s leadership structure, typically on an annual basis, and expect to continue to do so.

Notice of 2020 Annual Meeting and Proxy Statement	14

Corporate Governance

Corporate Citizenship, Social Responsibility and Sustainability
Corporate Citizenship and Social Responsibility
Being a leader in American healthcare means being a responsible corporate citizen. The Trilogy of Care—caring for our patients, each other, and the world—is DaVita’s vision for social responsibility and is our philosophy for balancing our business responsibilities with our social, economic and environmental ones. For more than a decade, we have had a vision for creating a true community—one in which we care for each other with the same intensity with which we care for our patients. This has inspired our teammates to realize their full potential and to continue to deliver quality care to our patients. Our leadership recognizes the importance of these responsibilities, and the Nominating and Governance Committee, in coordination with our Board, oversees DaVita's environmental, social and governance ("ESG") initiatives, which include both the corporate philanthropy and volunteer efforts described below in this section, the environmental efforts described below under the heading "—Sustainability", as well as our diversity and belonging initiatives, among other things. During 2020, among other things, we are undertaking a materiality assessment and engaging with internal and external stakeholders on ESG topics to help further inform our future direction and priorities.

•
Through the DaVita Way of Giving program, $2.1 million of company donations were directed to locally-based charities across the United States. In addition, DaVita donated more than $1.40 million to local nonprofits in our home state of Colorado in 2019, spreading ripples across local communities.

•
DaVita was named a distinguished member of the 2019 Bloomberg Gender-Equality Index, a metric that provides companies across the globe an opportunity to disclose and showcase their efforts in gender equality. DaVita is among only ten healthcare companies and one of two companies headquartered in Colorado to receive this honor.

•
DaVita was listed on the 2019 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to lesbian, gay, bisexual, transgender and queer (LGBTQ) workplace equality administered by the Human Rights Campaign.

•	In honor of Earth Day 2019, approximately 2,800 DaVita teammates, their families and friends volunteered over 9,300 hours through 231 environmental service projects across 7 countries.

•
In 2019, more than 540 riders participated in Tour DaVita, DaVita’s annual charity bike ride, which raised over $1.2 million to support Bridge of Life, a non-profit organization founded by DaVita to serve thousands of men, women and children around the world through kidney care, primary care, education and prevention and medically supported camps for kids.

•
Through Village Service Days, groups of three or more teammates plan and execute a service project with a local nonprofit. DaVita teammates, friends and family have contributed more than 160,000 volunteer hours through this program since 2014.

Sustainability
2019 marked the 12th anniversary of Village Green, DaVita's sustainability program created with the goal of reducing the environmental impact of the Company's operations in field facilities and in business offices. Village Green also educates teammates and patients on the potential positive environmental impact of our sustainability program and what they can do to help.

•
DaVita was recognized by the Dow Jones Sustainability Indices ("DJSI") for its corporate responsibility program and is one of only eight U.S.- based companies in the Health Care Equipment and Services category on this year's DJSI World Index after being analyzed for its performance in regards to environmental, social and governance practices.

•	DaVita has diverted approximately 621,500 pounds of electronic waste from landfills since 2015.

•	93% of DaVita's centers have adopted reusable sharp containers, diverting more than 1.5 million pounds of plastic from landfills in 2019.

•	DaVita’s second headquarter building received LEED Platinum certification in June 2019, achieving a LEED Platinum campus in

15

Downtown Denver. This certification exceeded DaVita's previously-announced goal to achieve a certification of at least LEED Silver for its headquarters.

•
For the sixth year in a row, DaVita’s World Headquarters participated in Denver’s Bike to Work Day. Approximately 230 teammates pedaled their way to work, and DaVita placed No. 1 in Denver for highest participation among the large business category.

•	DaVita installed energy saving building management systems in 62 additional locations in 2019, for a total of 1,955 DaVita locations.

•
By 2022, DaVita’s agreements to purchase energy from wind and solar farm developments in Texas are expected to create as much clean energy annually as the amount of electricity we use to operate our U.S. centers.

•	In 2019, DaVita retrofitted 210 locations with high-efficiency LED lighting, which can save up to 15% of a center's electricity use.

•
DaVita has measured, and is verifying, carbon emission equivalency totals for all dates occurring on and after January 1, 2018. These emission totals include Scope 1, 2 and 3 emissions. The data will be used to identify and prioritize carbon reduction opportunities and targets, and inform DaVita’s 2025 Environmental goals.

Our 2020 Environmental Goals, announced in 2016, include:

•	Reducing energy use and carbon emissions by 10% per treatment.

•	Adding solid waste recycling to at least 45% of kidney care locations.

•	Conducting an annual sustainability review with all national vendors and increasing the availability of environmentally preferable products and equipment and reducing packaging.

•	Ensuring our new central business offices are certified as at least LEED Silver.

•	Reducing paper use by 15% per treatment.

•	Reducing water use by 30% per treatment.
Our 2019 Community Care social responsibility report, which includes updates on our progress towards these goals, is available at www.davita.com/communitycare.

Notice of 2020 Annual Meeting and Proxy Statement	16

Corporate Governance

Ongoing Stockholder Outreach
Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. Our Board and management take a long-term view toward stockholder engagement. As a result, we have maintained a practice of routinely meeting with our stockholders in a number of forums to encourage an ongoing, meaningful dialogue on corporate governance, executive compensation and corporate responsibility matters, as well as other items of interest to our stockholders.
Following our 2019 Annual Meeting of Stockholders, certain members of our management team and Board, including our Lead Independent Director and the Chair of our Compensation Committee, undertook an engagement effort to solicit feedback from stockholders both at our 2019 Capital Markets Day and through individual meetings, to discuss various key corporate governance related matters, including corporate social responsibility and sustainability initiatives, our executive compensation program, our long-term business strategy and other industry-specific issues. Then, in connection with Mr. Rodriguez's transition to the CEO role in 2019, and leading up to the decision to grant a premium-priced stock-settled stock appreciation rights ("SSAR") award (the "Premium-Priced SSAR Award") to him, the Company and the Board received and proactively sought feedback from the Company’s largest stockholders on the structure of the executive compensation program as part of its ongoing stockholder engagement program. We were pleased to see that stockholders overwhelmingly supported our proposal for CEO compensation, with approximately 88% of the shares present in person or by proxy and entitled to vote on the proposal voted in favor of amending our 2011 Incentive Award Plan (the “2011 Plan”) to permit the grant of the Premium-Priced SSAR Award. The Compensation Committee's response to stockholder feedback is described in further detail in the subsection titled "— Consideration of Say-on-Pay Results and Pay for Performance."

Key Items Discussed with Stockholders in 2019 and 2020
Corporate Governance	Executive Compensation	Corporate Responsibility
Board Leadership and Succession Planning	Pay-for-Performance	Social Responsibility Report
Board Tenure and Refreshment	CEO Compensation	Workforce Development and Diversity
Board Diversity	Long-Term Incentive Compensation	Sustainability
Our 2019-2020 Year Round Stockholder Engagement Program

17

Outreach statistics
Stockholder Responsiveness

What We Heard		What We Did
Executive Compensation Program
•	There should be more intense focus on stockholder value creation as reflected in a sustained increase in stock price over the longer-term	•
Awarded the Premium-Priced SSAR Award, a multi-year premium-priced SSAR grant to our CEO intended to replace five years of future equity grants, and re-introduced SSARs as a component of executive compensation (2020)

•	The Company should consider adding a cash flow metric to the short-term incentive program	•	Added free cash flow metric to the annual incentive program (2020)
•	PSUs earned under the relative TSR metric should be benchmarked against a more specific peer group than the S&P 500 Index	•	Relative TSR representing a performance metric for PSUs is measured compared to the S&P Healthcare Services Select Industry Index (2020)
•	Executive officers should not have excise tax gross-up in case of a change of control	•	No change of control excise tax gross-ups in any employment agreements or compensation plans
•	The Company should use a “target-based” annual incentive structure rather than a “maximum-based” annual incentive structure to be more in-line with peer companies	•	Switched to “target-based” annual incentive structure (2018)
•	The Company should have a long-term metric tied to return on capital	•	Introduced long-term EPS as PSU target for then-CEO (2016) and more broadly for executive officers (2017)
Board Leadership
•	Some investors expressed a preference for a separation of Chairman and CEO roles	•	Pamela Arway, an independent director, has been appointed Chair of the Board (2020)
Board Refreshment and Composition
•	Average board tenure is above average with several long-serving directors and should be refreshed	•
Three long-serving directors are retiring from the Board in 2020 and three new directors were appointed from 2015 to 2017, lowering our average tenure to 8.7 years. The Board is engaged in an ongoing process to select one or more new directors (2020)

ESG
•	Investors are generally pleased with the Company's sustainability and social responsibility programs and want to see the Company continue to focus on these initiatives	•	The Company continues to advance sustainability and social responsibility initiatives and disclosures

Notice of 2020 Annual Meeting and Proxy Statement	18

Corporate Governance

Communications with the Board
Any interested party who desires to contact the Lead Independent Director, or Board Chair, as applicable, may do so by sending an email to independentchair@davita.com. In addition, any interested party who desires to contact the Board or any member(s) of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, DaVita Inc., 2000 16th Street, Denver, Colorado

80202. Copies of any such written communications received by the Corporate Secretary will be provided to the full Board or the appropriate member(s) depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s).

Annual Meeting of Stockholders Attendance
We do not have a policy requiring that directors attend the Annual Meeting of Stockholders. Last year, our CEO and Director, Mr. Rodriguez, and our Executive

Chairman, Mr. Thiry, were each in attendance at the 2019 Annual Meeting.

Information Regarding the Board and its Committees
The Board has established the following committees: the Audit Committee, the Nominating and Governance Committee, the Compensation Committee, and the Compliance and Quality Committee. As required by the NYSE listing standards and SEC rules, all members of the Audit Committee, the Compensation Committee and the Nominating and Governance

Committee are independent. The Board met 13 times during 2019. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the period in which he or she served during 2019.

Committees of the Board
The following chart sets out our current Board committees and membership, and describes the principal functions of each committee of our Board. In 2019, the Board dissolved the Clinical Performance Committee and the Public Policy Committee and reassigned their respective duties and responsibilities to either the full Board or another existing committee. Prior to their dissolution, the Clinical Performance Committee and the Public Policy Committee each met one time during 2019. The charter for each of our current committees is available under the Corporate Governance section of our website, located at www.davita.com/about/corporate-governance.

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Name of Committee and Members	Principal Functions of the Committee	Meetings in 2019
Audit Pascal Desroches Chair Pamela M. Arway William L. Roper
•      Monitors and oversees the quality and integrity of our consolidated financial statements and related footnotes and other related disclosures.
•      Oversees the independence, qualifications and performance of our independent registered public accounting firm, including a review of the scope and results of their audit, as well as the performance of our internal audit function.
•      Appoints and engages our independent registered public accounting firm, and pre-approves the firm’s annual audit services, including related fees, audit-related services, and all other services in accordance with our pre-approval policy and rules and regulations promulgated by the SEC.
•      Together with the Compliance and Quality Committee, assists the Board with overseeing compliance with legal and regulatory requirements.
•      Oversees the effectiveness of our disclosure controls and procedures and compliance with ethical standards.
•      Oversees our policies and programs with respect to enterprise risk assessment and enterprise risk management, including the risks related to privacy and data security.
•      Provides an avenue of communication among the independent registered public accounting firm, management, internal audit department and the Board.
•      Prepares the committee report required to be included in our annual report or proxy statement.
•      Considers related party transactions for approval or ratification, or recommends that such approval or ratification come from the disinterested members of the Board.

All members of the Audit Committee are “independent” under the listing standards of the NYSE and “financially literate” under the listing standards of the NYSE. Mr. Desroches and Ms. Arway each qualify as an “audit committee financial expert” within the meaning of the rules of the SEC.
9
Nominating and Governance Peter T. Grauer Chair Pamela M. Arway John M. Nehra
•      Oversees the composition, structure, operation and evaluation of the Board and its committees.
•      Oversees the process for evaluating the independence, contribution and effectiveness of incumbent Board members.
•      Oversees procedures for stockholder communications with the Board.
•      Reviews and makes recommendations to the Board about our governance principles and policies, and monitors compliance with adopted principles and policies.
•      In coordination with the Board, identifies, evaluates and recommends candidates for nomination, appointment or election to the Board and candidates to fill Board vacancies.
•      Makes recommendations to the Board regarding the membership and chairs of the committees of the Board.
•      Oversees our activities, policies and programs related to corporate, environmental and social responsibility.
•      Oversees continuing education of the Board and orientation of new Board members to the Company and its business.

All members of the Nominating and Governance Committee are “independent” under the listing standards of the NYSE.
3

Notice of 2020 Annual Meeting and Proxy Statement	20

Corporate Governance

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2019
Compensation Pamela M. Arway Chair Pascal Desroches Paul J. Diaz Peter T. Grauer
•      Establishes an executive compensation philosophy that is aligned with our long-term interests and those of our stockholders.
•      Reviews the results of advisory stockholder votes and other stockholder feedback on our executive compensation program and considers whether to make adjustments to our executive compensation policies and practices as a result.
•      Evaluates and approves compensation plans, programs and policies related to our executive officers.
•      Reviews and approves all elements of the total compensation of our executive officers.
•      Annually reviews and approves the goals and objectives and summary performance of our executive officers, other than the CEO, and makes compensation decisions that are aligned with the performance of each executive officer.
•      Annually reviews and approves the annual and long-term corporate goals and objectives applicable to compensation for our CEO, evaluates our CEO’s performance in light of those goals and objectives, and determines and approves, subject to approval by the independent members of the Board, all elements of our CEO’s total compensation, including the CEO’s compensation level, based on this evaluation.
•      Oversees the administration by the Board of our equity or other incentive award plans, including the stock ownership requirements applicable to our CEO, senior executives and directors.
•      Oversees the administration by the Board of our non-employee director compensation program to ensure that the Board is compensated in a competitive and fair manner, and that such compensation is aligned with the long-term interests of our stockholders.
•      Reviews and discusses with management our annual Compensation Discussion and Analysis disclosures to determine whether to recommend to the Board that it be included in our annual report on Form 10-K and the proxy statement.
•      Has sole authority and discretion to retain or replace its independent compensation consultant, legal counsel and other advisors, and is directly responsible for hiring, overseeing and compensating such advisors.
•      Oversees our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.
•      Oversees the Company's assessment of risk related to the Company's compensation plans, programs and policies.
•      May form and delegate any responsibilities, including those described above, to a subcommittee of one or more members.
All members of the Compensation Committee are (a) "independent" under the listing standards of the NYSE and (b) a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).
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Compliance and Quality Committee[1] Barbara J. Desoer Chair Paul J. Diaz Dr. William L. Roper Phyllis R. Yale
•      Reviews and oversees compliance with Federal healthcare regulatory program requirements.
•      Oversees and monitors the effectiveness of our healthcare regulatory compliance program, reviews healthcare regulatory compliance risk, and reviews the steps management is taking to monitor, control and report these risk exposures.
•      Together with the Audit Committee, assists the Board with oversight of enterprise risk management and healthcare, legal, regulatory, and anti-corruption compliance.
•      Has primary responsibility for oversight of healthcare regulatory compliance requirements and ensuring proper communication of healthcare regulatory compliance issues to the Board.
•      Meets regularly in executive sessions with our Chief Compliance Officer ("CCO") to discuss, among other things, our compliance program and to receive an update on compliance activities initiated or completed during the quarter.
•      Assists the Board with the general oversight of the Company’s patient safety and clinical quality of care programs and monitors the Company’s performance in this regard.
•      Reviews clinical quality, safety and clinical services metrics and priorities.
•      Reviews processes relating to scientific, clinical and regulatory quality performance benchmarks.
•      Meets regularly in executive session with the Chief Medical Officer to discuss, among other things, the clinical quality of care program and to receive an update on quality activities initiated or completed during the quarter.
5
1In March 2020, the Compliance Committee and the Board approved an amendment to the Compliance Committee's charter and scope to add clinical quality-related responsibilities.

In March 2020, the Nominating and Governance Committee recommended, and the Board approved, the following Board committee assignments, all to be effective following the Annual Meeting.

Audit Committee	Nominating and Governance Committee	Compensation Committee	Compliance and Quality Committee
Pascal Desroches (c)	Phyllis Yale (c)«	Barbara Desoer (c)«	Paul Diaz (c)«
Barbara Desoer«	Pamela Arway	Pamela Arway	Charles Berg«
John Nehra«	John Nehra	Pascal Desroches	Phyllis Yale
Paul Diaz
(c) Committee Chair     « New Role

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Risk Oversight
Our Board oversees an enterprise-wide approach to risk management with a fundamental belief that the key components of risk management are (i) identifying potential risks that we face, (ii) evaluating the likelihood and potential impact of the risks, (iii) adopting strategies and assessing the controls designed to mitigate the risks to be within an acceptable level, and (iv) monitoring these risks on a regular basis.
While the Board and its committees oversee our risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees.
Our Enterprise Risk Management ("ERM") Committee is comprised of members of senior management who meet on a regular basis to perform these risk management functions. The ERM process extends to a Company-wide effort designed to identify, assess, manage, report and monitor enterprise risks and risk areas. As part of the ERM process, key leaders across the enterprise are interviewed to identify potential risks and assist with the monitoring of those identified risks.
Under its charter, the Audit Committee has responsibility to monitor and oversee our ERM processes, and both the Audit Committee and the Board receive and discuss ERM reports on these activities on a regular basis and no less than annually.

The Compliance and Quality Committee is also tasked with assisting the Audit Committee and the Board in oversight of our ERM processes, primarily as it relates to identification and management of legal and compliance enterprise risks. The Audit Committee and Compliance and Quality Committee meet regularly with our Chief Legal Officer ("CLO") and CCO in connection with these responsibilities.
Management has also designed and implemented a corporate compliance program, administered by our CCO, as part of our commitment to comply fully with applicable criminal, civil and administrative laws and regulations and to maintain the high standards of conduct we expect from all of our teammates. We continuously review this program and enhance it as may be appropriate. Oversight of our corporate compliance program is performed by the Compliance and Quality Committee of the Board.
Our Board considers specific risk topics throughout the year informed by our ERM processes and corporate compliance program. Our Board has also been actively engaged with management in preparing for, responding to, and monitoring the impacts of the evolving novel coronavirus (COVID-19) pandemic. Management is in regular communication with the Board about the assessment and management of the significant risks to the Company and strategy decisions related to the impact of COVID-19 on our business.

Notice of 2020 Annual Meeting and Proxy Statement	22

Corporate Governance

In addition, various committees of the Board are structured to oversee specific risks, as follows:

BOARD OF DIRECTORS

AUDIT
COMMITTEE
Oversees the financial reporting process, the system of internal control over financial reporting, the audit process and, in coordination with the Compliance and Quality Committee, the Company’s process for monitoring compliance with laws and regulations.
At each regularly scheduled meeting, the Audit Committee receives reports from our (i) external auditor on the status of audit activities and findings; and (ii) the executive responsible for internal audit (who reports directly to the Audit Committee) on the status of the internal audit plan, audit results and any corrective action taken in response to audit findings, in addition to (iii) reports from the CLO on matters related to compliance with laws and regulations. The ERM Committee provides regular reports to the Audit Committee.
Oversees the Company’s Code of Ethics, and risks related to privacy and data security.

COMPLIANCE AND QUALITY COMMITTEE
Oversees non-financial compliance risk, including that associated with healthcare and anti-corruption related requirements. Included is oversight of the Company’s compliance program(s) inclusive of its policies and procedures, training/education, auditing and monitoring, responses to detected deficiencies, enforcement of disciplinary standards and overall culture of compliance.
Oversees the Company’s Code of Conduct.
Oversees development and implementation of practices, policies and procedures designed to optimize quality and safety of care.

COMPENSATION COMMITTEE
Evaluates whether the right management talent is in place. Also oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

NOMINATING AND GOVERNANCE COMMITTEE
Oversees the assessment of the Board’s composition and structure, and each member of the Board’s independence, as well as the effectiveness of our Corporate Governance Guidelines.
Considers the impact on the Company, teammates and communities of the Company’s activities, policies and programs related to corporate environmental and social responsibility.

The Board regularly receives reports from each of the committees set forth above, which reports may provide additional detail on risk management issues and management’s response. The Board discusses the risk exposures, if any, involved in the reports or recommendations of the committees, as necessary.

Succession Planning
Management
We believe that effective executive leadership is critical for the Company’s long-term success. Our Board’s principal responsibilities include oversight of the development of a management succession plan and overseeing the development of the appropriate executive talent to achieve our strategic objectives and enhance stockholder value. Our Board believes that management succession planning should be done in consultation with the CEO and that the full Board should have oversight of the succession planning process.
As part of this process, our CEO provides the Board with recommendations for potential successors for the position of CEO and other senior management positions and reviews development plans for potential succession candidates with the Board. The Board also works with the CEO to ensure that directors have the opportunity to engage directly with potential succession candidates for the CEO role and other senior management positions. The Board regularly reviews short- and long-term as well as emergency succession plans for the CEO and other senior management positions.
DaVita maintains a robust development process for its senior leaders, managing and developing talent by providing employees with training, mentoring and career development and, when possible, promoting from within with a focus on supporting diversity. As such, following a robust search process, aided by the use of a search firm, and consideration of both internal and external candidates, the Board appointed Javier J. Rodriguez, formerly the CEO of DaVita Kidney Care and with the Company in various roles for over 20 years, as CEO of the Company effective June 1, 2019.

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Board
The Board also regularly considers its own composition and succession plans. Discussion of these topics is an important part of the annual Board evaluation process. In director succession planning, the Nominating and Governance Committee and the Board take into account, among other things, the current and expected needs of the Board and the Company in light of the overall composition of the Board towards achieving a balance of the skills, experience, attributes and tenure that are viewed to be essential to the Board’s oversight role.
As of a result of the changes discussed in the subsection titled “— Selection of Directors,” the Board is engaged in an ongoing process to select one or more new directors.
Our Corporate Governance Guidelines also include a mandatory retirement policy whereby a director who has reached the age of 75 shall not be re-nominated to our Board at the next annual meeting of stockholders; however, the Nominating and Governance Committee may recommend, and the Board may approve, the nomination for reelection of a director at or after the age of 75, if, in light of all the circumstances, the Board determines it to be in the best interests of the Company and its stockholders.

Non-Employee Director Share Ownership Policy
We have a share ownership policy that applies to all non-employee members of the Board. The purpose of the policy is to align the financial interests of our non-employee Board members with those of our stockholders.
Both shares owned directly and the 'in-the-money' value of shares underlying vested but unexercised equity awards are included in the determination of whether the guidelines established by the share ownership policy have been met. In 2019, our Board members received equity awards in the form of shares of the Company's stock. The total net realizable share value retained (the "Ownership Threshold") must have a market value (as defined in the policy) of not less than the lower of:

•	25% of the total pretax equity award value realized by the Board member from the time the Board member becomes subject to the policy to date in excess of $100,000; or

•	five times the annual Board cash retainer of $80,000, or $400,000.
Effective April 19, 2019, we amended our Board share ownership policy to, among other things, increase the cash retainer multiple component of the Ownership Threshold from three times to five times as indicated above. Directors that have not achieved their applicable Ownership Threshold are required to retain future acquired shares until the applicable threshold is met, subject to certain limited exceptions. As of December 31, 2019, all of our non-employee members of the Board were in compliance with our share ownership policy. See the section titled “Compensation Discussion and Analysis — Compensation Policies and Practices — Management Share Ownership Policy” for information regarding the share ownership policy applicable to management.

Code of Ethics and Code of Conduct
We have a Code of Ethics that applies to our CEO, CFO, Controller or Chief Accounting Officer ("CAO"), CLO, and all professionals involved in the accounting and financial reporting functions. We also have a Code of Conduct that applies to all of our employees, officers, the Board and third parties conducting business on behalf of the Company. The Code of Ethics and the Code of Conduct are each available under the Corporate Governance section of our website, located at www.davita.com/about/corporate-governance. If the Company amends or waives the Code of Ethics or the Code of Conduct with respect to our CEO, CFO, Controller and CAO, CLO, or persons performing similar functions, we will disclose the amendment or waiver at the same location on our website.

Notice of 2020 Annual Meeting and Proxy Statement	24

Corporate Governance

Insider Trading Policy
We have adopted an Insider Trading Policy applicable to our directors, executive officers and other employees that prohibits the violation of the U.S. securities laws by transacting in our Common Stock, other Company securities or the securities of other companies while in the possession of material non-public information.
Under our Insider Trading Policy, except in accordance with approved Exchange Act Rule 10b5-1 trading plans, pre-clearance by our CLO is required for equity and certain benefit plan transactions entered into by our executive officers and Board members, such as an option or stock appreciation right exercise, or electing to invest in or divest shares of our Common Stock, as well as certain other transactions involving our Common Stock.
In addition, quarterly trading blackouts are imposed under the Insider Trading Policy upon our directors,

executive officers and certain other employees who are deemed to have access to the Company’s financial results prior to their becoming final and being publicly disclosed. The Insider Trading Policy also permits the Company to institute additional trading blackout periods or other pre-clearance requirements as deemed appropriate.
Hedging and Pledging
The Insider Trading Policy also restricts certain other lawful conduct that may not be aligned with our stockholders’ best interest. For example, the Insider Trading Policy strictly prohibits hedging transactions for all those subject to the policy, which includes all directors, executive officers and DaVita teammates. Moreover, our directors, executive officers and all other employees at the Vice President level and above are prohibited from pledging Company securities as collateral for a loan.

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Proposal 2 Ratification of the Appointment of our Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of KPMG LLP are expected to virtually attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. If KPMG LLP should decline to act or otherwise become incapable of acting, or if KPMG LLP’s engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for fiscal year 2020. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with corporate governance best practices. If the appointment is not ratified, the Audit Committee will explore the reasons for the unfavorable vote and will reconsider the appointment.
The Audit Committee and the Board recommend a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.
The following table sets forth the aggregate professional fees billed to us for the years ended

December 31, 2019 and 2018 by KPMG LLP, our independent registered public accounting firm:

	2019	2018
Audit fees[1]	$5,593,126	$5,331,851
Audit-related fees[2]	$833,010	$1,837,357
Tax fees[3]	$2,339,657	$1,313,665
All other fees	—	—
Total	$8,765,793	$8,482,873

1
Includes aggregate fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting included in our Form 10-K and the three quarterly reviews of our consolidated financial statements included in our Form 10-Q and other SEC filings. In addition, audit fees include statutory audits in several countries outside of the U.S. where we conduct operations through our international subsidiaries.

2
Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees.” The audit-related fees in 2019 and 2018 include fees for audits of our employee benefit plans, an audit of a majority-owned entity, audits of DMG’s risk bearing organizations and fees for due diligence services relating to potential acquisitions.

3	Includes fees for professional services rendered for tax compliance totaling $2,082,163 and $1,000,292 for 2019 and 2018, respectively, with the remainder primarily for tax technical advice.

Pre-approval Policies and Procedures
The Audit Committee is required to pre-approve the audit, audit-related, tax and all other services provided by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the auditor’s independence. The Audit Committee’s pre-approval policy provides that the Audit Committee must pre-approve all audit, audit-related, tax and all other services provided by the independent registered public accounting firm, KPMG LLP. The Audit Committee pre-approved all such services in 2019 and concluded that such services performed by KPMG LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Notice of 2020 Annual Meeting and Proxy Statement	26

Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation
As required by Section 14A of the Exchange Act, we are providing stockholders with a proposal to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote to approve NEO compensation described in this proposal is commonly referred to as a “say-on-pay" vote.
Since the initial say-on-pay vote of stockholders at our 2011 annual meeting of stockholders, we have held a say-on-pay vote annually. Accordingly, after this say-on-pay vote at our 2020 Annual Meeting, the next say-on-pay vote will be held at our 2021 Annual Meeting.
We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. Our executive compensation program is designed to align the interests of our executives with the long-term interests of our stockholders. Our incentive criteria focus on performance-based compensation that aligns with strategic, operational and financial objectives that we believe support the creation of stockholder value. To that end, 91% of our CEO’s 2019 target total direct compensation, and 83% of our other NEOs’ target total direct compensation, was linked to short- and long-term incentives and therefore meaningfully “at-risk.”  See subsection “— Executive Summary-NEO Pay Elements” for details. Our ability to effectively recruit, engage, motivate and retain highly-qualified executives is essential to our long-term success.
We believe that our NEOs were instrumental in achieving our 2019 results, including the following achievements and financial and operating performance indicators in 2019, as compared to 2018:

•
improved key clinical outcomes in our U.S. dialysis business, including our recognition as an industry leader for the seventh consecutive year in CMS’ Quality Incentive Program and for the last six years under the CMS Five-Star Quality Rating system;

•
23.5% é growth in our integrated care patient population (patients enrolled in special needs plans, ESCOs and value-based contracts), while continuing to develop integrated care capabilities and advocate for availability of integrated care on a broader scale, either through new legislation or the mandatory and voluntary payment model demonstrations being developed by CMS;

•	4x home modalities growth in 2019 versus in-center growth, and innovation in the use of home remote monitoring;

•	closed on the previously announced sale of DMG, on June 19, 2019, at a price of $4.34 billion, subject to customary purchase price adjustments;

•	2.2% é U.S. dialysis revenue growth;

•	13.6% é international revenue growth;

•	2.5% é U.S. dialysis treatment growth;

•	89 é net increase of U.S. dialysis centers and a net increase of 18 international dialysis centers;

•	$2.0 billion operating cash flows from continuing operations;

•
repurchased over 41 million shares of our common stock for approximately $2.4 billion (including through a modified "Dutch auction" tender) and reduction of our outstanding share count by approximately 24.4% year-over-year;

•	a $174 million or 19.3% reduction in routine maintenance and development capital expenditures from continuing operations, consistent with our capital efficient growth strategies; and

•	entry into a new $5.5 billion senior secured credit agreement and redemption of our 5.75% senior notes.
As a care-giving company, we focus on not just improving clinical outcomes, but also improving our patients' quality of life through clinical initiatives. One specific example of this has been our continued focus on reducing infections in our patients. Dialysis patients are prone to infection, which can often lead to lengthy hospitalization stays and increased mortality. In 2019, we reduced the rate of bloodstream infections by 13% and reduced the rate of peritonitis (inflammation of the

27

tissue covering the inside of the abdominal cavity, which is more common in patients undergoing peritoneal dialysis) by 20% versus the prior year. These are meaningful improvements that we believe kept many of our patients out of the hospital.
This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the sections titled "Compensation Discussion and Analysis," "Executive Compensation — 2019 Summary Compensation Table" and the other related tables and disclosure).”
The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation, as they did following the 2019 annual meeting of stockholders and each annual meeting of stockholders going back to 2011.
The Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this Proxy Statement.

Notice of 2020 Annual Meeting and Proxy Statement	28

Proposal 4 Approval of the DaVita Inc. 2020 Incentive Award Plan
We are asking you to vote for approval of the proposed 2020 Plan. The 2020 Plan will replace the DaVita Healthcare Partners, Inc. 2011 Incentive Award Plan (the "2011 Plan"), although the Company intends to use the 2020 Plan in a manner consistent with the Company’s prior use of the 2011 Plan in order to incentivize and retain its employees, consultants and non-employee directors.
The Board believes that an equity-based compensation award program is an important incentive tool for the employees and consultants of the Company and its affiliates and the Company’s non-employee directors. As a result, the Board has adopted, subject to stockholder approval, the 2020 Plan to continue to provide a means by which such persons may be given an opportunity to benefit from the increases in the value of the Company’s Common Stock and to attract and retain the services of such persons.
The 2020 Plan will become effective upon approval of the 2020 Plan by our stockholders at the Annual Meeting. If the stockholders do not approve the 2020 Plan, the 2011 Plan will continue in full force and effect until June 6, 2021, when it will expire in accordance with its terms. Unless the stockholders approve a replacement equity plan, after June 6, 2021, the Company would no longer be able to grant equity-based compensation to its employees, consultants, and non-employee directors, and the Company would lose an important incentive tool for such persons.
Introduction
Equity-based compensation has been a major component of our compensation programs. The Board believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our business objectives and support stockholder value creation. The principal features of the 2020 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2020 Plan itself, which is attached to this Proxy Statement as Appendix A.
Purpose
The purpose of the 2020 Plan is to promote our success and enhance our value by linking the individual interests of the members of the Board and our employees and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns for our stockholders. The 2020 Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of the Board, our employees and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.
The 2020 Plan is intended to allow for a continuation of the equity-based compensation program established under the 2011 Plan. Notwithstanding the foregoing, the 2020 Plan includes several notable changes from the 2011 Plan that reflect commonly viewed governance best practices, including the following:

•	Inclusion of a “Change of Control” definition (as described below) as compared to our prior practice of defining Change of Control in the underlying award agreements;

•
Implementation of a one-year minimum vesting period that generally applies to all awards granted under the 2020 Plan, with an exception for 5% of shares initially available under the 2020 Plan and the ability of the administrator to waive or accelerate vesting in an award agreement or as otherwise determined by the administrator, as compared to the 2011 Plan, which only included a minimum vesting provision with respect to full value awards;

•	Implementation of an annual limitation for annual cash and equity retainers payable to non-employee directors of $700,000 per person, in the aggregate;

•
Removal of provisions relating to the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to reflect the repeal of such exception pursuant to the Tax Cuts and Jobs Act of 2017, although still maintaining a list of performance goals for use by the administrator; and

•	Implementation of a uniform prohibition on the payment of dividends or dividend equivalents on unearned awards.
Compensation and Governance Best Practices
The 2020 Plan authorizes the Compensation Committee of the Board (the “Compensation Committee”) or, if the Board determines, another committee of the Board to provide equity-based compensation in the form of stock options, stock

29

appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalents, stock payments, deferred stock unit awards and deferred stock awards structured by the Compensation Committee within parameters set forth in the 2020 Plan for the purpose of providing the members of the Board, our employees and our consultants with equity compensation, incentives and rewards for performance. The 2020 Plan reflects a broad range of compensation and commonly viewed governance best practices, with some of the key features of the 2020 Plan as follows:

•
One-year minimum vesting provision, with exception for 5% of shares initially available under the 2020 Plan and the ability the 2020 Plan administrator to waive or accelerate vesting in an award agreement or as otherwise determined by the administrator;

•	Annual director compensation limit;

•	No discounting of stock options or stock appreciation rights;

•	No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;

•	No dividend equivalents on stock options or stock appreciation rights;

•	No dividends or dividend equivalents on unearned full value awards; and

•	No liberal definition of “Change of Control.”
Administration
The 2020 Plan will be administered by the Compensation Committee. Unless otherwise determined by the Board, the Compensation Committee will consist solely of two or more directors appointed by the Board, each of whom is intended to qualify as a “non-employee director” within the meaning of the rules under Section 16 of the Exchange Act and an “independent director” under the rules of any securities market on which shares of our Common Stock are traded. The Compensation Committee may delegate to a committee of one or more members of the Board or one or more of our officers the authority to grant or amend awards to participants other than (i) individuals who are subject to Section 16 of the Exchange Act or (ii) officers to whom authority has been delegated under the 2020 Plan to grant or amend awards.
The Board, acting by a majority of its members in office, will have authority to administer the 2020 Plan with respect to awards granted to non-employee members of the Board, and the Compensation Committee will have authority to administer the 2020 Plan with respect to all other eligible individuals.

References to Administrator in this Proposal 4 mean, as applicable, the full Board or the Compensation Committee as the entity to which the administration of the 2020 Plan has been delegated within the limits described in the 2020 Plan. Unless otherwise limited by the Board, the Administrator will have the authority to administer the 2020 Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.
Eligibility
Employees and consultants of the Company and its affiliates and non-employee directors of the Company are eligible to participate in the 2020 Plan. As of March 31, 2020, nine non-employee directors and approximately 65,000 employees would be eligible to participate in the 2020 Plan if selected by the Administrator for participation. While consultants are eligible to participate in the 2020 Plan, the Company has not historically granted awards to consultants.
Shares Available
The number of shares authorized for issuance under the 2020 Plan consists of (i) 5,000,000 shares plus (ii) the number of shares that remain available for issuance under the 2011 Plan as of the 2020 Plan’s effective date divided by 3.5, the share deduction ratio in the 2011 Plan. We have converted the available shares under the 2011 Plan to reflect a Full Value Award (as described below) denominated plan. Shares will be reduced from the 2020 Plan as follows: (i) to the extent the Company grants an option or stock-settled, free-standing stock appreciation right under the 2020 Plan, the number of shares that remain available for future grants under the 2020 Plan will be reduced by a number equal to one-quarter (0.25) times the number of shares subject to such option or stock appreciation right and (ii) to the extent the Company grants a share-denominated award, other than an option or stock appreciation right (“Full Value Award”) or settles a Full Value Award in shares, the number of shares that remain available for future grants under the 2020 Plan will be reduced by a number equal to one (1.0) times the number of shares subject to such Full Value Award. Shares of our Common Stock issued under the 2020 Plan may be shares in treasury, authorized but unissued shares, or shares purchased in the open market.
To the extent that an award granted under the 2020 Plan or the 2011 Plan is forfeited or expires or such award is settled for cash, the shares subject to such award will again be available for new grants under the 2020 Plan. In addition, any shares that are delivered to or withheld by the Company to satisfy the purchase

Notice of 2020 Annual Meeting and Proxy Statement	30

price or tax withholding obligation with respect to a Full Value Award, including such an award under the 2011 Plan, will be again available for grant under the 2020 Plan. Any shares added to the 2020 Plan in accordance with this paragraph will be added back (i) in the case of awards granted under the 2020 Plan, based on the share deduction ratio described above, and (ii) in the case of awards granted under the 2011 Plan, the share conversion ratio applicable to such awards under the 2011 Plan. The following shares may not be used again for new grants under the 2020 Plan: (i) shares repurchased by the Company on the open market with the proceeds of a stock option exercise, (ii) shares that were subject to a stock option or stock appreciation right but not issued or delivered upon the net settlement or net exercise of such stock option or stock appreciation right, including a stock option or stock appreciation right granted under the 2011 Plan, and (iii) shares that were delivered to or withheld by the Company to satisfy the purchase price or tax withholding obligation with respect to a stock option or stock appreciation right.
The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2020 Plan.
Awards granted under the 2020 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right) will not reduce the shares authorized for grant under the 2020 Plan. Additionally, in the event that a company acquired by us or any of our affiliates or with which we or any of our affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2020 Plan and will not reduce the shares authorized for grant under the 2020 Plan, and will only be made to individuals who were not employed by or providing services to us or any of our affiliates immediately prior to such acquisition or combination.
Determination of Number of Shares Authorized for Issuance Under the 2020 Plan
Under the 2011 Plan, shares available for grant are denominated in stock option or stock appreciation right equivalents and Full Value Awards count as 3.5 shares against the plan. Based on our current annual equity grant practices, we expect to deliver more equity grants in the form of Full Value Awards (restricted stock units or performance stock units). As a result, we have chosen to denominate shares authorized for issuance under the 2020 Plan in Full Value Award equivalents, with stock options or stock appreciation rights counting as 25% of a Full Value Award. When we determine the amount of an equity grant to be awarded to our teammates, we typically conceptualize the amount of the grant initially as a dollar value, and then convert that dollar value to a number of Full Value Awards by dividing the dollar value by the stock price at the time of grant, or to a number of stock appreciation rights by dividing the dollar value by 25% of the stock price at the time of grant. We use 25% of the stock price as the imputed value of a stock appreciation right based on the approximate fair market value of our stock appreciation rights at time of grant using the Black Scholes valuation methodology.
We are requesting 5,000,000 incremental shares for issuance under the 2020 Plan for the following reasons:

•
Creating a "pay for performance" culture: We have a pay for performance compensation culture that emphasizes long-term incentives as an important element of total compensation. This applies not just to our executive officers, but teammates throughout our organization.

•
Estimated duration of 2020 Plan: We believe that the incremental shares authorized for issuance under the 2020 Plan together with shares available for issuance under the 2011 Plan will cover annual equity grants and off-cycle grants for specific retention and/or incentive objectives for approximately five years. By comparison, we last requested stockholder approval of an incentive plan nine years ago. Shares authorized for issuance under the 2011 Plan covered a longer period of time because from 2012 through 2017, a component of the annual long-term incentive program consisted of cash-based incentives, reducing the number of shares that were granted as long-term incentive compensation. In order to further align the interests of our teammates with our stockholders, we replaced the cash-based incentive component of our long-term incentive program with stock awards in 2018.

•
Historical and projected burn rate: We calculate burn rate in accordance with the methodology utilized by Institutional Shareholder Services ("ISS"), on an option equivalent basis. Based on the ISS methodology and our historical stock price volatility, a 2.5x fungible ratio is applied to convert Full Value Awards to option equivalents. Based on this methodology, our

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burn rate was 2.7% in 2018 and 4.7% in 2019. Our burn rate in 2019 was significantly higher than in prior years as a result of our repurchase of approximately 41.0 million shares of our Common Stock in 2019, representing a reduction of our outstanding share count by approximately 24.4% year-over-year.
We expect our burn rate to be higher than 4% again in 2020 due to the grant of the CEO Premium-Priced SSAR Award, which was subject to an amendment to the 2011 Plan that was approved by stockholders on January 23, 2020 (described in the subsection — Executive Summary — CEO Premium-Priced SSAR Award of the Compensation Discussion and Analysis), which is intended to replace five years' worth of equity grants to the CEO. The full number of shares subject to the CEO Premium-Priced SSAR Award is included in the 2020 burn rate even though it is intended to represent the next five years’ worth of annual equity grants. However, if we normalize the CEO Premium-Priced SSAR Award by dividing its burden on our burn rate over five years, we would expect the 2020 burn rate to be below our most recent ISS cap of 2.65%. We expect normalized burn rates beyond 2020 to be similar to the 2020 normalized burn rate.
Expectations regarding future burn rate are based on a number of factors such as future growth in the population of eligible participants; the actual number of shares granted to eligible participants; the rate at which shares are returned to the 2020 Plan through forfeitures, cancellations and the withholding of shares to satisfy tax withholding obligations; the level of payout on performance stock units; future stock price performance (which impacts the number of Full Value Awards and SSARs granted); and future stock price volatility (which impacts ISS's fungible ratio to covert Full Value Awards to option equivalents).

•
Peer group comparison: The 50th and 75th percentile of 3-year average burn rate for the comparator peer group at the time we developed the terms of the proposed 2020 Plan was 2.2% and 2.6%, respectively. While we did not target the specific amount of shares requested for issuance under the 2020 Plan based on any specific peer group comparison, we believe that the number of shares requested will accommodate a normalized burn rate in line with market practice for our peer group.

Minimum Vesting Requirements
No award granted under the 2020 Plan will become exercisable or vested prior to the one-year anniversary of the date of grant, except that such restriction will not apply to awards granted under the 2020 Plan with respect to the number of shares which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under the 2020 Plan. The 2020 Plan’s minimum vesting requirement does not restrict the right of the Administrator to provide in an award agreement or otherwise for the continued or accelerated vesting or exercisability of an award, including upon or after a termination of service or a change of control.
Director Compensation Limit
The aggregate value of cash compensation paid and the grant date fair value of share-based awards granted during any fiscal year to any Non-Employee Director, as an annual Board or Board committee retainer or for meeting fees in respect of his or her service as a director will not exceed $700,000, determined without regard to any deferrals in accordance with any deferred compensation arrangement of the Company or any of its subsidiaries. Notwithstanding the foregoing limitation, the Board may at any time provide any Non-Employee Director with a retainer or other fee, grant or payment for service on a specific purpose committee or for any other special service of the Non-Employee Director, in each case, as determined in the discretion of the Board and without regard to and outside of the limit set forth in the prior sentence.
Awards
The 2020 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalents, stock payments, deferred stock unit awards and deferred stock awards.
Stock options. A stock option entitles the holder, upon exercise of all or a portion of the stock option and the payment of the related exercise price, to receive from us the number of shares purchased upon exercise of the option. Options granted pursuant to the 2020 Plan may be incentive stock options (also known as “ISOs”) within the meaning of Section 422 of the Code, or nonqualified stock options, with a maximum of 7,500,000 shares that may be granted as ISOs under the 2020 Plan. The option exercise price of all stock options granted pursuant to the 2020 Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant. In general, the fair market value will be the closing sales price for a share of our Common Stock as quoted on the principal

Notice of 2020 Annual Meeting and Proxy Statement	32

securities market on which shares of our Common Stock are traded on the date of grant, which as of April 13, 2020 was $73.59. Stock options may vest and become exercisable as determined by the Administrator, but in no event may a stock option have a term extending beyond the 10th anniversary of the date of grant. Incentive stock options (“ISOs”) granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, may not have an exercise price that is less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as Section 422 of the Code provides.
Stock appreciation rights. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right (the number of shares of which are the “base shares”), to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share of the stock appreciation right from the fair market value on the last trading day prior to the exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right is exercised (in the event the stock appreciation right is settled in shares, the shares obtained are the “gain shares”), subject to any limitations imposed by the Administrator. The exercise or base price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the 10th anniversary of the date of grant. No portion of a stock appreciation right that is unexercisable at the time the holder’s service with us terminates will thereafter become exercisable, except as may be otherwise provided by the Administrator. Payment pursuant to the stock appreciation right awards may be in cash, shares, or a combination of both, as determined by the Administrator and set forth in the award agreement.
Restricted stock units. A restricted stock unit award provides for the issuance of our Common Stock or cash at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and the Administrator may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more performance criteria, or other specific criteria, including service to us or any of our affiliates. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and a holder of restricted stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares of Common Stock are issued. Restricted stock units generally will be forfeited, and the underlying shares of our Common Stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator and set forth in the award agreement. On the distribution dates, we will transfer to the participant one unrestricted, fully transferable share of our Common Stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Restricted stock units may constitute or provide for a deferral of compensation subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.
Restricted stock. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Administrator, if any, to be paid by the holder to us with respect to any restricted stock award, with cash, services or any other consideration that the Administrator deems acceptable, subject to the requirements of law, and that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our affiliates or achieving one or more performance criteria, or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Administrator, except that dividends will be subject to the same vesting conditions as the underlying restricted stock and will be paid only to the extent that the underlying restricted stock vests. Restricted stock generally will be forfeited, if the vesting conditions and other restrictions are not met. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.
Dividend equivalents. Dividend equivalents represent the right to receive an amount equal to the dividends paid on the underlying shares if such shares had been outstanding and had received such dividends. No dividend equivalents may be payable with respect to

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options or stock appreciation rights. Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Such dividend equivalents will be converted to cash or additional shares of our Common Stock by such formula, at such time and subject to such limitations as may be determined by the Administrator. Dividend equivalents with respect to an award subject to vesting conditions will be subject to the same vesting conditions as the underlying award and will be paid only to the extent that the underlying award vests.
Stock payments. A stock payment is a payment in the form of shares of our Common Stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with us or any of our affiliates or achieving one or more performance criteria, or other specific criteria. Except as otherwise determined by the Administrator, shares underlying a stock payment that is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.
Deferred stock units. The number of deferred stock units will be determined by the Administrator and may be based on continuing service with us or any of our affiliates or achieving one or more performance criteria, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each deferred stock unit entitles its holder to receive one share of Common Stock or the equivalent in cash on the date the deferred stock unit becomes vested or upon a specified settlement date thereafter. Except as otherwise determined by the Administrator, shares underlying a deferred stock unit award that is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a holder of deferred stock units will have no rights as a stockholder with respect to such deferred stock units until the award of deferred stock units has vested and any other applicable conditions and/or criteria have been satisfied and the shares of Common Stock underlying the award have been issued to the holder.
Deferred stock. Deferred stock provides for the deferred issuance to the holder of shares of our

Common Stock. The number of shares of deferred stock will be determined by the Administrator and may be based on continuing service with us or any of our affiliates or achieving one or more performance criteria, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award that is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute or provide for a deferral of compensation subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.
Performance awards. Performance awards may be granted in the form of cash bonus awards, stock bonus awards or incentive awards that are paid in cash, shares, equity awards or a combination of cash, shares or equity awards. The value and vesting of performance awards may be linked to the attainment of performance goals based on any one or more performance criteria (which may but need not be one or more of the performance criteria listed below) or other specific criteria determined by the Administrator. The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator
Performance criteria. The performance criteria used to establish performance goals may include, but are not limited to, any of the following:

•	net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization);

•	gross or net sales or revenue;

•	net income (either before or after taxes);

•	adjusted net income;

•	operating earnings or profit;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

•	total stockholder return;

•	return on sales;

•	gross or net profit or operating margin;

•	costs;

•	funds from operations;

Notice of 2020 Annual Meeting and Proxy Statement	34

•	expenses;

•	working capital;

•	earnings per share;

•	adjusted earnings per share;

•	price per share;

•	regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects or strategic initiatives;

•	market share;

•	economic value;

•	non-acquired growth;

•	new market entries;

•	acquisition targets;

•	treatment growth;

•	patient growth;

•	center growth;

•	clinical objectives, outcomes (including mortality rates) and processes;

•	physician recruitment;

•	physician retention;

•	physician relations;

•	employee turnover;

•	employee relations;

•	patient retention and satisfaction;

•	improvements in reimbursement economics;

•	commercial payor relationships and contract related targets;

•	public policy efforts; and

•	legal proceedings and litigation outcomes.
The Administrator may, in its sole discretion, provide that one or more adjustments will be made to one or more of the performance goals. Such adjustments may include, but are not limited to, one or more of the following:

•	items related to a change in accounting principles;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by us during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations;

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

•	any other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual, infrequently occurring, or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of our core, on-going business activities;

•	items related to acquired in-process research and development;

•	items relating to changes in tax laws;

•	items relating to major licensing or partnership arrangements;

•	items relating to asset impairment charges;

•	items relating to gains or losses for litigation, arbitration and contractual settlements; or

•	items relating to any other unusual, infrequently occurring, or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
For the avoidance of doubt, modality selections and decisions related to a patient's care are always made by the attending nephrologist and patient, and provided pursuant to a physician's order.
Payment Methods. The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2020 Plan may be made, including, without limitation, by: (1) cash or check; (2) shares of our Common Stock issuable pursuant to the award or held for such period of time as may be required by the Administrator and having a fair market value at the time of delivery equal to the aggregate payments required; (3) delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our Common Stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is

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then made to us upon settlement of such sale; or (4) other form of legal consideration acceptable to the Administrator. However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2020 Plan, or continue any extension of credit with respect to such payment, in any method that would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act. Only whole shares of Common Stock may be purchased or issued pursuant to an award. No fractional shares will be issued, and the Administrator will determine, in its sole discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding.
Vesting and Exercise of an Award. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award that is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.
Generally, an option or stock appreciation right may be exercised only while the holder remains an employee or non-employee director of us or one of our affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with us or one of our affiliates. Upon the grant of an award or following the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including a change in control or a holder’s termination of employment or service with us or otherwise.
Transferability. No award under the 2020 Plan may be transferred other than by will or the then-applicable laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award will be subject to the debts or contracts of the holder or his or her successors in interest or will be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the 2020 Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his or her personal representative or any person empowered to do so under such holder’s will or the then-applicable laws of descent and distribution until such portion becomes unexercisable under the 2020 Plan or the applicable award agreement. Notwithstanding the foregoing, the Administrator may permit an award holder to transfer an award other than an ISO to any “family member” of the holder, as defined under the instructions for use of the Form S-8 Registration Statement under the Securities Act of 1933, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Administrator, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions.
Forfeiture, Recoupment and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2020 Plan, the Administrator will have the right to provide, in an award agreement or otherwise, or to require a holder to agree by separate written instrument, that (a) (i) any economic benefit received by the holder upon any receipt or exercise of the award, or upon the receipt or resale of any shares of Common Stock underlying the award, must be paid to the Company, and (ii) the award will terminate and any unexercised portion of the award will be forfeited, if (x) a termination of service occurs within a specific time period following receipt or exercise, (y) the holder at any time, or during a specified time period, engages in any activity in competition with the Company, or that is contrary to the interests of the Company, or (z) the holder incurs a termination of service for “cause” (as determined in the Administrator’s discretion or as set forth in a written agreement between the Company and the holder); and (b) all awards (including any economic benefit received by the holder upon any receipt or exercise of any award or upon the receipt or resale of any shares of Common Stock underlying the award) will be subject to the provisions of any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such recoupment or clawback policies and/or in the applicable award agreement.
Adjustment Provisions
Certain transactions with our stockholders not involving our receipt of consideration, such as stock splits, spin-offs, stock dividends or certain recapitalizations may affect the shares or the share price of our Common Stock (which transactions are

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referred to collectively as equity restructurings). In the event that an equity restructuring occurs, the Administrator will equitably adjust the class of shares issuable and the maximum number and kind of shares of our Common Stock subject to the 2020 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our Common Stock. The Administrator will also adjust the number and kind of shares for which automatic grants are subsequently to be made to new and continuing non-employee directors pursuant to the 2020 Plan. Other types of transactions may also affect our Common Stock, such as a dividend or other distribution, reorganization, merger or other changes in corporate structure. In the event that there is such a transaction, such transaction is not an equity restructuring, and the Administrator determines that an adjustment to the 2020 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2020 Plan, the Administrator will equitably adjust the 2020 Plan as to the class of shares issuable and the maximum number of shares of our Common Stock subject to the 2020 Plan, and will adjust any outstanding awards as to the class, number of shares, and price per share of our Common Stock in such manner as the Administrator may deem equitable.
In addition, if there is a “Change of Control” of the Company, the Administrator may, in its discretion:

•
provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•
provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization of the participant’s rights;

•
provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2020 Plan or will substitute similar awards for those outstanding under the 2020 Plan, with appropriate adjustment of the number and kind of shares, prices, and performance criteria of such awards;

•
make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding awards or future awards;

•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby; or

•	provide that any outstanding award cannot vest, be exercised or become payable after such event.
Under the terms of the 2020 Plan, a “Change of Control” is generally defined as: (i) certain acquisitions of more than 35% of the Company’s then outstanding securities eligible to vote for the election of our Board (provided that if Berkshire Hathaway Inc., together with its affiliates (“Berkshire”) acquires ownership of greater than 35% but 50% or less of the then-outstanding shares as a result of repurchases of shares by the Company, it shall not be deemed a Change of Control unless Berkshire proactively acquires shares after it has passively become a greater than 35% owner or Berkshire becomes a greater than 50% owner); (ii) the consummation of certain mergers, consolidations or reorganizations of the Company; (iii) the sale of all or substantially all of the Company’s assets; (iv) a complete liquidation or dissolution of the Company; or (v) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board over a 24-month period.
Term, Amendment and Termination
The 2020 Plan will continue until terminated by the Board or there are no more shares available for grant. The Board of Directors may terminate, amend or modify the 2020 Plan at any time; however, except to the extent permitted by the 2020 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the 2020 Plan, (ii) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares; or (iv) increase the 2020 Plan’s director compensation limit.
New Plan Benefits
The Compensation Committee has the discretion to grant awards under the 2020 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by NEOs or others under the 2020 Plan. Please see the section entitled “Compensation Discussion and Analysis” for

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grants made to each of the NEOs under the 2011 Plan during 2019.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2020 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2020 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2020 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
If an optionee is granted a non-qualified stock option under the 2020 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our Common Stock at such time, less the exercise price paid. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock at the time the optionee exercises such option. Any subsequent gain or loss will generally be taxable as a capital gain or loss. We or our affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount and at the same time as the optionee recognizes ordinary income, subject to Section 162(m) of the Code.
A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our Common Stock received over the exercise or base price is an item of tax preference potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise or base price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code.
Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2020 Plan may cause this limitation to be exceeded in any particular year.

The Board recommends a vote FOR the approval of the DaVita Inc. 2020 Incentive Award Plan.

Notice of 2020 Annual Meeting and Proxy Statement	38

Equity Compensation Plan Information
The following table provides information about our Common Stock that may be issued upon the exercise of stock-settled stock appreciation rights, restricted stock units and other rights under all of our existing equity compensation plans as of December 31, 2019, which consisted of our 2011 Plan and our Employee Stock Purchase Plan. The material terms of these plans are described in Note 18 to the consolidated financial statements, which are part of our Annual Report on Form 10-K for the year ended December 31, 2019.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	Total of shares reflected in columns (a) and (c)
Plan Category	(a)	(b)	(c)	(d)
Equity compensation plans approved by stockholders	10,606,446	$64.10	21,958,174	32,564,620
Equity compensation plans not approved by stockholders	__	__	__	__
TOTAL	10,606,446	$64.10	21,958,174	32,564,620
(1) Does not include the Premium-Priced SSAR Award granted to our CEO during 2019, as described in the “Compensation Discussion and Analysis” and Note 18 to the consolidated financial statements, which are part of our Annual Report on Form 10-K for the year ended December 31, 2019, as that Board-approved award remained contingent on stockholder approval of an amendment to our 2011 Plan which did not occur until January 2020.
(2) Includes 1,073,051 shares of Common Stock reserved for issuance in connection with performance share units at the maximum number of shares issuable thereunder.
(3) This weighted-average excludes full value awards such as restricted stock units and performance share units.

39

Proposal 5 Stockholder Proposal Regarding Political Contributions Disclosure
We expect the following proposal, sponsored by Friends Fiduciary Corporation, 1700 Market Street, Suite 1535, Philadelphia, PA 19103 and holder of at least 1,800 shares of the Company’s Common Stock, to be presented at the Annual Meeting. The Board has recommended a vote AGAINST this proposal for the reasons set forth following the proposal.
As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear exactly as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.
Stockholder Proposal and Supporting Statement
DaVita Inc. Political Disclosure Shareholder Resolution
Resolved, that the shareholders of DaVita Inc. (“DaVita” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As long-term shareholders of DaVita, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”
Although DaVita publicly discloses a policy on corporate political spending, this is deficient because the Company does not disclose any of its corporate political expenditures. Publicly available records show DaVita has contributed at least $71,300,000 in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).
However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including WellCare Health Plans, Inc., Walgreens Boots Alliance Inc., and Baxter International, which present this information on their websites.
The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Notice of 2020 Annual Meeting and Proxy Statement	40

The Board of Directors' Statement in Opposition of Proposal 5
The Board believes it is necessary and appropriate for the Company to participate in the political process to further the long-term interests of the Company and its stockholders. While the Board supports the proposal’s stated objectives of transparency and accountability, after careful consideration of the proposal, the Board concluded that the implementation of the additional disclosures contemplated by the proposal would not be in the best interest of the Company and its stockholders in light of the detailed oversight process the Company currently follows, the reporting already provided both to the Board and externally and the cost to attempt to implement this vague proposal. Accordingly, the Board recommends that you vote AGAINST the proposal.
DaVita Has Modified its Political Contributions Policy
The Company engaged the proponent in a dialogue to better understand and address its concerns. Following such engagement, we made certain modifications to our disclosures, including to provide more detailed reporting of the Company’s political spending and related Board and management oversight processes on the DaVita website at www.davita.com/about/corporate-governance. Our website provides robust information about our policies, processes and activities related to our political spending.
Company Follows Policies and Procedures Governing Corporate Contributions
The Company’s operations are comprehensively regulated at local, state, and federal levels. Government regulation of the provision of healthcare products and services is a changing area of law that varies from jurisdiction-to-jurisdiction and proposed changes to these laws, rules and regulations can have a significant effect on the Company’s operating results and stockholder value. Permitted political contributions play an important role in the Company’s public policy engagement efforts. The Company engages in the political process to support issues of central importance to our business by taking action to ensure federal and state officials hear from our patients and the Company. Our public policy priorities and lobbying efforts advance the interests of our patients, align with the public policy goals of the Company, and are made without regard for the private political preferences of any of our officers or executives. The Company believes its current practices, described below, including certain enhancements made following engagement with the proponent, provide ample transparency and accountability with respect to the Company’s political spending.
The Company’s political contributions are governed by extensive federal, state and local laws and regulations, including detailed disclosure requirements. The Company is committed to complying with all applicable federal, state and local laws in connection with the Company’s political spending. Our political spending includes corporate expenses related to federal and state regulatory and legislative efforts, lobbying, corporate political donations to state candidates for office, and political donations to federal candidates from the Company’s Political Action Committee (“DaPAC”). We have a Government Affairs team that is subject to established written internal policies and procedures regarding our corporate political giving and lobbying expenses as reflected in part in our Code of Conduct. Key management members of our Government Affairs team are involved in developing the annual funding goals for corporate political and lobbying spending, including our Group Vice President, Government Affairs, Vice President, Federal Government Affairs, and Vice President, State Government Affairs. The DaPAC board of directors along with our senior management team are also asked to review and provide their concurrence with these corporate annual funding goals.
Robust Board and Management Oversight of Political Spending Activities
Our Board oversees activities of the Government Affairs team and political spending, and receives semi-annual reports from senior management on these matters. Among other things, these reports cover the status of the Company’s public policy priorities, including the political spending by the Company and DaPAC. The Company’s Policies and Procedures Related to Political and Lobbying Expenditures, available on the Company’s website, require that all political spending made by the Company and DaPAC must comply with applicable laws and regulations.
Conclusion
The Company is committed to being transparent and accountable when participating in the political process. However, given the existing comprehensive regulation applicable to the Company at local, state, and federal levels, and the Company’s existing robust Board and management oversight of political activities, the detailed report requested by the proposal would require significant time and expense with little added benefit to stockholders. If adopted, it could also result

41

in a competitive disadvantage for the Company by diverting valuable resources. We believe that any additional political contribution reporting requirements that go beyond those required under existing law should be applicable to all participants engaged in the political process. The Board believes that the time and expense involved in preparing the detailed report requested by this vague and overbroad proposal could be better utilized to move the Company’s business forward and, consequently, does not support the proposal.
For all of the foregoing reasons, the Board recommends a vote AGAINST Proposal 5.

Notice of 2020 Annual Meeting and Proxy Statement	42

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the ownership of our Common Stock as of March 31, 2020 by (a) all persons known by us to own beneficially more than 5% of our Common Stock, (b) each of our directors and NEOs, and (c) all of our directors and Executive Officers as a group. We know of no agreements among our stockholders which relate to voting or investment power over our Common Stock or any arrangement the operation of which may at a subsequent date result in a change of control of the Company.

Name and address of beneficial owner[1]	Number of shares beneficially owned	Percentage of shares beneficially owned
Warren E. Buffett[2] Berkshire Hathaway Inc. 3555 Farnam St. Omaha, NE 68131	38,095,570	31.28%
The Vanguard Group[3] 100 Vanguard Blvd. Malvern, PA 19355	10,481,457	8.61%
BlackRock, Inc.[4] 55 East 52nd St. New York, NY 10055	7,302,299	6.00%
Directors and Officers:
Javier J. Rodriguez[5]	138,163	*
Joel Ackerman[6]	13,244	*
Michael D. Staffieri[7]	60,796	*
Kathleen A. Waters[8]	14,867	*
LeAnne M. Zumwalt[9]	7,303	*
Kent J. Thiry[10]	759,296	*
Pamela M. Arway[11]	21,111	*
Charles G. Berg[12]	18,870	*
Barbara J. Desoer[13]	10,379	*
Pascal Desroches[14]	8,636	*
Paul J. Diaz[15]	17,022	*
Peter T. Grauer[16]	70,923	*
John M. Nehra[17]	56,942	*
Dr. William L. Roper[18]	17,234	*
Phyllis R. Yale[19]	8,977	*
All directors and executive officers as a group (17 persons)[20]	1,226,728	1.00%

*	Amount represents less than 1% of our Common Stock.

1	Unless otherwise set forth below, the address of each beneficial owner is 2000 16th Street, Denver, Colorado, 80202.

2
The number of shares beneficially owned as reported for Mr. Buffet and Berkshire Hathaway, Inc. is based solely on information contained in (i) Amendment No. 4 to Schedule 13D filed with the SEC on November 12, 2019 and (ii) the Form 4 filed with the SEC on March 18, 2020, in each case by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Such filings indicated that, as of November 7, 2019, Mr. Buffett and Berkshire Hathaway Inc. shared voting and dispositive power over 38,565,570 shares of the Company’s Common Stock, which included shares beneficially owned by certain subsidiaries of Berkshire Hathaway Inc. as a result of being a parent holding company or control person and that, on March 16, 2020, the reporting persons disposed of 470,000 shares of the Company’s Common Stock. The percentage of shares beneficially owned as reported for Mr. Buffett and Berkshire Hathaway, Inc. was calculated by the Company as of March 31, 2020, using the total shares outstanding as of that date.

43

3
Based solely upon information contained in Amendment No. 9 to Schedule 13G filed with the SEC on February 12, 2020, as of December 31, 2019, The Vanguard Group has sole voting power with respect to 143,478 shares, shared voting power with respect to 33,270 shares, sole dispositive power with respect to 10,317,549 shares and shared dispositive power with respect to 163,908 shares. The percentage of shares beneficially owned as reported for The Vanguard Group was calculated by the Company as of March 31, 2020, using the total shares outstanding as of that date.

4
Based solely upon information contained in Amendment No. 4 to Schedule 13G filed with the SEC on February 5, 2020, as of December 31, 2019, BlackRock, Inc., an investment advisor, has sole voting power with respect to 6,190,043 shares and sole dispositive power with respect to 7,302,299 shares. The percentage of shares beneficially owned as reported for BlackRock, Inc. was calculated by the Company as of March 31, 2020, using the total shares outstanding as of that date.

5
Includes 4,053 performance stock units, which are scheduled to vest, as of or within 60 days after March 31, 2020, and 6,601 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 46,551 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

6
Includes 1,116 performance stock units, which are scheduled to vest, as of or within 60 days after March 31, 2020, and 6,841 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020.

7
Includes 4,093 restricted stock units which are scheduled to vest, as of or within 60 days after March 31, 2020 and 5,719 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 40,284 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

8
Includes 307 performance stock units, which are scheduled to vest, as of or within 60 days after March 31, 2020, and 1,588 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020.

9
Includes 307 performance stock units, which are scheduled to vest, as of or within 60 days after March 31, 2020, and 1,677 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 11,936 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

10
Includes 672,653 shares held in a family trust and 55,084 performance stock units, which are scheduled to vest, as of or within 60 days after March 31, 2020. Also included are 31,559 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 179,041 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

11
Includes 1,872 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 4,662 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

12
Includes 1,418 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 4,662 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

13
Includes 2,267 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020.

14
Includes 2,213 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020.

15
Includes 1,872 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 4,662 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

16
Includes 2,734 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 6,809 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

17
Includes 1,872 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 4,662 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

18
Includes 1,872 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes

Notice of 2020 Annual Meeting and Proxy Statement	44

Security Ownership of Certain Beneficial Owners and Management

4,662 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

19
Includes 1,853 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excludes 4,579 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

20
Includes 4,735 restricted stock units and 60,867 performance stock units, which are scheduled to vest, in each case, as of or within 60 days after March 31, 2020. Also includes 72,143 shares issuable upon the exercise of SSARs, which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020, as determined based on the closing price per share of our Common Stock of $76.06 on March 31, 2020. Excluded from this number are 312,510 SSARs which are exercisable (or will become exercisable), as of or within 60 days after March 31, 2020 as the stock price was below the base price on March 31, 2020.

45

Information About Our Executive Officers

Javier J. Rodriguez, 49
Chief Executive Officer

Kent J. Thiry, 64
Executive Chairman*

Michael D. Staffieri, 46
Chief Operating Officer, DaVita Kidney Care

Joel Ackerman, 54
Chief Financial Officer and Treasurer

John D. Winstel, 49
Chief Accounting Officer**

Kathleen A. Waters, 52
Chief Legal Officer

James O. Hearty, 51
Chief Compliance Officer

LeAnne Zumwalt, 61
Group Vice President, Government Affairs

* Effective June 1, 2019, Mr. Thiry stepped down as Chairman of the Board and CEO of the Company and DMG and assumed the position of Executive Chairman of the Board.
** On November 1, 2019, the Board appointed Mr. Winstel as CAO of the Company, effective February 22, 2020. Jim Hilger stepped down as CAO as of such date and continued as a Senior Advisor to the Company until April 2, 2020.
Our executive officers are appointed by, and serve at the discretion of, the Board. Set forth below is a brief description of the business experience of all executive officers other than Mr. Rodriguez, who is also a director nominee and whose business experience is set forth above in the section of this Proxy Statement titled “Board of Directors Information.”
Kent J. Thiry became the Executive Chairman of the Board in June 2019 and is expected to serve in such role until June 1, 2020 pursuant to the terms of his Executive Chairman Agreement. Prior to his service as Executive Chairman, he served as our Chairman of the Board since June 2015 and from October 1999 until November 2012. Mr. Thiry also served as our CEO from October 1999 through June 2019. Mr. Thiry also served as CEO of our former integrated care business, DMG, from October 2014 to June 2019. From November 2012 until June 2015, Mr. Thiry served as our Co-Chairman of the Board. From June 1997 until he joined us in October 1999, Mr. Thiry was

Chairman of the Board and CEO of Vivra Holdings, Inc., which was formed to operate the non-dialysis business of Vivra Incorporated (“Vivra”) after Gambro AB acquired the dialysis services business of Vivra in June 1997. From September 1992 to June 1997, Mr. Thiry was the President and CEO of Vivra, a provider of renal dialysis services and other healthcare services. From April 1992 to August 1992, Mr. Thiry was President and Co-CEO of Vivra, and from September 1991 to March 1992, he was President and COO of Vivra. From 1983 to 1991, Mr. Thiry was associated with Bain & Company, first as a consultant, and then as Vice President. Mr. Thiry previously served on the Board of Varian Medical Systems, Inc. from August 2005 to February 2009 and served as the Non-Executive Chairman of Oxford Health Plans, Inc. until it was sold to UnitedHealth Group in July 2004.

Notice of 2020 Annual Meeting and Proxy Statement	46

Information About Our Executive Officers

Michael D. Staffieri became our COO, DaVita Kidney Care, in March 2014. From July 2011 to March 2014, he served as a Senior Vice President, Kidney Care. Mr. Staffieri initially joined us in July 2000 and served in several different roles in that time, including as our Vice President of Operations and New Center Development from March 2008 to July 2011. Prior to joining us, Mr. Staffieri worked as a consultant for Arthur Andersen LLP from 1999 to 2000.
Joel Ackerman became our CFO in February 2017. Effective April 2019, Mr. Ackerman was also appointed to serve as our Treasurer. Prior to joining us, Mr. Ackerman was the CEO and a member of the Board of Directors of Champions Oncology, Inc., a company engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs, since October 2010. Mr. Ackerman is currently the Chairman of the Board of Champions Oncology. Mr. Ackerman served as a Managing Director at Warburg Pincus, a global private equity firm, where he led the healthcare services team for nearly 10 years from January 1999 to September 2008. He served on the Board of Directors at Kindred Healthcare, Inc. from December 2008 to July 2018 and served on the Board of Directors of Coventry Health Care, Inc. a national managed care company, from September 1999 until its acquisition by Aetna Inc. in May 2013. Mr. Ackerman is also Chairman of the Board of One Acre Fund, a not-for-profit organization that focuses on smallholder agriculture, and served more than 1,000,000 subsistence farmers in Africa in 2019.
John D. Winstel became our CAO in February 2020. Prior to joining the Company in October 2019, Mr. Winstel was the Vice President of Finance and Accounting and Corporate Controller at Cooper Tire & Rubber Company (“Cooper”), a publicly traded tire manufacturer, from June 2015 to October 2019. Prior to joining Cooper, Mr. Winstel served from May 2010 to June 2015 as the Senior Vice President of Finance and Global Controller of General Cable Corporation, a then-publicly traded wire and cable manufacturer, and prior to that served in finance and accounting positions at Chiquita Brands International and The Procter & Gamble Company. Mr. Winstel began his career as a certified public accountant with Deloitte & Touche.
Kathleen A. Waters became our CLO in May 2016, where she oversees all legal and regulatory functions for the enterprise. Prior to joining the Company, Ms. Waters was Senior Vice President, General Counsel and Secretary of Health Net, Inc., a publicly traded managed care organization, from 2015 to 2016. Prior to Health Net, Inc., Ms. Waters was a Partner in Morgan, Lewis & Bockius LLP’s litigation practice from

2003 to 2015, where she was the co-chair of the healthcare group.
James O. Hearty became our CCO in March 2018. From September 2015 to March 2018, he served as our Senior Vice President and CCO - Kidney Care, and, prior to that, from February 2012 to August 2015, he served as Vice President, Associate General Counsel. Prior to joining us, he was a prosecutor and trial attorney with the U.S. Department of Justice ("DOJ") for 14 years. He started in the Civil Division of the DOJ in Washington D.C. and four years later became an Assistant U.S. Attorney in the U.S. Attorney’s Office for the District of Colorado. Mr. Hearty held several leadership positions at the U.S. Attorney’s Office, including Deputy Chief of the criminal division. Mr. Hearty also serves on the board of Urban Peak, a Denver non-profit that serves homeless youth.
LeAnne M. Zumwalt has served as our Group Vice President, Government Affairs since July 2011, and from July 2011 to October 2019 also led our purchasing operations. From January 2000 to July 2011, Ms. Zumwalt served as our Vice President in many capacities. From January 2000 to October 2009, she served as our Vice President, Investor Relations while having other responsibilities. From 1997 to 1999, Ms. Zumwalt served as CFO of Vivra Specialty Partners, Inc. a privately held healthcare service and technology firm. From 1991 to 1997, Ms. Zumwalt held various executive positions, including CFO, at Vivra Incorporated, a publicly-held provider of renal dialysis services and other healthcare services. Prior to joining Vivra Incorporated, Ms. Zumwalt was a Senior Manager at Ernst & Young LLP. In March 2018, Ms. Zumwalt was appointed to the Board of Directors of ADPT Holdings, LLC, a privately held healthcare services company and successor in interest to Adeptus Health, Inc., which was a publicly traded company.
None of the executive officers has any family relationship with any other executive officer or with any of our directors.

47

Compensation Discussion and Analysis

Notice of 2020 Annual Meeting and Proxy Statement	48

Compensation Discussion and Analysis

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation program for the following NEOs:

NEO	TITLE
Javier J. Rodriguez	Chief Executive Officer*
Kent J. Thiry	Executive Chairman*
Joel Ackerman	Chief Financial Officer and Treasurer
Michael D. Staffieri	Chief Operating Officer, Kidney Care
Kathleen A. Waters	Chief Legal Officer
LeAnne M. Zumwalt	Group Vice President, Government Affairs
* Effective June 1, 2019, Mr. Rodriguez assumed the position of CEO of the Company and Mr. Thiry stepped down as Chairman of the Board and CEO of the Company and DMG and assumed the position of Executive Chairman of the Board (the "2019 management transition"). Please see the “— Management Transition” section later in this CD&A for a description of the compensation arrangements entered into in connection with the 2019 management transition.
Pay and Performance Outcomes
Our executive compensation program is designed to align the interests of our executive officers with those of our stockholders by, among other things, linking short-term and long-term compensation with financial and operating performance. We believe that this alignment was manifested in the following features of our executive compensation program in 2019:

•
Payout under the 2019 Short-Term Incentive Program ("STI Program") was above target driven by (a) above guidance results for the year on adjusted operating income, (b) individual performance on various strategic objectives, generally above the 100% level, and (c) partially offset by underperformance on the clinical objective. See "— Elements of Compensation — Short-Term Incentive Program (STI Program) for 2019."

•
Under our Long-Term Incentive Program ("LTI Program") we had several cycles that ended in 2019, with mixed outcomes based on company performance, with the majority of the opportunities being earned below target. See "—Realized LTI" for further information regarding how we review realized compensation.

◦
Fifty percent of the Performance Stock Units ("PSUs") granted in 2015 vested in 2019. The 2015 PSUs were earned at 28% of the target share amount for Messrs. Rodriguez and Staffieri and 14% of the target share amount for Mr. Thiry, due to no shares being earned under the relative TSR metric and performance below threshold on most of the other metrics.

◦
Fifty percent and 36% of the PSUs granted in 2016 to Mr. Rodriguez and Mr Thiry, respectively, vested in 2019. The 2016 PSUs were earned at 38% and 84% of the target share amount for Mr. Rodriguez and Mr. Thiry, respectively. Amounts were earned below target share amounts due to no shares being earned under the relative TSR metric and performance below threshold or target on some of the other metrics.

◦
All Stock-Settled Appreciation Rights ("SSARs") that vested in 2019 were out-of-the-money at the time of vesting due to the decline in stock price between the date of grant and the date of vesting in 2019.

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◦
No payouts were earned under the cash-based long-term incentive ("Cash LTI") granted in 2016 that vested in 2019 for Messrs. Rodriguez and Staffieri and for Ms. Waters due to not meeting the Adjusted Dialysis & Lab Operating Income threshold for the 2018 performance year.

◦
The Cash LTI granted in 2017 that vested in 2020 was earned at 188% for Messrs. Rodriguez and Staffieri, Ms. Waters and Ms. Zumwalt due to Adjusted Dialysis & Lab Operating Income exceeding the target performance level for the 2019 performance year.

•
When combining the prior performance-based outcomes vesting in 2019 along with our share price performance through early 2019 at the time of vesting, Mr. Rodriguez, our CEO, has realized 3% of the originally intended grant date fair value of long-term incentives granted in prior years that vested in 2019. Mr. Thiry, our Executive Chairman, has realized 10% of the originally intended grant date fair value of long-term incentives granted in prior years that vested in 2019. See "— Executive Summary — Realized LTI."

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Compensation Discussion and Analysis

Executive Summary
Our Business
DaVita is a leading healthcare provider focused on transforming care delivery to improve quality of life for patients globally. The Company is comprised of our U.S. dialysis and related lab services business, our various ancillary services and strategic initiatives, including our international operations (collectively, our ancillary services), and our corporate administrative support. Our U.S. dialysis and related lab services business is our largest line of business and is a leading provider of kidney dialysis services in the U.S. for patients suffering from chronic kidney failure, also known as end stage renal disease ("ESRD").
As of December 31, 2019, we provided dialysis and administrative services in the U.S. through a network of 2,753 outpatient dialysis centers in 46 states and the District of Columbia, serving a total of approximately 206,900 patients and provided acute inpatient dialysis services in approximately 900 hospitals. In 2019, our overall network of U.S. outpatient dialysis centers increased by 89 dialysis centers primarily as a result of opening new centers and acquisitions. In addition, the overall number of patients that we served as of December 31, 2019 in the U.S. increased approximately 2.1% from December 31, 2018.
Our executive compensation program is best understood within the context of the business environment in which we currently operate. For example, we face various types of external risks in the healthcare industry, including among other things public policy uncertainty such as implementation of federal healthcare reform legislation and similar measures that may be enacted at the state level; potential changes to and increases in regulation by numerous federal, state and local government entities; potential reductions in reimbursements under federal and state healthcare programs, including Medicare and Medicaid; and the recent decline in the rate of growth of the ESRD patient population. As a result, we believe that in certain circumstances it is appropriate to have performance measures that provide a target, or near-target, level of performance-based compensation for maintaining, rather than improving, certain results, in light of the headwinds and downward pressures referenced above.

Our Executive Compensation Structure
Our executive compensation program is designed to be aligned with our strategic, operational and financial objectives, and to align the interests of our executives with the long-term interests of our stockholders. Our executive compensation structure is comprised of both short-term and long-term incentive opportunities, which are based on challenging performance goals that we believe align with our strategic objectives, including to provide high-quality care to our patients, increase profitability, maximize capital-efficient growth and increase stockholder value.
We believe that the design of our 2019 short-term and long-term incentive criteria, described in further detail in the subsection titled "— Elements of Compensation," emphasizes our objectives as a Company. Our resulting compensation structure for 2019 incorporates incentives tied to clinical care, profit and growth.
We believe it is important to maintain consistency with our compensation philosophy and approach, described in further detail below in the subsection titled “— Our Compensation Design and Philosophy,” to continue to incentivize management toward short-term and long-term strategic, financial and operating goals, which are intended to create long-term stockholder value.

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NEO Pay Elements
The following table generally summarizes the key elements of our executive compensation program in 2019 and demonstrates the link between pay and performance in both the short-term and long-term elements of the program:

Base Salary	Short-Term Incentive Program*	Long-Term Incentive Program ("LTI")
We believe it is appropriate that some portion of compensation be in a form that is assured. Base salaries can be adjusted based on individual performance, changes to portfolio of responsibilities and comparative market data.

Performance Measures
•   Financial: Adjusted Operating Income from Continuing Operations (70%)
•   Clinical: Home Modalities Outperformance vs. Non-Acute Non-Acquired Growth (“NAG”) (15%)
•   Strategic Objectives (15%)

		Performance Stock Units	Restricted Stock Units

		• Vests 50% in three years and 50% in four years • Payout up to 200% of target shares • Performance criteria 75% Adjusted EPS 25% Relative TSR	• Vests 50% in three years and 50% in four years
* Modality selections and decisions related to a patient's care are always made by the attending nephrologist and patient, and provided pursuant to a physician's order.
Because the table above is intended to represent the general structure of the executive compensation program, it excludes structural items unique to 2019 associated with the transition of Mr. Rodriguez to the role of CEO, namely (1) an incremental grant of PSUs to Mr. Rodriguez specifically associated with his promotion to CEO and (2) special SSAR awards granted to Messrs. Ackerman and Staffieri, Ms. Waters and Ms. Zumwalt in connection with the transition to a new CEO, in order to align incentives for the senior management team around the evolving strategic imperatives of the Company and the new CEO. Also, because Mr. Staffieri was not a Section 16 Officer at the time the executive compensation program was put in place in 2019, he participated in different short-term and long-term incentive programs than described in the chart above.
Target Pay Mix
The Compensation Committee believes that the target pay mix illustrated below appropriately balanced (1) promoting long-term stockholder value creation and preventing excessive risk-taking and (2) providing appropriate incentives and fostering retention objectives. The 2019 CEO Target Total Direct Compensation Mix chart below includes both the normal annual long-term incentive grant to Mr. Rodriguez in early 2019 when he was CEO, Kidney Care, as well as the incremental grant of PSUs associated with his promotion to CEO resulting in an aggregate level of long-term incentive compensation more representative of what would be granted to the CEO in a typical annual grant cycle. The 2019 Average NEO (excluding CEO) Target Total Direct Compensation Mix chart below excludes the SSARs awarded to Messrs. Ackerman and Staffieri, Ms. Waters and Ms. Zumwalt in connection with the transition to a new CEO because these SSAR grants were not viewed as representative of what would be granted to the other NEOs in a typical annual grant cycle. Although Restricted Stock Units (“RSUs”) do not have a performance requirement associated with vesting, the value of the RSUs depends on the stock price at the time of vesting, and therefore are considered as part of the total “At-Risk Compensation.”

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Compensation Discussion and Analysis

Mr. Staffieri was not a Section 16 Officer at the time the long-term incentive grants were made in 2019 and, as a result, he did not receive any PSUs, but received all of his long-term incentive award as RSUs. As a result, the mix between PSUs and RSUs is more heavily skewed towards RSUs in the table above. The other NEOs received an equal mix of RSUs and PSUs.
CEO Premium-Priced SSAR Award
On November 4, 2019 (the "Board Approval Date"), the independent members of the Board, on the recommendation of the Compensation Committee, granted Mr. Rodriguez the Premium-Priced SSAR Award of 2,500,000 SSARs, subject to stockholder approval of an amendment to the 2011 Plan to lift the plan provision that limits to 2,250,000 the number of shares of Common Stock that may be subject to awards made to any one person during any consecutive twelve-month period. Because the Premium-Priced SSAR Award is in lieu of any other long-term incentive awards to Mr. Rodriguez for the next five years, the Company does not intend to grant any additional equity awards to Mr. Rodriguez for the five years following the Board Approval Date. Stockholder approval was obtained at a special meeting of stockholders on January 23, 2020, with approximately 88% of the shares present in person or by proxy and entitled to vote on the proposal voting in favor. Because the grant was subject to stockholder approval of the related amendment to the 2011 Plan, the grant is considered a 2020 grant for accounting purposes and will appear in the 2020 Summary Compensation Table. Given that the Board approved this grant in 2019, we believe it is important to discuss the grant in this Proxy Statement, even though the grant does not appear in the 2019 Summary Compensation Table.
Based on discussions with Compensia, its independent compensation consultant, the Compensation Committee structured the Premium-Priced SSAR Award to reflect stockholder feedback and incentivize the creation of sustained stockholder value, resulting in the following features in the Premium-Priced SSAR Award design:
Premium-Price: The base price (similar to strike price on an option) on the Premium-Priced SSAR Award of $67.80 ("Base Price") was set at a 20% premium to the price per share at which the Company purchased shares in its then recently completed modified "Dutch auction" tender offer and a 56% premium to the price per share on the day before Mr. Rodriguez assumed the CEO role on June 1, 2019. On January 23 2020, the date of the Special Meeting, the closing sale price of a share of Common Stock on the NYSE was $80.50.
Multi-Year Vesting: The Premium-Priced SSAR Award vests 50% three years from the Board Approval Date and 50% four years from the Board Approval Date.
Five-Year Holding Period: There is a five-year holding period requirement from the Board Approval Date with respect to the after-tax Gain Shares (as defined in "—Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Stock-Settled Stock Appreciation Rights"), subjecting the shares underlying the Premium-Priced SSAR Award to a full five years of potential stock price fluctuations.
Five-Year Term: The Premium-Priced SSAR Award will expire on the date that is five years from the Board Approval Date.
Rationale for Premium-Priced SSAR Award
In connection with Mr. Rodriguez's transition to the CEO role in 2019, and leading up to the decision to grant the Premium-Priced SSAR Award to him, the Company and the Board received and proactively sought feedback from the Company's largest stockholders on the structure of the executive compensation program as part of its ongoing stockholder engagement program. The Compensation Committee, in consultation with Compensia, evaluated a number of alternatives to structure the compensation for Mr. Rodriguez in a way that continues to closely align him with Company and stock performance, particularly over the longer-term. The Compensation Committee concluded that the Premium-Priced SSAR Award incentivizes the creation of sustained and meaningful long-term value, as it is subject to a multi-year vesting period, a five-year holding period and

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utilizes a Base Price that is not a performance hurdle triggering exercisability at some lower price. Rather, Mr. Rodriguez only participates in the upside above this price, and would potentially receive no value for five years' worth of equity awards if the required stockholder returns are not sustained. This Premium-Priced SSAR Award also demonstrates the Board's strong confidence in Mr. Rodriguez's leadership of DaVita and the momentum of his new strategy as well as the Board's desire to ensure Mr. Rodriguez's continued service during this period of strategic transformation.
The Company was as of the Board Approval Date, and remains, at an important inflection point as an organization:

•	after divesting the DaVita Medical Group ("DMG") business in June 2019 to focus primarily on the kidney care business,

•	after effectuating the CEO transition following the announced retirement of Mr. Thiry as CEO in April 2019, and

•	while continuing to navigate the ongoing intricacies of a heavily regulated healthcare sector that will be a headlining topic as part of the upcoming 2020 election cycle.
We recognize that there is a lot of work to be done as we are in the early stages of this next phase of our evolution to benefit our patients, teammates, physician partners and healthcare community as a whole. The Board believes that the Premium-Priced SSAR Award provides a powerful incentive to Mr. Rodriguez to take steps that are intended to maximize the sustained, long term value of our Common Stock. Additionally, because gains from the Premium-Priced SSAR Award are settled in DaVita shares (not in cash), and those after-tax Gain Shares must be held for five years from the Board Approval Date, the Board believes that the Premium-Priced SSAR Award powerfully aligns Mr. Rodriguez's interests directly with those of the Company's stockholders.
Some of the other alternatives to incentivize Mr. Rodriguez that were considered by the Compensation Committee, in consultation with Compensia, included continuing to utilize regular annual grants, as well as performance stock units with multiple performance targets. The Board recognized that a multi-year grant is uncommon, but at this stage in the Company's evolution, the Board believed the Premium-Priced SSAR Award was the best alternative to directly link Mr. Rodriguez's compensation with sustained long-term stockholder interests and gives Mr. Rodriguez a strong incentive to execute successfully on the

Company's new strategies to drive meaningful and sustained long-term value for our stockholders.
Our Board is committed to soliciting input from and being responsive to our stockholders on a variety of topics, including executive compensation. Engaging with our investors is fundamental to our commitment to good governance and essential to evolving our executive compensation program and governance practices. The Premium-Priced SSAR Award is a product of that commitment and aligns with our philosophy of linking pay with performance.
Selected Premium
The Board believed that the base price for the award should be set at a premium to the tender clearing price from our then recently completed modified "Dutch auction" tender offer for our stock, because that was a meaningful indicator of value based on the views of our stockholders. By setting the Base Price ($67.80) at a 20% premium to the tender clearing price of $56.50, Mr. Rodriguez has to create and sustain significant long-term value for our stockholders before he will be able to realize meaningful value from the Premium-Priced SSAR Award. In addition, the base price is a significant premium to the stock price when Mr. Rodriguez assumed the CEO role. Specifically, the premium represented by the base price, compared to those benchmarks, is as follows:

	Date	Price	Premium
Stock price day before Mr. Rodriguez assumed CEO role	May 31, 2019	$43.42	56%
Tender clearing price	Aug. 16, 2019	$56.50	20%
On January 23, 2020, the date of the Special Meeting, the closing sale price of a share of Common Stock on the NYSE was $80.50.
Number of SSARs
In determining the number of SSARs to be granted, after discussion with Compensia, the Compensation Committee considered, among other things, the expected value of equity awards that would otherwise have been granted to our CEO over a five-year period. The Compensation Committee believed that the Premium-Priced SSAR Award would provide a similar value to Mr. Rodriguez if he were successful in driving meaningful and sustained stockholder returns. Conversely, in the absence of meaningful and sustained long-term stockholder returns, Mr. Rodriguez will realize little or no value from the

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Compensation Discussion and Analysis

Premium-Priced SSAR Award. The Board does not intend to grant any other equity awards to Mr. Rodriguez during the five-year term of the Premium-Priced SSAR Award. During the five-year term, Mr. Rodriguez will continue to receive a fixed base salary in line with competitive practices, which creates some certainty in base levels of compensation during the term of the Premium-Priced SSAR Award, and also will be eligible to receive an annual short-term incentive award that is designed to align compensation with the achievement of annual objectives that are informed by and aligned with our strategy.
Treatment Upon Termination of Employment
The following is a summary of the treatment of the Premium-Priced SSAR Award under different termination of employment scenarios:

Termination by Company without Cause or by Mr. Rodriguez for Good Reason (a "Qualifying Termination") prior to or not within two years after a Change of Control	Pro rata vesting; Mr. Rodriguez will have one year from the date of his termination of employment (the "Termination Date") to exercise the vested SSARs.
Qualifying Termination within two years after a Change of Control	Vesting in full; Mr. Rodriguez will have one year from the Termination Date to exercise the vested SSARs.
Termination by Company for Cause or by Mr. Rodriguez without Good Reason	Vesting will cease as of the Termination Date; Mr. Rodriguez will have three months from the Termination Date to exercise any vested SSARs.
Termination Upon Death or Disability	Pro rata vesting; Mr. Rodriguez, or his estate, will have one year from the Termination Date to exercise the vested SSARs.
This summary of the Premium-Priced SSAR Award is qualified in its entirety by reference to the Premium-Priced SSAR Award itself, which is filed with the SEC as Appendix A to our Definitive Proxy Statement filed with the SEC on December 6, 2019.
Consideration of Say-on-Pay Results and Pay for Performance
At our annual meeting of stockholders held in June 2019, approximately 91% of the votes cast by stockholders at the annual meeting were voted in favor of the compensation program for our NEOs. We believe this vote reflects strong support for our executive compensation program. However, we continue to evaluate our program to find ways we can refine it and further align management incentives with stockholder interests. Part of that evaluation involves soliciting feedback from investors as part of an ongoing dialogue with our stockholders that we maintain throughout the year. As discussed earlier in this Proxy Statement, we firmly believe that engaging with investors is fundamental to our commitment to good governance and essential to maintaining our strong corporate governance practices. We believe in a collaborative approach to stockholder outreach and value the variety of investors’ perspectives received, which deepens our understanding of stockholder interests and fosters a mutual understanding of governance priorities. See the discussion above under the heading "Corporate Governance — Ongoing Stockholder Outreach" for additional details regarding our principles on stockholder outreach.

Since our 2019 Annual Meeting of Stockholders, at the direction of the Compensation Committee, we contacted stockholders representing approximately 80% of our shares outstanding, and met with stockholders representing approximately 69% of our shares outstanding, including our largest institutional stockholders, to discuss our existing compensation practices and recent developments such as the consummation of the sale of DMG and the 2019 management transition. During these discussions, many of which were led by our Lead Independent Director and/or our Chair of the Compensation Committee, we believed the overall sentiment from stockholders regarding our existing compensation structure, sustainability initiatives and governance matters continued to be positive. Overall, investors expressed general satisfaction with our executive compensation program and corporate governance practices and support of a continued emphasis on “pay-for-performance.” See the subsection titled "— Elements of Compensation —Highlights of 2020 Executive Compensation Program." As part of this engagement with stockholders, we received and proactively sought feedback regarding the compensation structure for Mr. Rodriguez in particular, which resulted in the Premium-Priced SSAR Award grant to Mr. Rodriguez.

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We will continue our ongoing engagement with our stockholders on corporate governance, executive compensation and sustainability matters that are of interest to them.
Since 2012, we have maintained this practice of routinely engaging with stockholders to discuss our executive compensation program and have shared this stockholder feedback with the Compensation Committee. The Compensation Committee intends to continue to consider feedback we receive from our stockholders, including the 2019 say-on-pay results, and to make changes in response to such stockholder feedback when deemed appropriate to further align our executive compensation program and the individual compensation of our NEOs with our compensation and business objectives and stockholder interests. While we have made a number of changes in response to feedback received through stockholder engagement, the table below illustrates how certain feedback we have received over the past several years correlates to the design of certain aspects of our executive compensation program structure. For additional information on governance-related changes made in response to feedback received through stockholder engagement, please see above under the heading "Corporate Governance — Ongoing Stockholder Outreach — Key Themes Discussed with Stockholders in Recent Years and Actions Taken as a Result."

What We Heard		What We Did
Executive Compensation Program
•	There should be more intense focus on stockholder value creation as reflected in a sustained increase in stock price over the longer-term	•	Awarded the Premium-Priced SSAR Award to our CEO, intended to replace five years of future equity grants, and re-introduced SSARs as a component of executive compensation (2020)
•	The Company should consider adding a cash flow metric to the short-term incentive program	•	Added free cash flow metric to the annual incentive program (2020)
•	PSUs earned under the relative TSR metric should be benchmarked against a more specific peer group than the S&P 500 Index	•	Relative TSR representing a performance metric for PSUs is measured compared to the S&P Healthcare Services Select Industry Index (2020)
•	Executive officers should not have excise tax gross-up in case of a change of control	•	Removed excise tax gross-up provision in then-CEO’s employment agreement (2018)
•	The Company should use a “target-based” annual incentive structure rather than a “maximum-based” annual incentive structure to be more in-line with peer companies	•	Switched to “target-based” annual incentive structure (2018)
•	The Company should have a long-term metric tied to return on capital	•	Introduced long-term EPS as PSU target for then-CEO (2016) and more broadly for executive officers (2017)
Our Compensation Design and Philosophy
Our ability to recruit, engage, motivate and retain highly qualified executives is essential to our long-term success. Historically, our compensation program structure has focused on optimizing (i) incentives and metrics that we believe result in the greatest degree of alignment with stockholder interests, and (ii) effective recruitment, engagement, motivation and retention of executives.
In light of the generally favorable reception by stockholders to our compensation program and our most recent say-on-pay vote, the changes being made for the 2020 program are incremental in nature and do not represent wholesale design changes, with one notable exception being the CEO Premium-Priced SSAR Award. The related amendment to the 2011 Plan to permit the CEO Premium-Priced SSAR Award was approved by our stockholders at the

Special Meeting on January 23, 2020, with approximately 88% of the shares present in person or by proxy and entitled to vote on the proposal voting in favor.
Greater detail on the changes we are making to our short-term and long-term incentive programs are provided in the subsection titled "— Elements of Compensation — Highlights of 2020 Executive Compensation Program."

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Compensation Discussion and Analysis

2019 Financial and Performance Highlights
Our overall financial performance in 2019 benefited from increased treatment volume from acquired and non-acquired growth in both our U.S. dialysis and international businesses and a corresponding increase in revenue, as well as improved operating margins due to a decrease in the cost of calcimimetics (a class of drugs used to treat secondary hyperparathyroidism, a common condition in ESRD patients which can result in bone fractures) from the introduction of lower cost oral generics, a decrease in other pharmaceutical unit cost, and a decrease in advocacy costs as compared to the prior year. This was partially offset by increases in labor and benefits costs, other center related costs and a decrease in revenues from the closure of our pharmaceutical business in 2018. The year-over-year comparison was also adversely impacted by $36 million of additional Medicare bad debt revenue recognized in 2018 due to a policy election on adoption of the new revenue recognition accounting standard. We believe that the NEOs were instrumental in achieving our 2019 results, including the following achievements and financial and operating performance indicators for 2019 as compared to 2018:

•
improved key clinical outcomes in our U.S. dialysis business, including our recognition as an industry leader for the seventh consecutive year in CMS’ Quality Incentive Program and for the last six years under the CMS Five-Star Quality Rating system;

•
23.5% é growth in our integrated care patient population (patients enrolled in special needs plans, ESCOs and value-based contracts), while continuing to develop integrated care capabilities and advocate for availability of integrated care on a broader scale, either through new legislation or the mandatory and voluntary payment model demonstrations being developed by CMS;

•	4x home modalities growth in 2019 versus in-center growth, and innovation in the use of home remote monitoring;

•	closed on the previously announced sale of DMG, on June 19, 2019, at a price of $4.34 billion, subject to customary purchase price adjustments;

•	2.2% é U.S. dialysis revenue growth;

•	13.6% é international revenue growth;

•	2.5% é U.S. dialysis treatment growth;

•	89 é net increase of U.S. dialysis centers and a net increase of 18 international dialysis centers;

•	$2.0 billion operating cash flows from continuing operations;

•
repurchased over 41 million shares of our common stock for approximately $2.4 billion (including through a modified "Dutch auction" tender) and reduction of our outstanding share count by approximately 24.4% year-over-year;

•	a $174 million or 19.3% reduction in routine maintenance and development capital expenditures from continuing operations, consistent with our capital efficient growth strategies; and

•	entry into a new $5.5 billion senior secured credit agreement and redemption of our 5.75% senior notes.
As a care-giving company, we focus on not just improving clinical outcomes, but also improving our patients' quality of life through clinical initiatives. One specific example of this has been our continued focus on reducing infections in our patients. Dialysis patients are prone to infection, which can often lead to lengthy hospitalization stays and increased mortality. In 2019, we reduced the rate of bloodstream infections by 13% and reduced the rate of peritonitis (inflammation of the tissue covering the inside of the abdominal cavity, which is more common in patients undergoing peritoneal dialysis) by 20% versus the prior year. These are meaningful improvements that we believe kept many of our patients out of the hospital.

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Linking 2019 NEO Compensation to Performance
Our compensation program for our NEOs emphasizes compensation based on performance and is designed to align our NEOs’ interests with those of our stockholders. To that end, our compensation program is designed to reward those individuals who have performed well in creating and protecting significant long-term value for the Company and its stockholders by permitting them to share in the value generated. As such, our compensation program heavily emphasizes variable compensation in the form of performance-based cash and equity awards.
When determining the compensation for our NEOs for 2019, the Compensation Committee evaluated the following:

•	clinical operating results

•	financial performance

•	advances in strategic imperatives

•	organizational development and succession planning
Specifically in determining the amounts of the annual performance incentives for 2019, the Compensation Committee evaluated the outcome of the specific performance metrics for the short-term incentive program. See the subsection titled "— Elements of Compensation — Short-Term Incentive Program (STI Program) for 2019" below for further discussion.
In determining the amounts of the annual long-term incentive awards for 2019, the Compensation Committee considered historical long-term incentive awards, realized compensation in the context of actual performance against previously set targets, relative performance as compared to other executives in the Company, and the pay practices of our comparator peer group, all as more fully detailed in the subsection titled "— Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 —Determining LTI Program Award Amounts." The following table shows the 2019 total direct compensation elements (base salary, annual performance-based cash award paid and annual long-term incentive award granted) determined by the Compensation Committee for each NEO. This table is not a substitute for the information disclosed in the 2019 Summary Compensation Table and related footnotes.

Name	Base Salary[1]	Annual Cash Award		Annual LTI Award[4]		Total Direct Compensation
Javier J. Rodriguez	$1,066,154	$2,791,441	[2]	$8,748,533	[5]	$12,606,128
Kent J. Thiry	$1,138,462	$2,399,466	[2]	$3,485,347		$7,023,275
Joel Ackerman	$700,000	$1,280,906	[2]	$2,987,447	[6]	$4,968,353
Michael D. Staffieri	$700,000	$1,400,000	[3]	$4,000,023	[6]	$6,100,023
Kathleen A. Waters	$566,154	$838,375	[2]	$1,493,750	[6]	$2,898,279
LeAnne M. Zumwalt	$426,154	$446,555	[2]	$995,799	[6]	$1,868,508

1	The amounts reported here reflect the base salary amounts actually paid during the 2019 fiscal year.

2
The amounts reported here reflect the payments made to Messrs. Rodriguez, Thiry, and Ackerman and Mss. Waters and Zumwalt under the 2019 STI Program. Ms. Zumwalt's amount excludes a performance-based bonus of $343,333, which was paid based on the achievement of specified pre-determined strategic operational goals. This amount is excluded from this column as it is not considered part of the normal 2019 annual incentive compensation payouts. It represents a portion of amounts withheld from annual bonuses from prior years pending the achievement of the additional strategic operational goals, and as such, reflects compensation for both 2019 and prior year performance.

3
Mr. Staffieri did not participate in the 2019 STI Program. The amount reported reflects the bonus payment under the annual bonus program applicable to Mr. Staffieri, as described further below in the subsection titled "— Elements of Compensation — Short-Term Incentive Program (STI Program) for 2019."

4
The amounts reported under the Annual LTI Award column consist of the grant date fair value of all 2019 annual equity awards (RSUs and PSUs). For additional details on the terms of the 2019 equity awards, see "— Executive Compensation — 2019 Summary Compensation Table" and "— Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Equity Awards," respectively.

5
The amount reported includes a PSU award in connection with the promotion of Mr. Rodriguez into the role of CEO. This PSU award vests 100% on May 15, 2022, subject to Mr. Rodriguez's continued employment and the achievement of the underlying performance conditions. The grant date fair value of this PSU award was $1,777,788. This amount does not include the Premium-Priced SSAR Award as that amount was not considered 2019 compensation under applicable accounting rules.

6
The amounts reported exclude one-time SSAR grants in connection with the 2019 management transition in order to align incentives for the senior management team around the evolving strategic imperatives of the new CEO. For Mr. Ackerman and Ms. Waters, the SSARs vest 50% on June 20, 2022 and 50% on June 20, 2023, subject to the NEO’s continued employment through the applicable vesting dates. For Mr. Staffieri and Ms. Zumwalt, the SSARs vest 50% on June 20, 2021 and 50% on June 20, 2023, subject to the NEO's continued employment through the applicable vesting dates. The grant date fair value of these SSARs was as follows: Mr. Ackerman - $1,565,971, Mr.

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Compensation Discussion and Analysis

Staffieri - $2,802,840, Ms. Waters - $1,138,888 and Ms. Zumwalt - $560,568. For additional description of the SSARs, see the subsection titled “— Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Equity Awards — Stock-Settled Stock Appreciation Rights.”
Realized LTI
To help our stockholders evaluate the alignment of our executive pay with performance and the rigor of the Company's long-term incentive criteria, the tables below compare the actual value realized by Messrs. Rodriguez and Thiry upon vesting from long-term incentive awards ("Realized LTI") to the grant date fair value of those awards over the three-year period for which compensation is disclosed in this Proxy Statement (2017, 2018 and 2019). The second column presented for each year in the graphs below represents (i) the sum of (a) the value of Cash LTI vesting during the year and (b) the value of equity on the applicable vesting date during the year as a percentage of (ii) the target value of Cash LTI and grant date fair value of such equity. Specifically, the value of equity at each vesting date is represented by the sum of (i) the actual intrinsic value of any SSAR that vested in the indicated year, valued based on the closing stock price as of the date of vesting, (ii) the value of any RSU award that vested in the indicated year, valued based on the closing stock price as of the date of vesting and (iii) the value of any PSU award that vested in the indicated year, reflecting the actual shares earned for those PSUs, based on the performance metric outcome, and the closing stock price as of the date of vesting. For example, Mr. Rodriguez was scheduled to vest in approximately $5.8M in 2019 based on the grant date fair value from previous SSAR and PSU awards and a Cash LTI grant. However, the actual value at vesting was $0.2M due to target outcomes of approximately 28% and 38% on the 2015 and 2016 PSUs, respectively; no value from relevant SSARs since the stock price on the vesting date was below the base price; and no payout on the Cash LTI, since the performance outcome was below the minimum threshold. As a result, Mr. Rodriguez vested in long-term incentives in 2019 with a value of 3% of the grant date target value of those long-term incentives.
We believe that Realized LTI is useful to our stockholders as a complement to the information in the 2019 Summary Compensation Table, as Realized LTI allows for an evaluation of the specific relationship between pay and performance over a longer period of time. Realized LTI represents supplemental disclosure and should not be viewed as a substitute for the information disclosed in the 2019 Summary Compensation Table and related footnotes.

CEO Performance Based Long-Term Incentive Compensation
Javier J. Rodriguez

120%
100%
80%
60%
40%
20%
0%
100%
76%
100%
51%
100%
3%
2017
2018
2019
Grant Date Fair Value
Realized LTI

	2017	2018	2019
3-year TSR*	(0.3%)	(4.3%)	(18.0%)
4-year TSR*	14.2%	10.6%	(27.9%)

* Represents the total stockholder return based on average closing stock price for each trading day in the first quarter of the indicated year as compared to the corresponding average three and four years prior, which are the years in which the equity grants had been made that vest in the indicated years.

59

Executive Chair Performance Based Long-Term Incentive Compensation
Kent J. Thiry

120%
100%
80%
60%
40%
20%
0%
100%
34%
100%
6%
100%
10%
2017
2018
2019
Grant Date Fair Value
Realized LTI

	2017	2018	2019
3-year TSR*	(0.3%)	(4.3%)	(18.0%)
4-year TSR*	14.2%	10.6%	(27.9%)

* Represents the total stockholder return based on average closing stock price for each trading day in the first quarter of the indicated year as compared to the corresponding average three and four years prior, which are the years in which the equity grants had been made that vest in the indicated years.
Realizable Pay
To demonstrate further the alignment of executive pay with performance, the tables below compare the realizable pay (actual cash compensation and the intrinsic value of equity-based compensation as of year-end) for Messrs. Rodriguez and Thiry over the three-year period for which compensation is disclosed in this Proxy Statement (2017, 2018 and 2019) to target annual compensation. These tables provide supplemental disclosure and should not be viewed as a substitute for the information disclosed in the 2019 Summary Compensation Table and related footnotes.
Whereas the Realized LTI in the prior section reflects the actual value realized on vesting in each of the indicated years, irrespective of what year the underlying grant was made, the Realizable Pay reflects the estimated future value of compensation granted in the given year. For example, in 2019, our CEO, Mr. Rodriguez, realized 3% of the grant date fair value of LTI granted in prior years, as indicated in the prior section. On the other hand, as indicated below, based on estimated performance and stock price as of December 31, 2019, Mr. Rodriguez could be expected to ultimately realize $21.4 million versus a target value of $11.4 million for the different elements of his compensation granted in 2019. Said differently, "Realized LTI" is "backward looking" and "Realizable Pay" is "forward looking."

Notice of 2020 Annual Meeting and Proxy Statement	60

Compensation Discussion and Analysis

CEO Realizable Pay
Javier J. Rodriguez
(Based on estimated payouts for performance periods not yet ended)

$25.0
$20.0
$15.0
$10.0
$5.0
$-
in millions ($)
$6.4
$2.3
$3.2
$0.9
$9.5
$2.7
$5.9
$0.9
Vests in 2020 and 2021
Includes Cash LTIP granted in 2017 that vests in 2020
$6.9
$4.9
$1.1
$0.9
$9.2
$6.4
$1.9
$0.9
Vests in 2021 and 2022
$11.4
$8.7
$1.6
$1.1
$21.4
$17.5
$2.8
$1.1
Vests in 2022 and 2023
Target Annual
Realizable Pay
Target Annual
Realizable Pay
Target Annual
Realizable Pay
2017
2018
2019
Salary
Non-Equity Incentive Comp
Equity Comp

	2017	2018	2019
TSR*	15.3%	3.4%	45.0%

* Represents the total stockholder return based on the closing stock price on December 31, 2019 (which forms the basis for the calculation of realizable value for the equity grants included in the chart above) as compared to the closing stock price on the first day of the indicated year.

Executive Chair Realizable Pay
Kent J. Thiry

(Based on estimated payouts for performance periods not yet ended)

$25.0
$20.0
$15.0
$10.0
$5.0
$-
in millions ($)
$15.0
$11.7
$2.0
$1.3
$16.8
$13.7
$1.8
$1.3
Vests in 2020 and 2021
$15.2
$11.9
$2.0
$1.3
$22.3
$17.7
$3.3
$1.3
Vests in 2021 and 2022
$6.0
$3.5
$1.4
$1.1
$10.8
$7.3
$2.4
$1.1
Vests in 2020, 2022 and 2023
Target Annual
Realizable Pay
2017
2018
2019
Salary
Non-Equity Incentive Comp
Equity Comp

	2017	2018	2019
TSR*	15.3%	3.4%	45.0%

* Represents the total stockholder return based on the closing stock price on December 31, 2019 (which forms the basis for the calculation of realizable value for the equity grants included in the chart above) as compared to the closing stock price on the first day of the indicated year.

61

The first column in each graph above represents target annual compensation. Specifically, it reflects (i) base salary earned during the year, (ii) target non-equity incentive compensation under the STI Program, (iii) target non-equity incentive compensation granted as Cash LTI in the applicable year and (iv) grant date fair value of equity awards granted in the applicable year. We transitioned from a "Maximum Bonus Structure" to a "Target" opportunity structure for the annual incentive program in 2018. For 2017, the effective annual "Target" opportunity was 50% of the Maximum Bonus Potential, and this is what is included in "Target Non-Equity Incentive Comp" for 2017 in the graphs above. The second column in each graph reflects (i) base salary earned during the year, (ii) actual non-equity incentive compensation earned under the STI Program for the year, (iii) actual non-equity incentive compensation ultimately paid under the Cash LTI initially granted in the applicable year and (iv) the actual intrinsic value as of December 31, 2019 of any equity awards granted in the applicable year.
All equity awards granted in the respective years reported in the graphs above remained fully unvested as of December 31, 2019. Mr. Rodriguez only received a Cash LTI grant in 2017, since the Company stopped awarding Cash LTI beginning in 2018. Mr. Thiry was never granted Cash LTI, resulting in all of his long-term incentive compensation being delivered in the form of equity.
The intrinsic value of an SSAR award is calculated as the "in-the-money" value, or difference between the base price of an SSAR and the closing stock price of $75.03 per share as of December 31, 2019, multiplied by the number of shares subject to the SSAR award. The intrinsic value of PSUs reflects the payouts actually achieved for PSUs associated with performance periods that have ended as of December 31, 2019 and the estimated payouts for PSUs associated with performance conditions still outstanding as of December 31, 2019, in each case with those shares valued at the closing stock price of $75.03 per share as of December 31, 2019. The intrinsic value of RSUs is calculated based on the closing stock price of $75.03 per share as of December 31, 2019.
Stockholder Interest Alignment
Our executive compensation is designed to reflect our pay-for-performance philosophy and to align the interests of our executives with the long-term interests of our stockholders. In 2019, our executives received all long-term incentive compensation in the form of equity compensation. Notably, the annual long-term incentive grant cycle for 2019 was comprised entirely of RSUs and PSUs. After consideration of the mix of unvested RSUs, PSUs and SSARs held by our Section 16 Officers, we decided not to grant any SSARs in the 2019 grant cycle to enhance our retention objectives. In order to maintain a meaningful performance-based component to the long-term incentive program, 61% of the long-term incentive grant in the 2019 annual grant cycle for the CEO and 50% for all other NEOs (other than Mr. Staffieri, who was not a Section 16 Officer at the time of the 2019 grant) were in the form of PSUs. Subsequently, and in connection with the 2019 management transition, we granted additional long-term incentive compensation in the form of SSARs to the NEOs other than Messrs. Rodriguez and Thiry to align their incentives with the evolving strategic imperatives of the new CEO. See the subsection titled "Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Determining LTI Program Award Amounts — 2019 Management Transition SSAR Grants" below.

We believe that long-term, capital-efficient growth is aligned with the creation of stockholder value and that using adjusted earnings per share as a performance metric focuses our executives on maximizing long-term stockholder value and imposes further discipline on the type of development and acquisition-driven growth that we evaluate and in which we invest. As a result, the Compensation Committee selected adjusted multi-year earnings per share as the performance metric for 75% of the PSUs granted to our NEOs in 2019.
Relative total stockholder return ("Relative TSR") represents the performance metric for the remaining 25% of the PSUs granted to our NEOs in 2019. Relative TSR for the 2019 grants is measured by comparing the return on an investment in DaVita to an investment in the S&P 500 index over three- and four-year performance periods.

Notice of 2020 Annual Meeting and Proxy Statement	62

Compensation Discussion and Analysis

Key Features of Our Executive Compensation Program
Our executive compensation program includes the following practices and policies, which we believe reinforce our executive compensation philosophy and objectives and are aligned with the interests of our stockholders:

What We Do

✓	Align compensation with stockholder interests. The compensation program for our NEOs is designed to align the interests of our executives with the long-term interests of our stockholders.
✓
At-risk compensation. Our executive compensation program emphasizes variable (or at-risk) compensation in the form of performance-based cash and equity awards. For 2019, approximately 91% of the target total direct compensation for our CEO and, on average, approximately 83% of the target total direct compensation for NEOs other than the CEO was at-risk compensation.

✓
Multi-year vesting and performance periods. Generally, our long-term equity incentive awards have multi-year vesting and performance periods to reinforce a culture in which the Company’s long-term success takes precedence over volatile short-term results.

✓
Annual say-on-pay vote. We conduct an annual advisory “say-on-pay” vote to approve the compensation of our NEOs. At our 2019 annual meeting of stockholders, approximately 91% of the votes cast on the say-on-pay proposal were voted in favor of the 2018 compensation of our NEOs, and since 2013, on average approximately 93% of the votes cast were voted in favor of the compensation of our NEOs.

✓	Stockholder engagement. We continue to be committed to ongoing engagement with our stockholders on executive compensation, sustainability and corporate governance matters.
✓
Independent compensation consultant retained by the Compensation Committee. Our Compensation Committee uses an independent compensation consultant that reports directly to the Compensation Committee and provides no other services to the Company.

✓
Annual comparator peer group review. Our Compensation Committee, with the assistance of its independent compensation consultant, evaluates our executive compensation program against a comparator peer group, which is reviewed annually for adjustments.

✓
“Double-trigger” change of control provisions in equity award agreements. Our equity award agreements provide for double-trigger acceleration of vesting for equity awards in the event of a change of control of the Company.

✓	Limits on severance payments. Under our employment and severance arrangements with executive officers, severance payments are limited to not more than 3x base salary and bonus.
✓
Clawback policy. We have a clawback policy that permits recovery of cash incentive and equity-based compensation from executive officers in connection with certain restatements of the Company’s financial statements or significant misconduct.

✓
Stock ownership requirements. We apply meaningful stock ownership requirements to further align the interests of our executive officers with the long-term interests of our stockholders (6x base salary for our CEO and 3x base salary for all of our other executive officers).

✓
Annual risk assessment. Based on our annual risk assessment, we have concluded that our compensation program does not present any risk that is reasonably likely to have a material adverse effect on the Company.

What We Do Not Do

✗
No repricing or replacing of underwater stock appreciation rights or stock options. Our equity incentive plan prohibits repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval.

✗
No hedging of Company securities and restricted pledging of Company securities. Our Insider Trading Policy prohibits our directors and all employees (including our officers) from entering into any hedging transactions relating to our securities. The policy also prohibits our directors, executive officers and teammates that are VP level and above from pledging Company securities as collateral for a loan.

✗	No change-of-control tax gross-ups in employment agreements. None of our employees is eligible for excise tax gross-up payments in connection with a change of control of the Company.
✗	No defined benefit pension benefits. We do not have a defined benefit pension plan for any employee that provides for payments or other benefits in connection with retirement.
✗	No dividends on unearned or unvested stock awards. We do not pay dividends or dividend equivalents on unearned performance-based stock awards or unvested time-based stock awards.

63

Elements of Compensation
The elements of direct compensation offered under our executive compensation program include both fixed (base salaries) and variable (short-term and long-term incentives) compensation.
Base Salary
We compensate our executives with a base salary because we believe it is appropriate that some portion of compensation be provided in a form that is liquid and assured. Base salaries are initially established at levels necessary to enable us to attract and retain highly qualified executives with reference to both our peer group and comparative pay within the Company for executives with similar levels of responsibility, the prior experience of the executive, and expected contributions to Company performance.
We do not guarantee base salary adjustments on an annual basis. After considering input from Compensia, at the beginning of each year, the Compensation Committee considers adjustments to base salary as part of the overall annual compensation assessment for our executives. Our CEO typically provides the Compensation Committee with his recommendation regarding merit-based increases for each executive officer other than himself. The CEO’s and Executive Chairman's base salary is recommended by the Compensation Committee for approval by the independent members of the Board of Directors, after considering input from Compensia and Compensia’s analysis of our comparator peer group.
In March 2019, the base salaries for Mr. Rodriguez, Ms. Waters and Ms. Zumwalt were each increased by $40,000 in recognition of their performance and to better align with the competitive market. Effective June 1, 2019, the base salary for Mr. Rodriguez was further increased by $260,000 reflecting his assumption of the role of CEO and to better align his compensation as CEO with that of the CEOs of our comparator peer group. At the same time, Mr. Thiry's annual salary was reduced by $300,000 in connection with Mr. Thiry's transition to the role of Executive Chairman, reflecting a reduction in his portfolio of responsibilities. The Compensation Committee did not adjust the base salary levels for Mr. Ackerman or Mr. Staffieri as compared to 2018. Base salaries for the NEOs as of December 31 of each year are reflected in the following table:

Name	2018 Base Salary	2019 Base Salary	Percentage Change in Base Salary in 2019
Javier J. Rodriguez	$900,000	$1,200,000	33%
Kent J. Thiry	$1,300,000	$1,000,000	(23%)
Joel Ackerman	$700,000	$700,000	0%
Michael D. Staffieri	$700,000	$700,000	0%
Kathleen A. Waters	$540,000	$580,000	7%
LeAnne M. Zumwalt	$400,000	$440,000	10%

Notice of 2020 Annual Meeting and Proxy Statement	64

Compensation Discussion and Analysis

Short-Term Incentive Program (STI Program) for 2019
The 2019 STI Program awards were granted pursuant to the 2011 Plan, which permits the issuance of stock options, SSARs, RSUs, PSUs, equity-based and cash-based performance awards, as well as other forms of equity awards.
In 2019, the annual bonus opportunity for Messrs. Rodriguez, Thiry and Ackerman and Ms. Waters and Ms. Zumwalt was granted under the STI Program. Our STI Program is applicable to all Section 16 Officers other than the Chief Accounting Officer. Since Mr. Staffieri was not a Section 16 Officer at the time the 2019 STI Program was developed, he participated in the same Maximum Bonus Potential Program applicable to non-Section 16 bonus-eligible teammates. Specifically, this Maximum Bonus Potential program for 2019 relies less on strictly formulaic assessments of performance, and more on non-formulaic qualitative and quantitative assessments of performance as calibrated against a maximum potential annual bonus amount. In 2019, Ms. Zumwalt also earned $343,333 of a total potential of $1,030,000, which represents a portion of the bonuses that would have been paid to her in prior years under the annual bonus programs for such years but remained subject to Ms. Zumwalt's achievement of pre-determined specified strategic operational goals. During 2019, Ms. Zumwalt achieved a portion of the specified strategic operational goal and remains eligible to receive the remaining portion of the withheld bonuses based on her achievement of the remaining portion of the strategic operational goal. The goal was designed to be challenging and require consistent execution by Ms. Zumwalt in order to be achieved, with the level of achievement to be determined based on an evaluation by Messrs. Thiry and Rodriguez. This amount was not part of the normal annual 2019 STI Program, but instead represents compensation earned based on the achievement of a specified performance goal in 2019 which was funded through the withholding of a portion of the bonuses that would have been paid to Ms. Zumwalt in 2014 through 2017 under the annual bonus programs.
The participants in the 2019 STI Program had a target bonus approved by the Compensation Committee, and with respect to the CEO and Executive Chairman, the independent members of the Board. Participants could earn up to 200% of their target bonus, subject to the application of negative discretion. In addition, the 2019 STI Program included a modifier which would have allowed participants to achieve an incremental 50% payout, based on a predetermined objective involving legislation related to full capitation or regulated demonstration for ESRD, with the payout determined based on the executive's level of involvement and role played in the achievement of this objective, resulting in the potential to earn up to 300% of target bonus. The Compensation Committee believed it is appropriate to allow for payment up to 300% of target because a successful outcome on legislation related to full capitation or regulated demonstration for ESRD would create significant potential long-term stockholder value. That said, the conditions necessary for this modifier objective to be deemed achieved were not met in 2019. The following table summarizes the target bonus and target bonus as a multiple of base salary for each of the NEOs who was a participant in the 2019 STI Program:

Name	2019 Base Salary	2019 Target Incentive Opportunity	2019 Target Incentive Opportunity as a Percentage of Salary
Javier J. Rodriguez	$1,080,384	$1,620,575	150%
Kent J. Thiry	$1,124,110	$1,393,014	124%
Joel Ackerman	$700,000	$750,000	107%
Kathleen A. Waters	$580,000	$500,000	86%
LeAnne M. Zumwalt	$440,000	$268,000	61%
*Messrs. Rodriguez and Thiry are the only NEOs with annual bonuses approved by the Committee as a percentage of their base salary. The target incentive opportunities for the other NEOs were approved by the Committee in terms of an absolute dollar opportunity and this column includes the percentage opportunity determined by dividing the target dollar value by the NEO’s base salary.
The 2019 Base Salary amounts in the table above may not match the 2019 salary reported in the 2019 Summary Compensation Table. For Messrs. Rodriguez and Thiry, the table above reflects the salary accrued and earned in 2019, which forms the basis for the 2019 Target Incentive Opportunity, whereas the 2019 salary reported in the Summary Compensation Table reflects the salary actually paid in 2019 based on the timing of the biweekly payroll cycles. Mr. Rodriguez's employment agreement as CEO provides for a target incentive bonus opportunity in 2019 of 150% of salary earned in 2019. Mr. Thiry's employment agreement as Executive Chairman provides for a target incentive bonus opportunity of 150% of salary earned in his role as CEO and 100% of his salary earned in his role as Executive Chairman, pro-rated for the portion of the year during which he serves in each respective role. For Ms. Waters and Ms. Zumwalt, the salary in the table above reflects the annualized salary after giving effect to the increase approved by the Compensation Committee during the 2019 annual compensation cycle, whereas the salary reported in the 2019 Summary Compensation Table reflects the salary actually paid to them during the calendar year 2019.

65

Adjusted operating income from our continuing operations and a clinical metric related to the volume growth of dialysis treatments performed at home relative to the overall volume growth of dialysis treatments formed the basis for 70% and 15%, respectively, of the target incentive opportunity for each participant in the 2019 STI Program. The remaining 15% consisted of strategic objectives which varied by individual. The Compensation Committee or, in the case of the CEO and Executive Chairman, the independent members of the Board, can exercise negative discretion to reduce the annual bonus payment as otherwise formulaically determined based on changed or special circumstances, or other factors that may not have been anticipated when the criteria range for the metrics was established. In setting these 2019 STI Program performance goals, the Compensation Committee considered the uncertainty in the operating environment at the time the goals were set and set the targets at levels that it deemed to be challenging but achievable with strong and consistent performance. The following table summarizes the performance metrics, weightings, criteria ranges, performance-based eligibility ranges, actual performance and eligible payout percentages for the components of the 2019 STI Program:

2019 STI Program Performance Metrics	Performance Metrics Weightings	Criteria Range	Performance Based Eligibility Range (%)	Actual Performance	Eligible Payout Achieved (%)
Financial: Adjusted Operating Income from Continuing Operations	70.0%	$1,540 million to $1,640 million ($1,575 million target)	0%; 50% - 200%	$1,770 million	200.0%
Clinical: Home Modalities Outperformance vs. Non-Acute Non-Acquired Growth ("NAG")	15.0%	3% - 9% (6% target)	0%; 50% - 200%	3.9%	65.0%
Strategic Objectives	15.0%	Varies by NEO	0% - 200%	Varies by NEO	Varies by NEO
Adjusted Operating Income
The adjusted operating income from continuing operations metric had a range corresponding to the latest guidance range as provided to our stockholders at the time the Compensation Committee approved the 2019 STI Program performance conditions. In addition, the Compensation Committee specified that the actual results would be adjusted for certain items which could negatively impact short-term adjusted operating income results but which the Compensation Committee viewed as aligning with long-term value creation for stockholders, as well as adjustments for items that do not reflect the normal operations of the Company. All such adjustments were specified in advance by the Compensation Committee in detail at the time it approved the 2019 STI Program.
The level of adjusted operating income from continuing operations for target payout at the time that the 2019 STI Program was developed factored in anticipated inflationary unit cost increases, particularly wage rate pressures on total labor costs, which were expected to more than offset the benefits of revenue per treatment increases, calcimimetics profit (calcimimetics is a class of drugs used to treat secondary hyperthyroidism, a common condition in ESRD patients which can result in bone fractures) and the absence of expenses related to the 2018 California ballot initiative. The level for target payout ($1,575 million adjusted operating income from continuing operations) represented the budget for 2019 adjusted operating income from continuing operations. In light of the anticipated headwinds referenced above, the Compensation

Committee believed that the performance level for achieving target payout would not be easily achieved and was a rigorous goal.
The threshold for 50% payout (below which payout was 0%) was set at the low end of the most recent guidance provided to our stockholders for adjusted operating income from continuing operations prior to the approval of the criteria for the 2019 STI Program.
Notwithstanding the headwinds to profit growth anticipated in 2019, as described in the preceding paragraph, strong operating performance in 2019 resulted in achievement at the 200% payout eligibility level. Drivers of this outperformance included a decrease in the cost of calcimimetics relative to our original expectations, partially due to the introduction of lower cost oral generics in 2019 and effective contracting; revenue per treatment and labor productivity better than expectations; general and administrative costs below expectations; which were partially offset by volume growth below expectations. Because we expect increased calcimimetics profit to be a transitory factor, the Compensation Committee considered whether to exercise its negative discretion with respect to this criterion, evaluating what the performance outcome would have been if only budgeted results had been achieved with respect to calcimimetics (rather than actual). Even at budgeted results with respect to calcimimetics, the Company’s 2019 performance would have been at the 200% payout eligibility level, and so the Compensation Committee determined not to exercise its negative discretion.

Notice of 2020 Annual Meeting and Proxy Statement	66

Compensation Discussion and Analysis

Home Modalities Outperformance vs. Non-Acute Non-Acquired Growth ("NAG")
Each year the Company has one or more clinical imperatives which are a particular area of operational focus to drive continuous improvement in the clinical outcomes for our patients. While the metric in the 2018 STI Program (Frequent Excessive Interdialytic Weight Gain) continues to be a focus area for the Company’s clinical operations, for the 2019 STI Program, the Compensation Committee selected a clinical criterion related to home dialysis modalities, consistent with the Company’s evolving capital-efficient growth strategies.
An important element of our clinical strategic imperatives has been the continued development and implementation of, and education regarding the availability of home modalities. Modality selection and decisions related to a patient's care are always made by the attending nephrologist and patient, and provided pursuant to a physician's order. Our goal is to provide education of the home opportunity and support the decision of the attending nephrologist and patient.
There are two different home modalities, home hemodialysis ("HHD") and peritoneal dialysis ("PD"). HHD utilizes a machine similar to that used in outpatient dialysis centers to cycle a patient's blood through an artificial kidney, or dialyzer. PD utilizes a patient's peritoneal, or abdominal, cavity to cleanse a patient's blood. As widely supported by the government, home modalities have been underutilized and in many instances could be the preferred form of treatment for some patients under certain circumstances. We strive to give them the education and options to make an informed decision.
The home modalities outperformance metric is calculated as 2019 NAG for home modalities less 2019 NAG for all non-acute (that is, non-hospital) modalities. NAG is essentially a measure of year-over-year increase in same-store treatment volume, that is, the increase in aggregate treatment volume at clinics that were in operations for all of 2018 and all of 2019, to normalize for the impact of clinic openings and clinic closures. Although our PD business exceeded our internal target, our HHD business performed below our internal targets, and as a result overall home modalities NAG exceeded all non-acute modalities NAG by 3.9%, which resulted in the below-target payout at 65% for this metric.

Strategic Objectives
Strategic objectives vary by participant in the 2019 STI Program, with each objective being evaluated qualitatively to result in a single performance outcome for the strategic objectives for each participant measured on a scale of 0% to 200%, with 100% representing target. The Compensation Committee designed the individual strategic objectives to be challenging, but achievable with strong and consistent performance. More than one executive officer may have the same strategic objective given its importance and/or the role played by the individual executive officer. Participants in the 2019 STI Program had between eight and eleven strategic objectives.

67

The following summarizes the strategic objectives for the 2019 STI Program by individual.
Javier J. Rodriguez
Objectives centered around the 2019 management transition, driving successful progress on our key strategic imperatives, key contract renewals, advancing the Company’s public policy objectives and effectively aligning our teammates and organization around short and long-term strategic imperatives.
Kent J. Thiry
Objectives focused on the 2019 management transition, closing the DMG transaction, driving successful progress on key strategic imperatives, and advancement of the Company’s public policy objectives.

Joel Ackerman
Objectives centered around closing the DMG transaction, driving successful progress on the Company’s key strategic imperatives, management of the Company’s financial and capital allocation strategies, including the Company’s stock repurchase program, organization development, and onboarding of a new CAO.
Kathleen A. Waters
Goals focused on closing the DMG transaction, successful management of litigation/government investigation priorities, organization development, and supporting the Company’s key strategic imperatives.
LeAnne M. Zumwalt
Objectives centered around the advancement of the Company’s public policy and legislative initiatives and organizational development goals.

The table below summarizes the performance metrics and their relative weights and the eligible payout achieved, target incentive opportunity, and total eligible and actual STI Program award by NEO. Additional description of each of the metrics is provided above.

		Eligible Payout Achieved
2019 STI Program Performance Metrics	Performance Metrics Weightings	Javier J. Rodriguez	Kent J. Thiry	Joel Ackerman	Kathleen A. Waters	LeAnne M. Zumwalt
Financial: Adjusted Operating Income from Continuing Operations	70.0%	200.0%	200.0%	200.0%	200.0%	200.0%
Clinical: Home Modalities Outperformance vs. Non-Acute Non-Acquired Growth ("NAG")	15.0%	65.0%	65.0%	65.0%	65.0%	65.0%
Strategic Objectives	15.0%	150.0%	150.0%	140.3%	119.5%	112.5%

Total Weighted Eligible Payout Achieved		172.3%	172.3%	170.8%	167.7%	166.6%
Target Incentive Opportunity		$1,620,575	$1,393,014	$750,000	$500,000	$268,000
Total Eligible and Actual STI Program Award		$2,791,441	$2,399,466	$1,280,906	$838,375	$446,555
Mr. Staffieri's bonus was based on a qualitative evaluation of his performance in 2019, including his successes in improving labor productivity versus 2018, reducing capital expenditures versus 2018 and technology innovation in home remote monitoring and telehealth.

Mr. Staffieri's Maximum Bonus Potential, percentage of Maximum Bonus Potential and annual bonus paid are indicated in the table below:

2019 Bonus
Michael D. Staffieri
Maximum Bonus Potential	$1,500,000
Percentage of Maximum Bonus Potential Achieved	93.3%
Annual Bonus	$1,400,000

Notice of 2020 Annual Meeting and Proxy Statement	68

Compensation Discussion and Analysis

Long-Term Incentive Program for 2019
Long-Term Incentive Program ("LTI Program") awards are granted pursuant to the 2011 Plan. Our LTI Program is designed to provide a link to long-term stockholder value through equity awards for our executives. From 2012 through 2017, we also offered cash-based performance awards targeting internal operating performance metrics specific to the line of business for which certain executives were responsible. Payouts under the 2017 cash-based long-term incentive program were based on performance in the U.S. dialysis and related lab services segment in 2019.
Equity Awards
While we emphasize stock-based compensation, we have not designated a target percentage of total long-term incentive compensation as stock-based. We instead maintain discretion to respond to changes in executive and Company performance and related objectives, changes in the different constituents of our business, and changes in remaining relative values that have yet to be vested. That said, in the 2019 annual grant cycle, all long-term incentive was in the form of equity.
After consideration of the mix of unvested RSUs, PSUs and SSARs held by our Section 16 Officers, we decided not to grant any SSARs in the 2019 annual grant cycle in order to enhance our retention objectives. In order to maintain a meaningful performance-based component to the long-term incentive program, 61% of the long-term incentive grant in the 2019 annual grant cycle for the CEO and 50% for all other NEOs (other than Mr. Staffieri, who was not a Section 16 Officer at the time of the 2019 grant) was in the form of PSUs. The remaining portion of the long-term incentive grant in the 2019 annual grant cycle was made in the form of RSUs.
We believe that our emphasis on stock-based compensation creates an alignment of interests between our executives and our stockholders. Grants of equity awards also serve as an important tool for attracting and retaining executives, with awards vesting over a multi-year vesting period, further aligning the interests of our executives with the Company's long term success.

Performance Stock Units
As an additional incentive component of our compensation program and to further align pay and performance, we typically award annual grants of PSUs to select executive officers. PSUs are granted under the 2011 Plan and typically fully vest based on a combination of accomplishment of performance metrics and passage of time over a period of four years. However, the Compensation Committee may approve alternative vesting schedules based on performance, timing of vesting of individual outstanding grants, time of grant during the year and other retention related factors.
As described in more detail in the table below, the PSUs granted as part of the regular annual grant cycle in 2019 have two metrics: adjusted earnings per share representing 75% of the opportunity and relative TSR representing 25% of the opportunity.
We believe that long-term, capital-efficient growth is aligned with the creation of stockholder value and that adjusted earnings per share as a performance metric focuses executives on maximizing long-term stockholder value and imposes further discipline on the type of development and acquisition-driven growth that we evaluate and in which we invest. As a result, the Compensation Committee selected adjusted earnings per share as the performance metric for 75% of the PSUs granted to our NEOs in 2019. Similar to the 2018 PSU grant, we split the PSUs dependent on adjusted earnings per share between two performance years to further incentivize year after year improvement in adjusted earnings per share. Relative TSR for the 2019 grants is measured by comparing the return on an investment in DaVita to an investment in the S&P 500 index over three- and four-year performance periods. We used a similar metric in the PSU program for 2017 and 2018. In 2018, we further modified our program such that if the Company's TSR is negative, the most that can be earned is the target number of PSUs, and we maintained this feature in the 2019 grant.

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The table below summarizes the performance criteria range and percent range of target PSUs for the 2019 annual PSU grants. We are not able to present performance against the following metrics because the performance periods have not yet ended. Given the market and operating conditions at the time the targets were set, the target payout levels were designed to be achievable with strong management performance, while maximum payout levels were designed to be difficult to achieve.

2019 PSU Performance Metrics	Performance Metrics Weightings	Criteria Range	Percent of Target PSUs	Vesting
2021 Adjusted Earnings per Share	37.5%	$4.63 - $5.62 (Target: $4.90)	50% - 200%	100% May 15, 2022
2022 Adjusted Earnings per Share	37.5%	$4.86 - $6.29 (Target: $5.24)	50% - 200%	100% May 15, 2023
Relative TSR*	25.0%	See below*	0% - 200%	50% May 15, 2022, 50% May 15, 2023
*For three-month periods ending March 31, 2022 and March 31, 2023, respectively, as compared to the three-month period ended March 31, 2019. PSUs earned under the Relative TSR metric are calculated based on two times the difference between the return on an investment in DaVita stock and an investment in the S&P 500 index (assuming dividend reinvestment). For example, if the return on an investment in DaVita is 50% and the return on an investment in the S&P 500 index is 40%, then 120% (100% + 2*(50% - 40%)) of the target number of PSUs is earned. The maximum that can be earned is 200% of the target number of PSUs, and if the Company TSR is negative, the maximum that can be earned is 100% of the target number of PSUs.
We have used EPS as a criterion for Mr. Thiry since 2016 and for all participants in the LTI Program since 2017. In connection with our stockholder engagement, we received feedback that our stockholders were generally supportive of our share repurchase program as a mechanism for enhancing long term value for stockholders. Accordingly, after discussion and with input from Compensia, the Compensation Committee decided that it would be appropriate not to adjust the EPS criteria based on volume of share repurchases. TSR has been a component of the LTI Program since 2014, and the structure utilized in 2019 was also utilized in 2018. In addition, the same general structure used in 2019 was also used in the 2020 grants, with a change to the underlying benchmark against which we compare DaVita stock performance for the Relative TSR metric from the S&P 500 Index to the S&P Health Care Services Select Industry Index based on stockholder feedback.
We believe consistent use of the same performance metrics year-over-year in the LTI Program enhances long-term focus and incentivizes continuous improvement in Company performance, as each performance period's results build upon prior periods' performance results.
In setting the adjusted earnings per share target, we applied a 5% to 12% compound annual growth rate to adjusted earnings per share from the base year, which was the most recent completed fiscal year prior to the grant. These adjusted earnings per share targets were adjusted for non-recurring items and further adjusted to reduce pro forma debt expense for the expected DMG sale by applying 50% of the expected proceeds from the sale to reduce after tax interest expense in the base year. This adjusted earnings per share compound annual growth rate range of 5% to 12% is what we articulated to our stockholders as our forecasted multi-year earnings per share growth rate range in our capital markets day in 2017, which was the most recent capital markets day presentation prior to the setting of targets for this grant.
Restricted Stock Units
RSUs typically fully vest with the passage of time over a period of four years (with 50% vesting occurring after each of years three and four), but the Compensation Committee may approve alternative vesting schedules based on performance, timing of vesting of individual outstanding grants, retention considerations or other factors.
Cash-Based Performance Awards
In early 2020, our NEOs, other than Messrs. Thiry and Ackerman, received payouts under their 2017 long-term cash-based performance awards granted under the 2011 Plan. Messrs. Thiry and Ackerman were not eligible for long-term cash-based performance awards because they received all of their 2017 long-term incentive awards in the form of equity. Our NEOs have no outstanding long-term cash-based performance awards given the transition to 100% equity for long-term incentives beginning in 2018 as described above.
Payouts under the 2017 long-term cash-based performance awards were based on adjusted operating income for the U.S. dialysis and related lab services operating segment in 2019, which resulted in a payout of 188.3% of target. Performance was above the target level as a result of strong performance on pharmaceutical costs and revenue per treatment, partially offset by underperformance on treatment volume and labor costs, as compared to when the

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targets were set in 2017. The following table shows the target amount and performance-based payout for the NEOs who were eligible for a payment under the 2017 long-term cash-based incentive program. Mr. Staffieri's target and payout amounts are higher than Mr. Rodriguez's because Mr. Rodriguez received a higher proportion of his aggregate long-term incentive awards as equity as compared to Mr. Staffieri in 2017.

Name	Target Amount	Performance Achieved	Payout Amount
Javier J. Rodriguez	$2,100,000	188.3%	$3,953,727
Michael D. Staffieri	$2,275,000	188.3%	$4,283,204
Kathleen A. Waters	$550,000	188.3%	$1,035,500
LeAnne M. Zumwalt	$550,000	188.3%	$1,035,500
Stock-settled Stock Appreciation Rights
SSARs only derive value if the market value of our Common Stock increases from the date of grant. The economic value and tax and accounting treatment of SSARs are comparable to those of stock options, but SSARs are less dilutive to our stockholders because only shares with a total value equal to the grantee’s gain (the difference between the fair market value of the base shares and their base price) are ultimately issued ("Gain Shares"). SSARs are granted with a base price not less than the closing price of our Common Stock on the date of grant and vest based on the passage of time. SSARs were not utilized in the regular annual grant cycle in 2019, but were awarded to certain executives in the Company as a one-time grant separate from, and after, the regular annual grant cycle in connection with the 2019 management transition, as described below in the subsection titled "— Determining LTI Program Award Amounts — 2019 Management Transition SSAR Grants."
Determining LTI Program Award Amounts
The Compensation Committee considers the annual LTI Program awards for our NEOs and other executives in advance of the grant date with the input of the CEO and the committee’s independent compensation consultant, Compensia. Each year, the CEO considers the following in recommending equity awards to the Compensation Committee: (i) recent performance and trajectory of historical performance; (ii) level of responsibilities and expected changes to responsibilities; (iii) market levels of total compensation and long-term incentives for similar positions; (iv) the historical amounts granted and expected vesting levels for PSUs; (v) the "in-the-money value" of unvested equity currently held by participants; and (vi) the amount of previously granted cash-based long-term incentive awards held by participants and the expected payout.

The Compensation Committee evaluates the CEO's recommendations and also considers the CEO's assessment of the performance of each executive officer, other than himself, the CEO's self-assessment and the market competitiveness of the Company’s executive compensation program as compared to the Company's comparator peer group based on peer group data provided by Compensia.
After taking into account the factors set forth above, the Compensation Committee approved LTI Program award grants to our NEOs in the annual 2019 grant cycle, with the exception of Messrs. Rodriguez and Thiry, whose LTI Program award grants were approved by the independent members of the Board, as required by the committee’s charter.
The table below shows the aggregate number of shares subject to RSUs and target PSUs granted to each of our NEOs in the 2019 annual grant cycle.

2019 Long-term Incentive Awards	Shares Subject to PSUs (#)	Shares Subject to RSUs (#)
Javier J. Rodriguez	69,693	69,694
Kent J. Thiry	34,846	34,847
Joel Ackerman	29,868	29,869
Michael D. Staffieri	—	79,650
Kathleen A. Waters	14,934	14,935
LeAnne M. Zumwalt	9,956	9,956
The annual PSU and RSU awards above vest 50% each on May 15, 2022 and May 15, 2023. Mr. Staffieri did not receive PSUs as part of the 2019 annual grant cycle because he was not a Section 16 Officer at the time of the annual grant.
The grants in the table above represent the grants made in the regular annual 2019 grant cycle. There are three additional elements of long-term incentive compensation grants that are further described below. They were not included in the table above because they were not part of the regular annual grant cycle. However, the first two programs described below (CEO Promotion PSUs and 2019 Management Transition SSAR Awards) are included in the 2019 Summary Compensation Table, since they are considered 2019 compensation under applicable accounting rules. The third grant (the Premium-Priced SSAR Award to our CEO) is not included in the 2019 Summary Compensation Table since the grant was dependent on stockholder approval of an amendment to the 2011 Plan to allow the grant, which occurred on January 23, 2020. Accordingly, the grant did not occur for accounting purposes until 2020. The CEO Premium-Priced SSAR Award will be reported as 2020

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compensation in the 2020 Summary Compensation Table.
CEO Promotion PSUs
In connection with and in recognition of his promotion to CEO, the Compensation Committee recommended, and the independent members of the Board approved, a one-time grant of PSUs to Mr. Rodriguez with a target value of $2,000,000. The PSUs were designed to further incentivize him to successfully complete the transition to the CEO role and set the strategic goals for the Company going forward. In addition, these PSUs were awarded in order to better align Mr. Rodriguez's compensation with the CEO compensation of our comparator peer group. Consistent with the Company’s pay-for-performance philosophy, the Compensation Committee elected to deliver this promotion equity award entirely in the form of performance-based awards, with the award vesting on May 15, 2022 based on the achievement of specified performance goals and Mr. Rodriguez’s continued service through the vesting date. These performance goals were designed to be challenging but achievable with strong performance. The table below summarizes the aggregate number of shares at target subject to PSUs granted to Mr. Rodriguez under the CEO Promotion PSU Award, as well as related criteria and potential payout range as a percentage of target:

CEO Promotion PSU Performance Criteria	Shares Subject to PSUs (at Target)	Criteria Range and Associated Vesting
Home Dialysis Penetration (Q4 2021)*	19,913	Vesting tied to internal goals, with vesting ranging from 50% - 200%
Public Policy Strategic Objectives	9,956	Vesting tied to internal goals, with vesting ranging from 0% - 200%
Internal Organizational Development Goals	9,956	Vesting tied to internal goals, with vesting ranging from 0% - 200%
* While an important element of the Company’s long-term strategy, modality selection and decisions related to a patient's care are always made by the attending nephrologist and patient, and provided pursuant to a physician's order. Therefore, there is a provision in the terms of the PSUs to provide for adjustment or replacement of this metric if clinical practice evolves such that disproportionate growth of home modalities in line with the performance criteria is no longer in the best interests of patients.
When designing the CEO Promotion PSUs, the Compensation Committee evaluated a range of performance metrics.  Based on such review, the Compensation Committee determined that it was appropriate that home dialysis penetration should be a metric in the CEO Promotion PSUs, in addition to using a similar metric (NAG outperformance over all non-acute NAG) as a performance criterion under the

2019 STI Program, given the potential benefits of home dialysis to some patients and its significance to the long-term strategy of the Company.  In making this determination, the Compensation Committee considered the different time-horizons for measuring home dialysis penetration for the CEO Promotion PSUs (fourth quarter of 2021) as compared to home dialysis NAG outperformance for the 2019 STI (calendar 2019). The Committee also considered the fact that the home dialysis metrics were supplemented by additional measures of performance in both the 2019 STI Program and the CEO Promotion PSUs in order to strike an appropriate balance with respect to incentivizing financial performance, clinical objectives and strategic objectives over both the short-term and long-term horizons.
2019 Management Transition SSAR Awards
Although the Compensation Committee ultimately determined not to use SSARs in connection with the regular 2019 annual grant cycle, it determined to use SSARs, a more leveraged, growth-oriented form of incentive compensation, for a one-time grant to certain executives in the Company, other than the CEO and Executive Chairman, in connection with the 2019 management transition to further align the incentives of these executives with the strategic imperatives of the new CEO. In particular, many of the Company's evolving strategic imperatives, for which Mr. Rodriguez would now oversee execution in his new role as CEO, were designed (a) to identify new areas of operational growth in the Company's existing lines of business, (b) to identify new profit sources in related, or even different, lines of business and (c) to accelerate long-term EPS growth through continued dialogue and decision on how to best allocate cash and leverage capacity between investment for growth and share repurchases. We believe that, over the long run, the outcome of each of these strategic imperatives would be reflected in our stock price. Accordingly, in line with our pay for performance philosophy, the Compensation Committee elected to use SSARs for these grants to further incentivize long-term sustainable stock price performance. These SSARs were structured to have vesting 50% two years from grant date and 50% four years from grant date in the case of Mr. Staffieri and Ms. Zumwalt, and vesting 50% three years from grant date and 50% four years from grant date in the case of Mr. Ackerman and Ms. Waters. The following table shows the aggregate number of shares subject to SSARs granted to the recipient NEOs in 2019:

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2019 Management Transition SSAR Grants	Shares Subject to SSARs (#)
Joel Ackerman	110,000
Michael D. Staffieri	200,000
Kathleen A. Waters	80,000
LeAnne M. Zumwalt	40,000
CEO Premium-Priced SSAR Award
In preparing for the 2020 annual long-term incentive grant cycle and the Company’s regular stockholder engagement program, the Compensation Committee and the Board received and proactively sought feedback from the Company’s largest stockholders on the structure of the executive compensation program. As part of this process, the Compensation Committee, in consultation with its independent compensation consultant, considered various alternatives to incentivize Mr. Rodriguez, including continuing to utilize regular annual grants, as well as performance stock units with multiple performance targets. Based on feedback from the Company’s stockholders, and consistent with a desire to create a long-term incentive plan consistent with the evolving strategic imperatives of the Company, on November 4, 2019 (the “Board Approval Date"), the independent members of the Board granted Mr. Rodriguez the Premium-Priced SSAR Award, a one-time award of 2,500,000

Premium-Priced SSARs, subject to stockholder approval of an amendment to the 2011 Plan to lift the plan provision that limits to 2,250,000 the number of shares of Common Stock that may be subject to awards made to any one person during any consecutive twelve-month period. Because the Premium-Priced SSAR Award is in lieu of any other long-term incentive awards to Mr. Rodriguez for the next five years, the Company does not intend to grant any additional equity awards to Mr. Rodriguez for five years following the Board Approval Date. Stockholder approval was obtained at a special meeting of stockholders on January 23, 2020, with approximately 88% of the shares present in person or by proxy and entitled to vote on the proposal voting in favor. Because it was subject to stockholder approval, the grant is considered a 2020 grant for accounting purposes and will appear in the 2020 Summary Compensation Table. Given that the Board approved this grant in 2019, we believe it is important to discuss the grant in this Proxy Statement, even though the grant does not appear in the 2019 Summary Compensation Table.
The key terms of the Premium-Priced SSAR Award are described above under the heading titled "— Executive Summary — CEO Premium-Priced SSAR Award."
Eligible Payouts for PSUs Granted in 2016 and 2017
We granted PSUs to executive officers beginning in 2014. The performance metrics associated with the PSUs granted in 2016 and 2017 have been measured through the end of the relevant performance periods, with the exception of (i) the PSUs granted in 2017 for which the performance metric was Adjusted Earnings per Share for fiscal year 2020 and (ii) the PSUs granted in 2017 for which the performance metric was Relative TSR measured through March 31, 2021.
The tables below summarize the criteria range and percentage range of target PSUs and detail the relative weightings of each performance metric for the 2016 PSUs granted to Messrs. Rodriguez and Thiry, who are the only current NEOs who were granted PSUs in 2016, and the 2017 PSUs granted to Messrs. Rodriguez, Thiry and Ackerman and Ms. Waters and Ms. Zumwalt. In addition to the performance metrics identified below, when initially granted, the PSUs with performance metrics that can be measured by the third anniversary of the grant date were also subject to time-based vesting: 50% vest on the May 15 occurring three years after the grant date, and 50% vest on the May 15 occurring four years after the grant date.

The PSUs granted in 2016 to Mr. Thiry included a component for which the performance metric was 2019 DMG adjusted operating income. The PSUs allocated to this metric represented 12.5% of the PSUs granted to Mr. Thiry in 2016. In 2018, the Compensation Committee recommended, and the independent members of the Board approved, the reallocation of the PSUs associated with the DMG performance metric proportionately to the other performance metrics, contingent on the completion of the DMG transaction. This modification was made since the performance metric would not be measurable if the DMG transaction closed prior to the end of the performance period. The tables below reflect this reallocation since the sale of DMG closed on June 19, 2019.

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Javier J. Rodriguez

			Performance Based Eligibility Range			Eligible Payout Achieved
2016 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
2017 Kidney Care Star Metric	12.5%	5% to 15% better than rest of industry	50% - 100%	955 – 1,910	Below low end of range	0.0%	—
2018 Kidney Care Star Metric	12.5%	5% to 15% better than rest of industry	50% - 100%	955 – 1,910	Below low end of range	0.0%	—
Village Health Hospital Admission Rate	25.0%	Range tied to internal goal	50% - 200%	1,910 - 7,640	Between target and high end of range	150.8%	5,761
Relative TSR (2019 vesting)	25.0%	25th – 90th percentile	50% - 200%	1,910 – 7,640	Below low end of range	0.0%	—
Relative TSR (2020 vesting)	25.0%	25th – 90th percentile	50% - 200%	1,910 – 7,640	Below low end of range	0.0%	—
Total Earned PSUs						37.7%	5,761

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
2020 Adjusted Earnings per Share	75.0%	$4.02 - $4.88	50% - 200%	5,994 – 23,974	In Progress[1]	[1]	[1]
Relative TSR (2020 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 3,996	(20.7%)	58.7%	1,172
Relative TSR (2021 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 3,994	In Progress[1]	[1]	[1]
Total Earned PSUs [2]						58.7%	1,172

1	In progress as of March 31, 2020.

2	Total actual PSUs were measured based on metrics for which performance periods ended on or before March 31, 2020.
Kent J. Thiry

			Performance Based Eligibility Range			Eligible Payout Achieved
2016 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
2019 Adjusted Earnings per Share	28.6%	$4.66 – $6.03	50% - 200%	10,405 – 41,620	$5.75	177.3%	36,886
2018 International Adjusted Operating Income[1]	14.3%	($10) million - $20 million	50% - 200%	5,203 – 20,810	($3.8) million	81.0%	8,428
2017 Kidney Care Star Metric	7.1%	5% to 15% better than rest of industry	50% - 100%	2,583 – 5,166	Below low end of range	0.0%	—
2018 Kidney Care Star Metric	7.1%	5% to 15% better than rest of industry	50% - 100%	2,583 – 5,165	Below low end of range	0.0%	—
Village Health Hospital Admission Rate	14.3%	Range tied to internal goal	50% - 200%	5,203 - 20,810	Between target and high end of range	150.8%	15,691
Relative TSR (2019 vesting)	14.3%	25th – 90th percentile	50% - 200%	5,203 – 20,810	Below low end of range	0.0%	—
Relative TSR (2020 vesting)	14.3%	25th – 90th percentile	50% - 200%	5,203 – 20,810	Below low end of range	0.0%	—
Total Earned PSUs						83.8%	61,005

1	Excludes non-dialysis operations, long-term incentive compensation expense, impairment charges, and operations in all countries in which the Company did not have operations as of January 1, 2016.

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
2020 Adjusted Earnings per Share	75.0%	$4.02 - $4.88	50% - 200%	31,393 – 125,572	In Progress[1]	[1]	[1]
Relative TSR (2020 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 20,928	(20.7%)	58.7%	6,139
Relative TSR (2021 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 20,928	In Progress[1]	[1]	[1]
Total Earned PSUs [2]						58.7%	6,139

1	In progress as of March 31, 2020.

2	Total actual PSUs were measured based on metrics for which performance periods ended on or before March 31, 2020.

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Compensation Discussion and Analysis

Joel Ackerman

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
2020 Adjusted Earnings per Share	75.0%	$4.02 - $4.88	50% - 200%	5,708 – 22,832	In Progress[1]	[1]	[1]
Relative TSR (2020 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 3,806	(20.7%)	58.7%	1,116
Relative TSR (2021 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 3,804	In Progress[1]	[1]	[1]
Total Earned PSUs [2]						58.7%	1,116

1	In progress as of March 31, 2020.

2	Total actual PSUs were measured based on metrics for which performance periods ended on or before March 31, 2020.
Kathleen A. Waters

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
2020 Adjusted Earnings per Share	75.0%	$4.02 - $4.88	50% - 200%	1,570 – 6,280	In Progress[1]	[1]	[1]
Relative TSR (2020 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 1,046	(20.7%)	58.7%	307
Relative TSR (2021 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 1,046	In Progress[1]	[1]	[1]
Total Earned PSUs [2]						58.7%	307

1	In progress as of March 31, 2020.

2	Total actual PSUs were measured based on metrics for which performance periods ended on or before March 31, 2020.
LeAnne M. Zumwalt

			Performance Based Eligibility Range			Eligible Payout Achieved
2017 PSU Performance Metrics	Weight	Criteria Range	(%)	(Shares)	Actual Performance	(%)	(Shares)
2020 Adjusted Earnings per Share	75.0%	$4.02 - $4.88	50% - 200%	1,570 – 6,280	In Progress[1]	[1]	[1]
Relative TSR (2020 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 1,046	(20.7%)	58.7%	307
Relative TSR (2021 vesting)	12.5%	100% + 2 x (Company TSR - S&P 500 Total Return)	0% - 200%	0 – 1,046	In Progress[1]	[1]	[1]
Total Earned PSUs [2]						58.7%	307

1	In progress as of March 31, 2020.

2	Total actual PSUs were measured based on metrics for which performance periods ended on or before March 31, 2020.

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Highlights of 2020 Executive Compensation Program
The Compensation Committee regularly considers stockholder feedback and reviews our executive compensation program to assess whether to update the program design, with input from management and Compensia, to further support our business objectives and further align our executive compensation program with the interests of our stockholders.

•
The most significant change we made to our 2020 executive compensation program was with respect to our CEO. As described above, after consideration of feedback from the Company's stockholders, and consistent with a desire to create a long-term incentive plan consistent with the evolving strategic imperatives of the Company, on November 4, 2019, the Board granted the Premium-Priced SSAR Award to Mr. Rodriguez, a one-time award of 2,500,000 Premium-Priced SSARs, subject to stockholder approval of an amendment to the 2011 Plan to lift the plan provision that limits to 2,250,000 the number of shares of Common Stock that may be subject to awards made to any one person during any consecutive twelve-month period. Stockholder approval was obtained at a special meeting called for January 23, 2020, with approximately 88% of the shares present in person or by proxy and entitled to vote on the proposal voting in favor. Because the Premium-Priced SSAR Award is in lieu of any other long-term incentive awards to Mr. Rodriguez for the next five years, the Company does not intend to grant any additional equity awards to Mr. Rodriguez for five years following the Board Approval Date. The Board chose to grant the Premium-Priced SSAR Award to Mr. Rodriguez in advance of the regular 2020 annual grant cycle because it did not want to wait to incentivize Mr. Rodriguez under this new and powerful framework. See "— Executive Summary-CEO Premium-Priced SSAR Award" and "— Elements of Compensation — Long-Term Incentive Program for 2019 — Determining LTI Program Award Amounts — CEO Premium-Priced SSAR Award."

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Other than our CEO, after thoughtful review and deliberation, and having considered last year's level of say-on-pay support of approximately 91% and the program designs of our comparator peer group, the Compensation Committee elected to retain the same general structure for the short-term incentive programs and the long-term incentive programs in 2020 as in 2019, with some refinements to each. The following summarizes the general structure of our 2020 executive compensation program:

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Participants: Executive officers other than Mr. Winstel (our CAO) and Mr. Thiry (who stepped down as CEO and assumed the role of Executive Chairman on June 1, 2019) participate in the Company’s standard short-term and long-term incentive programs. Mr. Thiry will participate on a pro-rated basis in 2020 in the short-term incentive program, and will not participate in the long-term incentive program, per the terms of the Executive Chairman Agreement, described further below in the " — 2019 Management Transition" section, pursuant to which his role as Executive Chairman continues until June 1, 2020. Furthermore, Mr. Rodriguez will not participate in the 2020 long-term incentive program in light of the Premium-Priced SSAR Award.

◦
The 2020 STI Program will continue to be 70% based on financial criteria, 15% based on a clinical criterion and 15% based on individual strategic objectives. However, the 2020 STI Program utilizes two financial criteria, adjusted operating income and free cash flow. The free cash flow metric was added after considering feedback from stockholders during our ongoing stockholder engagement process. In addition, the clinical criterion continues to be home modalities outperformance versus non-acute NAG, consistent with the Company's capital efficient growth strategies and in line with the President's 2019 Executive Order related to kidney care.

◦
The components of the 2020 long-term incentive award for our executive officers will vary by participant. All executive officer participants will generally have 50% of their long-term incentives as PSUs. Based on feedback from our stockholders, we felt it was important for SSARs to be a component of the 2020 executive compensation program, given its direct link to sustained stockholder value creation and incentivizing operating and financial growth. The specific allocation by executive officer depends on factors such as the officer’s role in growth initiatives and capital allocation and as well as his or her existing portfolio of equity vehicles.

◦	We continued to allocate 75% of the PSUs to Adjusted EPS criteria, and 25% to Relative TSR criteria, but based on feedback from stockholders, we switched the benchmark for relative TSR

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Compensation Discussion and Analysis

measurement from the S&P 500 Index to the S&P Health Care Services Select Industry Index. We maintained the provision in the PSUs allocated to Relative TSR criteria that limits maximum vesting at 100% of the target number of PSUs if the Company TSR is negative, even if this represents an outperformance of the benchmark.

•
Target payouts (100%) under the 2020 STI Program and 2020 LTI Program are designed to be achievable only with strong and consistent performance by our executives under anticipated market conditions at the time the criteria were approved. In particular:

◦
STI Program (annual incentive)—The table below summarizes the general structure of the 2020 STI Program. Our Free Cash Flow criteria range includes the low end of our most recently issued Free Cash Flow guidance as the threshold for 50% payment and requires us to exceed the high end of guidance for 200% payment. Our clinical metrics are generally tied to important clinical initiatives, and for 2020, we decided to maintain the same metric and criteria range as in 2019, given the importance to our long-term strategy to further enable the appropriate modality for our patients, as determined by the patient's physician.

2020 STI Program Performance Metrics	Performance Metrics Weightings	Performance Based Eligibility Range (%)[1]
Financial: Adjusted Operating Income	50.0%	50% - 200%
Financial: Free Cash Flow	20.0%	50% - 200%
Clinical: Home Modalities Outperformance vs. Non-Acute NAG[2]	15.0%	50% - 200%
Strategic Objectives[3]	15.0%	0% - 200%

[1]
Target tied to percentage of salary, with the opportunity to earn up to 200% of target, with the potential for a modifier identified in advance, namely a specific objective involving the legislation related to full capitation or regulated demonstration for ESRD.

[2]	Modality selections and decisions related to a patient's care are always made by the attending nephrologist and patient, and provided pursuant to a physician's order.

[3]	Strategic objectives are customized for each executive officer and designed to be aligned with our short-term and long-term strategic and operating initiatives.

◦
PSUs—The table below summarizes the structure of the PSUs that were granted in March 2020. In setting the adjusted earnings per share targets presented in the table below, we applied a 4% to 16% compound annual growth rate to the midpoint of the most recently issued earnings per share guidance for 2020 prior to the setting of these targets, with vesting of the target number of PSUs (or 100%) at an 8% compound annual growth rate. Costs associated with opposing potential ballot initiatives will be excluded from adjusted earnings per share results in 2022 and 2023 to determine the percentage of target PSUs that vest.

2020 PSU Performance Metrics	Performance Metrics Weightings	Criteria Range	Percent of Target PSUs	Vesting
2022 Adjusted Earnings per Share	37.5%	$6.49 - $8.07 (Target: $7.00)	50% - 200%	100% March 15, 2023
2023 Adjusted Earnings per Share	37.5%	$6.75 - $9.37 (Target: $7.56)	50% - 200%	100% March 15, 2024
Relative TSR* v. S&P Health Care Services Select Industry Index	25.0%	See below*	0% - 200%	50% March 15, 2023, 50% March 15, 2024
* PSUs earned under the Relative TSR metric are calculated based on two times the difference between the return on an investment in DaVita stock and an investment in the S&P Healthcare Services Select Industry index (assuming dividend reinvestment). For example, if the return on an investment in DaVita is 50% and the return on an investment in the S&P Healthcare Services Select Industry index is 40%, then 120% (100% + 2*(50% - 40%)) of the target number of PSUs is earned. The maximum that can be earned is 200% of the target number of PSUs, and if the Company TSR is negative, the maximum that can be earned is 100% of the target number of PSUs.
2019 Management Transition
In connection with the 2019 management transition, the Company and Mr. Rodriguez entered into a new employment agreement, dated as of April 29, 2019 (the “Employment Agreement”) reflecting his new position, effective as of June 1, 2019, and which superseded his existing employment agreement with the Company. The Employment Agreement has an initial three-year term and, beginning on the third anniversary of its effective date, is subject to automatic renewal for additional one-year periods, unless terminated earlier by the Company or Mr. Rodriguez in accordance with the terms of the Employment Agreement. The payments and benefits to which Mr. Rodriguez is entitled under the Employment Agreement include: (i) an annual base salary of $1,200,000; (ii) participation in the Company’s annual

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incentive plan, with a target incentive bonus opportunity equal to 150% of base salary; (iii) participation in the Company’s employee benefit plans that are generally available to Company executives; (iv) participation in any long-term cash or equity incentive plans in which other Company senior executives generally participate; and (v) a one-time, promotional equity incentive award with a target grant date fair value of $2,000,000, which will vest over three years (subject to satisfaction of performance goals). The Employment Agreement also provides severance benefits in the event of certain qualifying terminations of employment as further described below in the subsection "Severance and Change of Control Arrangements."
The Company and Mr. Thiry entered into an Executive Chairman Agreement as of April 29, 2019 (the “Executive Chairman Agreement”). Pursuant to the Executive Chairman Agreement, as of June 1, 2019, Mr. Thiry assumed the position of Executive Chairman and ceased his service as Chief Executive Officer. Mr. Thiry’s employment as Executive Chairman continues until June 1, 2020 (the “Expiration Date,” and such period, the “Employment Period”). Effective as of the Expiration Date, Mr. Thiry’s employment with the Company and its affiliates will terminate, unless terminated earlier by the Company or Mr. Thiry in accordance with the terms of the Executive Chairman Agreement.
The Executive Chairman Agreement provided that, during the Employment Period, Mr. Thiry would receive an annual base salary of $1,000,000 and would be eligible to receive certain annual bonuses for 2019 and 2020, with target bonus opportunities determined as follows:

•
For 2019, Mr. Thiry was eligible for an annual bonus with a target opportunity determined as follows: (a) for the period from January 1, 2019 through May 31, 2019, Mr. Thiry’s target annual bonus opportunity was equal to 150% of his base salary earned during such period (which is consistent with his target annual incentive opportunity as CEO) and (b) for the period from June 1, 2019 through December 31, 2019, Mr. Thiry’s target annual bonus opportunity was equal to 100% of his base salary earned during such period.

•
For 2020, Mr. Thiry is eligible for an annual bonus with a target opportunity equal to 100% of his annual base salary, which amount will be prorated based on the portion of 2020 during which he is employed by the Company.

Additionally, subject to Mr. Thiry’s continued employment through the grant date, the Executive Chairman Agreement provided for the grant of equity awards in May 2019 with a target grant date fair value of $3,500,000, which were granted 50% in the form of RSUs that vest upon the Expiration Date (the “2019 RSUs”) and 50% in the form of PSUs that vest on terms substantially consistent with those applicable to similar awards granted to other senior executives of the Company in May 2019 (the “2019 PSUs”), subject in each case to Mr. Thiry’s continued employment through the Expiration Date. Notwithstanding the foregoing, if Mr. Thiry’s employment with the Company is terminated involuntarily without cause or due to his death, disability or resignation for good reason prior to the Expiration Date, the 2019 RSUs will vest in full, and the 2019 PSUs will remain eligible to vest as if Mr. Thiry had remained employed through the applicable vesting date (subject in each case to the execution and non-revocation of a release of claims by Mr. Thiry or, if applicable, his estate). Mr. Thiry did not receive an equity grant with respect to the 2020 calendar year. During the Employment Period, Mr. Thiry will be entitled to continued participation in the Company’s employee benefit plans and to receive certain expense reimbursements. The Executive Chairman Agreement also provides severance benefits in the event of certain qualifying terminations of employment as further described in the subsection "Severance and Change of Control Arrangements."
The Compensation Committee determined the terms and amounts, including termination terms, under the Employment Agreement and the Executive Chairman Agreement based on input from Compensia, the Company’s prior compensation practices, as well as negotiations with Mr. Rodriguez and Mr. Thiry, respectively.
Personal Benefits and Perquisites
As described above, our compensation program for NEOs is designed to emphasize compensation based on performance and compensation which serves to further align our NEOs’ interests with those of our stockholders. As a result, the Compensation Committee has determined that the Company should provide a limited number of perquisites to NEOs. We believe that the limited perquisites and personal benefits that we provide support important attraction and retention objectives. We also consider the extent to which the perquisite or personal benefit provided serves to enhance the performance of our NEOs in light of the demands on these individuals’ time. The perquisites and personal benefits available to our NEOs are reviewed annually by the Compensation Committee.

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Compensation Discussion and Analysis

The Compensation Committee has authorized limited personal use of fractionally-owned or chartered corporate aircraft by some of our NEOs. The Compensation Committee believes that access to an aircraft for personal travel enables our NEOs to maximize their work hours, particularly in light of their demanding business travel schedules. One of the Compensation Committee’s objectives is to ensure that our NEOs are afforded adequate flexibility to allow for sufficient personal time in light of the significant demands of the Company. The Compensation Committee considers each executive’s total compensation and uses its discretion when determining the number of allocated hours, which takes into account other forms of compensation that otherwise would have been considered for the NEOs.
Our CEO, Executive Chairman and COO, Kidney Care are authorized by the Compensation Committee to use a fractionally owned or chartered corporate aircraft for business purposes and for a fixed number of hours per year for personal use instead of additional forms of compensation that would have otherwise been considered. Other executives of the Company are authorized on a limited basis to use a fractionally owned or chartered corporate aircraft for a fixed number of hours for business purposes and to a much lesser extent for a fixed number of hours per year for personal use. As part of the aggregate compensation packages for our CEO, Executive Chairman and COO, Kidney Care, the Compensation Committee approves a fixed number of hours for personal use each year and unused hours from the prior year are available for use the following year. When determining the number of hours of personal use of aircraft to award, the Compensation Committee takes into consideration the executive’s overall compensation package. However, there is not a specified trade-off between hours of personal use versus an equivalent amount of alternative forms of compensation. While Messrs. Rodriguez, Thiry and Staffieri historically have not exceeded the authorized number of hours for personal use, if any of them were to exceed the fixed number of hours for personal use that is unrelated to business in a given year, the excess hours of personal use would offset the number of hours approved by the Compensation Committee the following year for personal use in the case of Messrs. Rodriguez and Staffieri, and Mr. Thiry would be required to compensate us directly. The Compensation Committee provides oversight of corporate aircraft use including approving annual allocations to executives and reviewing business and personal use by each executive.

Deferred Compensation Program
Our deferred compensation program permits certain employees, including our NEOs, to defer compensation at the election of the participant. We do not utilize deferred compensation as a significant component of compensation, and there are no Company contributions thereto or above-market returns available thereunder.
Severance and Change of Control Arrangements
We have entered into employment or severance arrangements with each of our NEOs other than Ms. Zumwalt. Any severance benefits paid to Ms. Zumwalt would be paid under the terms of the Company's severance policy applicable to her. These arrangements, among other things, provide for severance benefits in the event of a termination of employment in certain circumstances, including, with respect to certain NEOs, the departure of the NEO following a change of control of our Company. Each arrangement is individually negotiated and the terms vary. When entering into employment or severance arrangements with our NEOs, we attempt to provide severance and change of control benefits which strike a balance between providing sufficient protections for the NEO while still providing post-termination compensation that we consider reasonable and in the interests of the Company and our stockholders.
The terms of individual agreements vary, but under our current stock-based award agreements, accelerated vesting of stock-based awards is generally triggered when a change of control event occurs and either the acquiring entity fails to assume, convert or replace the stock-based award or if the executive resigns for “good reason” or is terminated by the Company without “cause” as provided in his or her applicable employment agreement, all within a certain period of time after the effective date of the change of control event. The additional acceleration provisions in our stock-based award agreements further serve to secure the continued employment and commitment of our NEOs prior to or following a change of control. See the subsection titled “Executive Compensation — Potential Payments Upon Termination or Change of Control” for a description of the severance and change in control arrangements for our NEOs, and for more information regarding accelerated vesting under our stock-based award agreements.
As described above in the "— 2019 Management Transition" section, in 2020, the Company entered into a new employment agreement with Mr. Rodriguez and

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an Executive Chairman agreement with Mr. Thiry in connection with the 2019 CEO transition.
Pursuant to the Employment Agreement with Mr. Rodriguez, if the Company terminates Mr. Rodriguez’s employment for reasons other than death, disability or cause (or if the Employment Agreement is not renewed upon the completion of the term), or if Mr. Rodriguez voluntarily terminates his employment for good reason, Mr. Rodriguez will in each case be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts): (i) a prorated annual incentive bonus for the fiscal year in which the termination of employment occurs; (ii) an amount equal to the product of (a) two (or, if the termination of employment occurs within two years following a change of control, three) (such number, the “Severance Multiple”), multiplied by (b) the sum of (I) Mr. Rodriguez’s then-current annual base salary and (II) the average of his annual incentive bonus earned for the last two full fiscal years prior to the year of termination; (iii) the use of an office and an administrative assistant for a number of years equal to the applicable Severance Multiple (or until Mr. Rodriguez obtains other full-time employment, if earlier); and (iv) a payment equal to the employer-paid portion of the monthly health insurance premium for Mr. Rodriguez and his dependents as of the date of termination for a number of years equal to the Severance Multiple (or until comparable coverage is available from another employer, if earlier). Such severance benefits are subject to Mr. Rodriguez’s execution and non-revocation of a release of claims. The Employment Agreement also contains non-competition and non-solicitation provisions, each of which continues in effect for two years following any termination of Mr. Rodriguez’s employment, as well as perpetual non-disparagement, confidentiality and work product covenants.
Pursuant to the Executive Chairman Agreement with Mr. Thiry, his employment as Executive Chairman may be terminated prior to the Expiration Date due to his death or disability, by the Company with or without cause, or by Mr. Thiry’s resignation. Upon Mr. Thiry’s termination of employment, the Executive Chairman Agreement provides that he will receive severance benefits consistent with an involuntary termination without cause under his prior employment agreement except that, in the case of resignation without good reason prior to the Expiration Date, the 2019 RSUs and 2019 PSUs will be forfeited and Mr. Thiry will not be entitled to any bonus for the period following the commencement of his service as Executive Chairman, other than any bonus actually earned and paid with respect to 2019. In structuring the severance terms under the Executive Chairman Agreement, the

Compensation Committee considered the input of Compensia, the desire to retain Mr. Thiry through the expiration of the Executive Chairman Agreement and the fact that Mr. Thiry was entitled to severance under the terms of his existing employment agreement due to his change in position. Accordingly, the severance terms under the Executive Chairman Agreement were intended to replicate the severance benefits under his existing employment agreement that would be payable to Mr. Thiry due to the change in his role from CEO to Executive Chairman but excluded the pro-rata 2020 STI Program payment contemplated by the employment agreement for a termination due to a change in role. As an additional retentive incentive to induce Mr. Thiry to remain employed with the Company through the expiration of the Executive Chairman Agreement, the Executive Chairman Agreement provides for the vesting of the 2020 equity awards and the pro-rata payment of the 2020 STI Program bonus if he remained through the expiration of the Executive Chairman Agreement. Any severance or termination-related payments to which Mr. Thiry may be entitled under the Executive Chairman Agreement (through its incorporation of the termination provisions in his prior employment agreement) are subject to his execution and non-revocation of a release of claims. In addition, the Executive Chairman Agreement incorporates by reference certain continuing restrictive covenant obligations under his prior employment agreement, including non-competition, non-solicitation and confidentiality obligations. The Executive Chairman Agreement also requires both Mr. Thiry and the Company to abide by a perpetual non-disparagement obligation.

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Compensation Discussion and Analysis

Process for Determining NEO Compensation
Role of Independent Compensation Committee
Our executive compensation and benefits programs are designed and administered under the direction and control of the Compensation Committee. Our Compensation Committee, composed solely of independent directors, reviews and approves our overall executive compensation program, strategy and policies and sets the compensation of our executive officers.
When recruiting new executives, the Compensation Committee and our CEO evaluate the comparative compensation of executives within the Company with similar levels of responsibility, the prior experience of the executive, market data and expected contributions to Company performance. Thereafter, each executive officer’s compensation is reviewed annually by the Compensation Committee and CEO, and considered for adjustment based on individual performance and other relevant factors.
When evaluating performance, we base compensation decisions on an assessment of Company and individual performance over the year, taking individual accomplishments into consideration in light of the totality of circumstances together with individual potential to contribute to the Company’s future growth. We believe that all of our NEOs have the ability to influence overall Company policies and performance and, accordingly, should be accountable for Company-wide performance as well as the areas over which they have direct influence. The differences in total annual compensation levels among the NEOs are based on their individual roles and responsibilities within the Company and their relative individual performance. The Compensation Committee uses its judgment in awarding compensation to our NEOs in accordance with the overall objectives of the Company’s compensation program.
The Compensation Committee takes into consideration a number of factors when determining the elements and amounts of compensation awarded to our NEOs, including individual performance and contributions, overall financial and non-financial performance of the Company for the year, individual skill sets and experience relative to industry peers, readiness for promotion, past and expected future performance, the importance and difficulty of achieving future Company and individual objectives, the value of each executive’s outstanding equity and long-term cash-based awards, aggregate historical compensation, levels of responsibility and performance relative to other executives within the Company, importance to the Company and difficulty of replacement. The Compensation Committee also gives significant weight to our clinical performance and quality of patient care. Accordingly, Company-wide patient clinical outcomes and improvements in quality of patient care, and each NEO’s contributions in those areas, can have a significant impact on NEO compensation.
The Company-wide factors taken into consideration by the Compensation Committee to assess the NEO’s related contributions include, but are not limited to:

•	overall revenue growth, market share increases, and improvements in controlling treatment costs;

•	capital efficiency of growth and long-term impact of capital allocation decisions;

•	legal and regulatory compliance, including healthcare regulatory compliance;

•	improved positioning of the Company for continued growth and appropriate diversification;

•	improved organizational capabilities;

•	patient growth and geographic expansion;

•	improved clinical outcomes and other measures of quality of care;

•	appropriate management and mitigation of enterprise risk;

•	selection and implementation of improved financial, operating and clinical information systems;

•	management performance in attracting and retaining high-performing employees throughout our organization and succession planning;

•	public policy advocacy efforts;

•	good corporate citizenship;

•	leadership and teammate engagement; and

•	advancement of strategic business initiatives supporting our mission to be the provider, partner and employer of choice.

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There is no formal weighting of the individual elements considered and no particular elements are required to be considered with respect to a given individual or in any particular year.
When determining annual compensation for our NEOs (other than for our CEO and Executive Chairman), the Compensation Committee works closely with our CEO to review each individual’s performance for the year and determine such NEO’s compensation. Shortly following the end of each year, our CEO provides his assessment of each NEO’s performance during the year. The Compensation Committee also considers performance discussions that have taken place at the Board and Compensation Committee level regarding the NEOs throughout the year, as well as input from the Company's CCO. Our CEO makes recommendations to the Compensation Committee regarding the compensation elements for each NEO. The Compensation Committee considers the recommendations made by the CEO regarding the other NEOs but can deviate from those recommendations.
The Compensation Committee evaluates the performance of our CEO and of our Executive Chairman at the same time it sets the compensation of the other NEOs. When evaluating the performance of our CEO and of our Executive Chairman and making decisions about their compensation, the Compensation Committee also considers input from the Company's CCO as well as the self-assessments prepared by our CEO and by our Executive Chairman. As part of our CEO's self-assessment, he reviews with the Compensation Committee the overall annual management objectives of the Company and his participation in the attainment, or shortfall, with respect to such objectives. As further described below, the Compensation Committee’s independent compensation consultant provides the Compensation Committee with an analysis of comparative market data on the cash-based, stock-based and total compensation for senior executives, including the CEO, at a group of comparable companies within our industry. Elements of the Executive Chairman's compensation are largely based on the existing Executive Chairman Agreement since there is limited comparative market data for such position. The Compensation Committee recommends compensation packages for our CEO and our Executive Chairman (to the extent not already specified in the Executive Chairman Agreement) to the independent members of the Board for approval, but the independent members of the Board can deviate from those recommendations.

Role of Independent Compensation Consultant
The Compensation Committee has selected and directly retains the services of Compensia, a national compensation consulting firm. The Compensation Committee has the sole authority to retain or replace Compensia in its discretion. Compensia does not provide consulting services to Company management and may not provide such services without prior approval of the Compensation Committee chair. Accordingly, Compensia only provides compensation consulting services to the Compensation Committee, and works with the Company’s management only on matters for which the Compensation Committee provides direction and is responsible. The Compensation Committee has assessed the independence of Compensia pursuant to the rules of the SEC and NYSE, and concluded that Compensia’s work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee periodically seeks input from Compensia on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Compensia also provides general observations on the Company’s compensation program, but it does not determine the amount or form of compensation for the NEOs.
Market Competitiveness
We evaluate the overall competitiveness of our executives’ total direct compensation each year in order to assist in executive retention. For purposes of structuring the 2019 compensation programs (salary, target bonus, structure of STI, amount of long-term incentives and structure of long-term incentives), the Compensation Committee retained Compensia to perform a comprehensive market analysis of our executive compensation programs and pay levels. Based upon the recommendation of Compensia, the Compensation Committee made no changes to the comparator peer group for 2019.

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Compensation Discussion and Analysis

Compensia provided the Compensation Committee with an analysis of comparative market data on the cash-based, stock-based and total compensation for senior executives at the companies within our comparator peer group for purposes of structuring the 2019 executive compensation program. The discussion to begin structuring the 2019 compensation program began in late 2018. The Compensation Committee reviewed the compensation practices of our comparator peer group for purposes of evaluating the competitive environment and understanding the general compensation practices of our peers. Our comparator peer group consists of the following companies, which are all in the healthcare services, diagnostics, managed care and solutions markets:

Company[1]	Market Capitalization (in millions)[2]	Net Income for Last 4 Quarters (in millions)[2]	Revenue for Last 4 Quarters (in millions) [2]
Abbott Laboratories	$122,209	$926	$29,575
Aetna	$66,457	$3,503	$60,421
Anthem	$70,639	$4,343	$90,588
Baxter International	$40,417	$912	$11,000
Centene Corp.	$29,462	$1,075	$52,079
Community Health Systems, Inc.	$371	($2,259)	$13,975
Encompass Health	$7,724	$302	$4,107
Envision Healthcare	$5,532	($1,763)	$8,144
HCA Healthcare, Inc.	$46,838	$2,864	$45,210
Laboratory Corporation of America Holdings	$17,428	$1,294	$11,166
LifePoint Health	$2,494	$44	$6,239
MEDNAX	$4,366	$345	$3,598
Molina Healthcare, Inc.	$9,004	($50)	$19,509
Quest Diagnostics Incorporated	$14,513	$811	$7,670
Tenet Healthcare, Inc.	$2,925	($471)	$18,769
Thermo Fisher Scientific	$96,662	$2,393	$23,094
Universal Health Services, Inc.	$11,761	$811	$10,552
WellCare Health Plans	$13,819	$486	$18,033
Summary Statistics:
75th Percentile	$43,627	$1,185	$26,334
50th Percentile	$13,819	$811	$13,975
25th Percentile	$4,949	$122	$7,907
DaVita	$12,031	$535	$11,282
DaVita Percentage Rank	42%	42%	41%

1	The Company’s peer group was compiled by Compensia and approved by the Compensation Committee.

2	Financial data generally publicly available as of October 12, 2018.

Our 2019 comparator peer group included a diverse representation of various companies in the healthcare services, diagnostics, managed care, and solutions markets because we compete in these broad industry groups for executive talent. The Compensation Committee, in conjunction with Compensia, reviews the composition of this group annually and makes adjustments to the composition of the group as it deems appropriate in order to provide a fairly consistent measure for comparing executive compensation. We believe that our comparator peer companies are comparable to us in their size, as measured by market capitalization, net income and revenues. We believe compensation paid by this comparator peer group is representative of the compensation required to attract, retain and motivate our executive talent.
The Compensation Committee considered this comparator peer group together with market data and analysis from Compensia and other factors, in determining 2019 base salary amounts, 2019 target bonus amounts and long-term incentive program awards granted in 2019, as well as the structure of the 2019 short-term and long-term incentive programs.
The Compensation Committee considered Compensia’s analysis of the compensation of executives serving in similar positions at comparable companies to obtain a general understanding of

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current compensation practices in our industry. The analysis provided by Compensia was used to provide context for the compensation decisions made by the Compensation Committee, but the Compensation Committee’s decisions were not directly related to or otherwise based upon the comparative data. Instead, the Compensation Committee used this comparative data as one of many factors considered to set the compensation for our NEOs. The Compensation Committee also used the analysis as a tool to assess how well the Company is implementing its core compensation objective of awarding compensation weighted heavily in favor of variable compensation tied to performance.

In approving executive compensation, the Compensation Committee considered the Company’s market capitalization, which was at the 42nd percentile of our comparator peer group, and the Company’s size, in terms of net income and revenue, which were at the 42nd and 41st percentiles, respectively, of our comparator peer group at the time of this analysis. The Compensation Committee also considered each NEO’s role and responsibilities within the Company, individual performance, Company performance and internal pay equity in addition to the results of the competitive pay analysis.

Compensation Policies and Practices
We are committed to strong governance standards with respect to our compensation program, policies and practices. We believe that the following aspects of our compensation program are indicative of this commitment.
Equity Grant Policy
In 2019, annual equity awards were granted to our executives on May 15. Beginning in 2020, we accelerated the date to March 15, to align more closely with the timing of other compensation decisions, including annual incentive compensation decisions related to prior year performance, as well as the timing of performance reviews. Interim awards to our executives may be made during the year to address special circumstances, such as retention concerns, promotions, special performance recognition awards and new hire awards. Our annual equity awards are generally awarded following the completion of performance reviews and are considered in connection with the Compensation Committee’s decision and review process regarding other forms of direct compensation. The timing of any interim grant is contingent upon individual circumstances. Under the terms of the 2011 Plan, stock option awards or stock appreciation rights awards are granted with an exercise or base price not less than the closing price of our Common Stock on the date of grant. Furthermore, the 2011 Plan prohibits repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval.
Management Share Ownership Policy
Prior to 2019, our share ownership policy applied to certain members of our management team at the executive level. Effective April 24, 2019, we adjusted our share ownership policy to, among other things, apply to all executive officers other than our then-CAO, James Hilger (in light of his anticipated retirement), and increase the applicable ownership thresholds for certain executives, including our CEO. The management share ownership policy is similar to our share ownership policy that applies to all non-employee members of the Board as described above under the heading "Corporate Governance—Board Share Ownership Policy". The purpose of the policy is to ensure that executive officers accumulate a meaningful ownership stake in the Company over time by retaining a specified financial interest in our Common Stock. Both shares owned directly and 'in-the-money' value of shares underlying vested but unexercised equity are included in the determination of whether the share ownership guidelines are met. The total net realizable share value retained (the "Ownership Threshold") must have a market value (as defined in the policy) of not less than the lower of 25% of the total pretax equity award value in excess of $100,000 realized by the executive from the time such executive becomes subject to the policy to date; or a specific multiple of the executive’s base salary. The salary multiple requirement is 6x base salary for Mr. Rodriguez and 3x base salary for other executive officers. Prior to 2019, the salary multiple requirement for the CEO was set at 5x base salary. Executive officers subject to the policy must retain subsequently acquired shares until their applicable threshold is met, subject to certain limited exceptions. As of December 31, 2019, all of our executive officers who were subject to the policy were in compliance with our share ownership policy.

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Compensation Discussion and Analysis

Policy Regarding Clawback of Bonuses and Incentive Compensation
In 2010, the Board adopted a clawback policy that permits the Board to recover annual bonuses and long-term incentive and equity-based compensation from executive officers and non-employee members of the Board whose fraud or intentional misconduct was a significant contributing factor to the Company having to restate all or a portion of its financial statements. In December 2014, the policy was further amended to add significant misconduct as another possible clawback triggering event, in accordance with the executive financial compensation recoupment requirements under our Corporate Integrity Agreement.
This provision applies to all senior vice presidents and above of the Company’s domestic dialysis business, in addition to the executive officers and non-employee members of the Board. The clawback policy allows for the recovery of any bonus or incentive compensation paid to those executive officers or directors, the cancellation of restricted or deferred stock awards and outstanding stock awards granted to those executive officers or directors, and the reimbursement of any gains realized that are attributable to such awards to the fullest extent permitted by law. The policy allows for the foregoing actions to the extent that the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; the executive officer or director engaged in any fraud or intentional misconduct that was a significant contributing factor to the Company having to restate its financial statements; the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded; and, the amount of the bonus or incentive compensation that was awarded to the officer would not have been awarded had any significant misconduct been known. The Company will not seek to recover bonuses or incentive or equity-based compensation paid or vested more than three years prior to the date the applicable restatement is disclosed or the significant misconduct is discovered.

Accounting Considerations
Accounting for Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), which requires the Company to recognize compensation expense for share-based payments

(including SSARs, RSUs, PSUs and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to issue various types of equity awards, considering the natural economic exchange ratios implied by their approximate respective fair values.

85

Compensation Committee Report

The Compensation Committee of the Board is currently composed of four independent directors. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

COMPENSATION COMMITTEE
Pamela M. Arway, Chair
Pascal Desroches
Paul J. Diaz
Peter T. Grauer

The information contained above in this section titled “Compensation Committee Report” will not be considered “soliciting material” or to be “filed” with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a filing.

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Risk Considerations in Our Compensation Program

The Compensation Committee, with the assistance of Compensia, conducted a review of the Company’s material compensation policies and practices applicable to its employees, including its executive officers. Based on this review, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The key features of the executive compensation program that support this conclusion include:

•	a balance between cash and equity compensation;

•	a balance between short-term and long-term performance focus;

•	short-term incentive opportunities are capped and are not linked to any one specific goal;

•	severance payments are limited to 3x base salary and target bonus;

•	equity awards have meaningful vesting requirements and, in some cases, holding requirements;

•	a clawback policy that permits the Board to recover annual bonuses and longer-term incentive and equity-based compensation from executive officers and members of the Board;

•	stock ownership guidelines;

•	significant independent Compensation Committee oversight; and

•	appropriate prohibitions against hedging and pledging transactions involving equity securities of the Company by executives and members of the Board.

87

Executive Compensation

2019 Summary Compensation Table

	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2,3] ($)	Option Awards[4,7] ($)		Non-Equity Incentive Plan Compensation[8] ($)	All Other Compensation[9] ($)	Total ($)
Javier J. Rodriguez Chief Executive Officer	2019	$1,066,154	$—	$8,748,533	$—		$6,745,168	$293,605	$16,853,460
	2018	$900,000	$—	$3,497,922	$1,428,751		$1,947,978	$131,947	$7,906,598
	2017	$900,000	$—	$1,047,499	$1,186,505		$5,133,777	$97,626	$8,365,407
Kent J. Thiry Executive Chairman	2019	$1,138,462	$—	$3,485,347	$—		$2,399,466	$608,570	$7,631,845
	2018	$1,300,000	$—	$20,895,892	$5,710,778	6	$3,303,371	$807,460	$32,017,501
	2017	$1,300,000	$—	$5,486,824	$6,215,011		$1,750,000	$572,923	$15,324,758
Joel Ackerman Chief Financial Officer and Treasurer	2019	$700,000	$—	$2,987,447	$1,565,971	5	$1,280,906	$3,840	$6,538,164
	2018	$700,000	$—	$3,724,396	$911,966		$1,279,902	$4,018	$6,620,282
	2017	$576,154	$200,000	$997,621	$2,127,654		$750,000	$160	$4,651,589
Michael D. Staffieri Chief Operating Officer	2019	$700,000	$1,400,000	$4,000,023	$2,802,840	5	$4,283,204	$108,113	$13,294,180
Kathleen A. Waters Chief Legal Officer	2019	$566,154	$—	$1,493,750	$1,138,888	5	$1,873,875	$3,840	$5,076,507
	2018	$540,000	$—	$3,527,445	$547,186		$646,045	$3,840	$5,264,516
	2017	$540,000	$—	$274,361	$310,758		$615,000	$23,585	$1,763,704
LeAnne M. Zumwalt Group Vice President, Government Affairs	2019	$426,154	$—	$995,799	$560,568	5	$1,825,388	$3,792	$3,811,701
	2018	$400,000	$280,000	$497,705	$607,988		$—	$3,792	$1,789,485
	2017	$400,000	$—	$274,361	$310,758		$150,000	$192	$1,135,311

1
The amounts reported in this column for 2019 represent an annual performance bonus for Mr. Staffieri, a non-STI program participant. The amounts earned under our 2019 short-term incentive program (the “2019 STI Program”) under the 2011 Plan are included in the “Non-Equity Incentive Plan Compensation” column.

2
The amounts reported in this column reflect RSU and PSU awards and represent the aggregate grant date fair value of all such awards granted to the executive during the year as estimated by the Company in accordance with FASB ASC Topic 718. In accordance with SEC rules, the amounts included in the Stock Awards column for the PSU awards granted during 2019 are calculated based on the probable outcome of the performance conditions for such awards on the grant date. If the probable outcome of the performance conditions as of grant date had been maximum performance, then the grant date fair value of such PSUs would have been as follows: Mr. Rodriguez — $6,941,423; Mr. Thiry — $3,470,663; Mr. Ackerman — $2,974,852; Ms. Waters — $1,487,428; and Ms. Zumwalt — $991,617. For Mr. Rodriguez the amounts reported also include a PSU award granted during 2019 related to his promotion to CEO. For this award, if the probable outcome of the performance conditions as of grant date had been maximum performance, then the grant date fair value of the PSU would have been $3,555,576. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

3
For Mr. Thiry his 2018 amounts also include the incremental fair value associated with (i) the modification of his outstanding equity awards as a result of the implementation of the Rule of 65 Retirement Policy and (ii) the modification of his outstanding PSU award granted in 2016 to reallocate the performance criteria related to a DMG performance metric, contingent on completion of the sale of DMG, given that upon close the performance of this criterion would not be measurable. Mr. Thiry was the only NEO with outstanding PSUs that had a performance criterion linked to a DMG related metric. The Rule of 65 Retirement Policy is effective for all executive officers, however, under FASB ASC Topic 718 a modification charge only applied to Mr. Thiry. These modification charges do not represent newly granted awards.

4
The amounts reported in this column represent the aggregate grant date fair value of SSAR awards granted to the NEOs during the year as estimated by the Company in accordance with FASB ASC Topic 718. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

5
This amount represents the aggregate grant date fair value of SSAR awards granted at the time of the 2019 management transition in order to align incentives for the senior management team around the evolving strategic imperatives of the Company and the new CEO.

6
This amount reflects the incremental fair value associated with the modification of Mr. Thiry's outstanding equity awards as a result of the implementation of the Rule of 65 Retirement Policy. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating these amounts pursuant to

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Executive Compensation

FASB ASC Topic 718. The Rule of 65 Retirement Policy is effective for all executive officers, however, under FASB ASC Topic 718 a modification charge only applied to Mr. Thiry. This modification charge does not represent newly granted awards.

7
On November 4, 2019, the independent members of the Board approved the Premium-Priced SSAR Award to Mr. Rodriguez, which award was subject to stockholder approval of a related amendment to the 2011 Plan. Stockholders approved such amendment to the 2011 Plan on January 23, 2020, authorizing the grant to our CEO. Since stockholder approval occurred in 2020, this award had both a grant date and service inception date in 2020 under FASB ASC Topic 718, and thus is not included in the above table for 2019.

8
The amounts reported in this column represent amounts earned for performance periods ending in 2019, 2018, and 2017, respectively. The awards are reported for the year with respect to which they were earned, regardless of when the award was granted or paid. For 2019, these amounts represent payouts with respect to the 2019 STI Program, the 2017 performance cash long-term incentive program ("2017 Cash LTI Program") and, in the case of Ms. Zumwalt, a bonus of $343,333 paid based on the achievement of specified strategic operational goals. Please see the section titled "Compensation Discussion and Analysis — Elements of Compensation — Short-Term Incentive Program (STI Program) for 2019” in this Proxy Statement for a discussion of the 2019 STI Program and Ms. Zumwalt’s bonus and the section titled "Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program)" in this Proxy Statement for a discussion of the 2017 Cash LTI Program.

Name	2019 STI Program	Deferred Bonus	2017 Cash LTI Program	Total Non-Equity Incentive Plan Compensation
Javier J. Rodriguez	$2,791,441	$—	$3,953,727	$6,745,168
Kent J. Thiry	$2,399,466	$—	$—	$2,399,466
Joel Ackerman	$1,280,906	$—	$—	$1,280,906
Michael D. Staffieri	$—	$—	$4,283,204	$4,283,204
Kathleen A. Waters	$838,375	$—	$1,035,500	$1,873,875
LeAnne M. Zumwalt	$446,555	$343,333	$1,035,500	$1,825,388

9
The amounts reported in this column are set forth by category below. Other than the use of a fractionally-owned or chartered corporate aircraft, the amounts disclosed are the actual or share of actual costs to the Company of providing these benefits. Because a fractionally-owned or chartered corporate aircraft is used primarily for business purposes, we do not include in the incremental cost allocated to each NEO the fixed costs that do not change based on usage. The incremental cost to us of personal use of a fractionally-owned or chartered corporate aircraft is calculated based on the variable operating costs related to the operation of the aircraft, including fuel costs and landing fees, trip-related repairs and maintenance, catering and other miscellaneous variable costs. The value of the personal use of a fractionally-owned or chartered corporate aircraft by our NEOs is included in their personal income in accordance with applicable tax regulations.

Name	Year	Perquisites* ($)	Life Insurance Premiums ($)	Company Contribution to Defined Contribution Plan ($)	Total All Other Compensation ($)
Javier J. Rodriguez	2019	$290,058	$432	$3,115	$293,605
Kent J. Thiry	2019	$604,346	$624	$3,600	$608,570
Joel Ackerman	2019	$—	$240	$3,600	$3,840
Michael D. Staffieri	2019	$104,546	$336	$3,231	$108,113
Kathleen A. Waters	2019	$—	$240	$3,600	$3,840
LeAnne M. Zumwalt	2019	$—	$192	$3,600	$3,792

*
Amounts for Messrs. Thiry, Rodriguez and Staffieri include, as applicable, certain personal meals and entertainment expenses, car service expenses and personal use of fractionally-owned or chartered corporate aircraft. Amounts for Messrs. Thiry and Rodriguez also include legal expenses paid by the Company on their behalf. For purposes of calculating the incremental costs to the Company of Messrs. Rodriguez, Thiry and Staffieri's personal use of Company aircraft, the total cost of the flight is allocated to personal use based upon the relative ratio of personal mileage to total mileage. Costs for fuel, ground costs, catering costs, landing fees, domestic passenger fees and federal excise tax charges are also included, if applicable. The incremental costs allocated to Messrs. Rodriguez, Thiry and Staffieri for personal aircraft usage in 2019 were $270,877, $559,723 and $104,308, respectively.

89

2019 Grants of Plan-Based Awards Table
The following table sets forth information concerning awards made to each of the NEOs under the 2011 Plan during 2019. On November 4, 2019, the independent members of the Board approved the Premium-Priced SSAR Award, which was an award of 2,500,000 premium-priced stock-settled stock appreciation rights to Mr. Rodriguez with a base price equal to $67.80 and vesting 50% on each of the three and four-year anniversaries of the Board Approval Date. The Premium-Priced SSAR Award was subject to stockholder approval of a related amendment to the 2011 Plan. Stockholders approved such amendment to the 2011 Plan on January 23, 2020, permitting the grant to our CEO. Since stockholder approval occurred in 2020, this award had both a grant date and service inception date in 2020 under FASB ASC Topic 718, and thus is not included in the table as 2019 compensation.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Board Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[6]
Javier J. Rodriguez	—		[1]	$—	$1,620,575	$4,861,725	—	—	—	—	—	—	—
	5/15/2019		[2]	$—	$—	$—	26,136	69,693	139,386	—	—	—	$3,470,712
	5/15/2019		[4]	$—	$—	$—	—	—	—	69,694	—	—	$3,500,033
	5/30/2019	5/15/2019	[3]	$—	$—	$—	9,957	39,825	79,650	—	—	—	$1,777,788
Kent J. Thiry	—		[1]	$—	$1,393,014	$4,179,042	—	—	—	—	—	—	—
	5/15/2019		[2]	$—	$—	$—	13,068	34,846	69,692	—	—	—	$1,735,331
	5/15/2019		[4]	$—	$—	$—	—	—	—	34,847	—	—	$1,750,016
Joel Ackerman	—		[1]	$—	$750,000	$2,250,000	—	—	—	—	—	—	—
	5/15/2019		[2]	$—	$—	$—	11,201	29,868	59,736	—	—	—	$1,487,426
	5/15/2019		[4]	$—	$—	$—	—	—	—	29,869	—	—	$1,500,021
	6/20/2019		[5]	$—	$—	$—	—	—	—	—	110,000	$52.41	$1,565,971
Michael D. Staffieri	5/15/2019		[4]	$—	$—	$—	—	—	—	79,650	—	—	$4,000,023
	6/20/2019		[5]	$—	$—	$—	—	—	—	—	200,000	$52.41	$2,802,840
Kathleen A. Waters	—		[1]	$—	$500,000	$1,500,000	—	—	—	—	—	—	—
	5/15/2019		[2]	$—	$—	$—	5,601	14,934	29,868	—	—	—	$743,714
	5/15/2019		[4]	$—	$—	$—	—	—	—	14,935	—	—	$750,036
	6/20/2019		[5]	$—	$—	$—	—	—	—	—	80,000	$52.41	$1,138,888
LeAnne M Zumwalt	—		[1]	$—	$268,000	$804,000	—	—	—	—	—	—	—
	5/15/2019		[2]	$—	$—	$—	3,734	9,956	19,912	—	—	—	$495,809
	5/15/2019		[4]	$—	$—	$—	—	—	—	9,956	—	—	$499,990
	6/20/2019		[5]	$—	$—	$—	—	—	—	—	40,000	$52.41	$560,568

1
Represents applicable amounts for our 2019 STI Program under the 2011 Plan. The amount in the “Maximum” column represents the maximum amount the NEO was eligible to earn under the 2019 STI Program if all performance criteria were achieved at their highest payout level, including a modifier associated with the achievement of certain pre-established objectives. The amount in the “Target” column represents the payout amounts the NEO was eligible to earn under the 2019 STI Program if all performance criteria were achieved at their target payout level.

2
This number represents PSUs awarded under the 2011 Plan. The PSU awards vest 50% on May 15, 2022 and 50% on May 15, 2023, subject to the NEO’s continued employment and the achievement of the underlying performance conditions. For a description of the PSUs, see the subsection titled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Equity Awards — Performance Stock Units” in this Proxy Statement.

3
This number represents a PSU awarded under the 2011 Plan and was granted in connection with the promotion of Mr. Rodriguez into the role of CEO. The PSU award vests 100% on May 15, 2022, subject to Mr. Rodriguez's continued employment and the achievement of the underlying performance conditions. The Board approved the number of PSUs on May 15, 2019 and subsequently approved the performance criteria on May 30, 2019, on which date it is deemed granted. For a description of this PSU award, see the subsection titled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Equity Awards — CEO Promotion PSUs” in this Proxy Statement.

4
This number represents RSUs granted under the 2011 Plan. For Messrs. Rodriguez, Ackerman, and Staffieri, and Messes Waters and Zumwalt, the RSUs vest 50% on May 15, 2022 and 50% on May 15, 2023, subject to the NEO's continued employment. For Mr. Thiry, the RSUs vest 100% on June 1, 2020, subject to Mr. Thiry's continued employment. For a description of the RSUs, see the subsection titled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Equity Awards — Restricted Stock Units” in this Proxy Statement.

5
This number represents SSARs awarded under the 2011 Plan. For Mr. Ackerman and Ms. Waters, the SSARs vest 50% on June 20, 2022 and 50% on June 20, 2023, subject to the NEO’s continued employment. For Mr. Staffieri and Ms. Zumwalt, the SSARs vest 50% on June 20, 2021 and 50% on June 20, 2023, subject to the NEO's continued employment. For a description of the SSARs, see the subsection titled

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“Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2019 — Equity Awards — Stock-settled Stock Appreciation Rights” in this Proxy Statement.

6
The amounts for SSARs, RSUs and PSUs are the aggregate grant date fair values of each award determined pursuant to FASB ASC Topic 718 and, in the case of PSUs, are based upon the probable outcome of the applicable performance conditions on the grant date. All SSARs granted have a five-year term. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

91

2019 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information concerning outstanding SSARs and unvested stock awards held by each of the NEOs at December 31, 2019.

		Option Awards[15]						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1]
Javier J. Rodriguez	6/2/2015	46,551		—		$83.82	6/2/2020	—		—	—		—
	5/13/2016	62,045	[2]	62,046	[2]	$75.42	5/13/2021	—		—	—		—
	6/6/2017	—		79,909	[3]	$65.48	6/6/2022	—		—	—		—
	5/15/2018	—		88,213	[2]	$66.29	5/15/2023	—		—	—		—
	12/24/2016	—		—		—	—	2,881	[5]	$216,161	1,910	[6]	$143,307
	6/6/2017	—		—		—	—	—		—	27,969	[7]	$2,098,514
	5/15/2018	—		—		—	—	17,643	[8]	$1,323,754	—		—
	5/15/2018	—		—		—	—	—		—	61,748	[9]	$4,632,952
	5/15/2019	—		—		—	—	69,694	[8]	$5,229,141	—		—
	5/15/2019	—		—		—	—	—		—	139,386	[14]	$10,458,132
	5/30/2019	—		—		—	—	—		—	9,957	[10]	$747,074
Kent J. Thiry	6/2/2015	179,041		—		$83.82	6/2/2020	—		—	—		—
	5/13/2016	145,522	[2]	145,522	[2]	$75.42	5/13/2021	—		—	—		—
	6/6/2017	—		418,570	[3]	$65.48	6/6/2022	—		—	—		—
	12/27/2016	—		—		—	—	12,059	[5]	$904,787	5,203	[6]	$390,381
	6/6/2017	—		—		—	—	—		—	146,500	[7]	$10,991,895
	5/15/2018	—		—		—	—	90,090	[8]	$6,759,453	—		—
	5/15/2018	—		—		—	—	—		—	157,658	[9]	$11,829,080
	5/15/2019	—		—		—	—	34,847	[11]	$2,614,570	—		—
	5/15/2019	—		—		—	—	—		—	69,692	[14]	$5,228,991
Joel Ackerman	2/21/2017	—		145,159	[2]	$68.89	2/21/2022	—		—	—		—
	5/15/2018	—		56,306	[2]	$66.29	5/15/2023	—		—	—		—
	6/20/2019	—		110,000	[2]	$52.41	6/20/2024	—		—	—		—
	6/6/2017	—		—		—	—	—		—	26,637	[7]	$1,998,574
	3/28/2018	—		—		—	—	11,300	[13]	$847,839	—		—
	5/15/2018	—		—		—	—	11,261	[8]	$844,913	—		—
	5/15/2018	—		—		—	—	—		—	39,416	[9]	$2,957,382
	5/15/2019	—		—		—	—	29,869	[8]	$2,241,071	—		—
	5/15/2019	—		—		—	—	—		—	59,736	[14]	$4,481,992
Michael D. Staffieri	6/2/2015	40,284		—		$83.82	6/2/2020	—		—	—		—
	5/13/2016	33,238	[2]	33,239	[2]	$75.42	5/13/2021	—		—	—		—
	6/6/2017	—		74,201	[3]	$65.48	6/6/2022	—		—	—		—
	5/15/2018	—		243,994	[2]	$66.29	5/15/2023	—		—	—		—
	6/20/2019	—		200,000	[4]	$52.41	6/20/2024	—		—	—		—
	12/24/2016	—		—		—	—	4,093	[12]	$307,098	—		—
	5/15/2019	—		—		—	—	79,650	[8]	$5,976,140	—		—
Kathleen A. Waters	5/6/2016	28,164		—		$75.70	5/6/2021	—		—	—		—
	6/6/2017	—		20,929	[3]	$65.48	6/6/2022	—		—	—		—
	5/15/2018	—		33,784	[2]	$66.29	5/15/2023	—		—	—		—
	6/20/2019	—		80,000	[2]	$52.41	6/20/2024	—		—	—		—
	6/6/2017	—		—		—	—	—		—	7,326	[7]	$549,670
	5/15/2018	—		—		—	—	6,757	[8]	$506,978	—		—

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Executive Compensation

3/28/2018	—		—		—		—		16,574		[13]		$1,243,547	—			—
5/15/2018	—		—		—		—		—			—		23,650		[9]		$1,774,460
5/15/2019	—		—		—		—		14,935		[8]		$1,120,573	—			—
5/15/2019	—		—		—		—		—			—		29,868		[14]		$2,240,996
LeAnne M. Zumwalt	6/2/2015	11,936		—		$83.82		6/2/2020		—			—		—			—
	5/13/2016	13,229	[2]	13,230	[2]	$75.42		5/13/2021		—			—		—			—
	6/6/2017	—		20,929	[3]	$65.48		6/6/2022		—			—		—			—
	5/15/2018	—		37,538	[2]	$66.29		5/15/2023		—			—		—			—
	6/20/2019	—		40,000	[4]	$52.41		6/20/2024		—			—		—			—
	6/6/2017	—		—	—			—		—			—		7,326		[7]	$549,670
	5/15/2018	—		—	—			—		7,508		[8]	$563,325		—			—
	5/15/2019	—		—	—			—		9,956		[8]	$746,999		—			—
	5/15/2019	—		—	—			—		—			—		19,912		[14]	$1,493,997

1
The market value of shares or units of stock that have not vested reflects the $75.03 per share closing price of our Common Stock on December 31, 2019, the last trading day of the year, as reported by the NYSE.

2	These SSARs vest 50% on the third and fourth anniversaries of the grant date.

3	These SSARs vest 50% each on May 15, 2020 and May 15, 2021.

4	These SSARs vest 50% on the second and fourth anniversaries of the grant date.

5	These PSUs vest 100% on May 15, 2020.

6	These PSUs vest 100% on May 15, 2020, subject to achievement of the performance conditions for the PSUs. The amounts listed here are the threshold number of shares awarded.

7
These PSUs vest 12.5% on May 15, 2020 and 87.5% on May 15, 2021, subject to achievement of the performance conditions for the PSUs. The amounts listed here reflect the shares that may be earned upon achievement of the maximum adjusted earnings per share performance criteria and the shares that may be earned at target on the relative TSR performance criteria.

8	These RSUs vest 50% each on the third and fourth anniversaries of the grant date.

9
These PSUs vest 50% each on the third and fourth anniversaries of the grant date, subject to achievement of the performance conditions for the PSUs. The amounts listed here reflect the shares that may be earned upon achievement of the maximum adjusted earnings per share performance criteria and the shares that may be earned at target on the relative TSR performance criteria.

10	These PSUs vest 100% on May 15, 2022, subject to achievement of the performance conditions for the PSUs. The amounts listed here are the threshold number of shares awarded.

11	These RSUs vest 100% on June 1, 2020.

12	These RSUs vest 100% on May 15, 2020.

13	These PSUs vest 100% on December 19, 2020 which is the 18-month anniversary of the closing of the DMG transaction, subject to continued employment through the applicable vesting date.

14
These PSUs vest 50% each on the third and fourth anniversaries of the grant date, subject to achievement of the performance conditions for the PSUs. The amounts listed here reflect the shares that may be earned upon achievement of the maximum performance criteria.

15
On November 4, 2019, the independent members of the Board approved the Premium-Priced SSAR Award, consisting of 2,500,000 premium-priced stock-settled stock appreciation rights to Mr. Rodriguez with a base price equal to $67.80 and vesting 50% on each of the three and four-year anniversaries of the Board Approval Date. The Premium-Priced SSAR Award was subject to stockholder approval of a related amendment to the 2011 Plan. Stockholders approved such amendment to the 2011 Plan on January 23, 2020, permitting the grant to our CEO. Since stockholder approval occurred in 2020, this award was not considered outstanding as of December 31, 2019.

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2019 Option Exercises and Stock Vested Table
The following table sets forth information concerning the vesting of stock awards held by each of the NEOs during 2019. None of our NEOs exercised SSARs during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Javier J. Rodriguez	—	$—	4,030	$194,567
Kent J. Thiry	—	$—	14,270	$703,206
Joel Ackerman	—	$—	11,301	$579,402
Michael D. Staffieri	—	$—	4,425	$219,966
Kathleen A. Waters	—	$—	20,095	$1,053,228
LeAnne M. Zumwalt	—	$—	1,492	$64,783

1	Value realized on vesting is determined by multiplying the number of shares underlying RSUs by the closing price for our Common Stock on the date of vesting, as reported by the NYSE.
No Pension Benefits
The Company does not sponsor or maintain a defined benefit pension plan that allows participation by any employee, including the NEOs, and that provides for payments or other benefits at, following, or in connection with retirement.
Nonqualified Deferred Compensation
The following table sets forth information concerning the Company’s nonqualified deferred compensation plans.
2019 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)[1,2]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Javier J. Rodriguez
Voluntary Deferral Plan	—	—	$188,911	—	$908,933
Kent J. Thiry
Deferred Compensation Plan	—	—	$305,920	—	$6,205,355
Voluntary Deferral Plan	—	—	$230,881	($1,127,859)	$11,717,824
Joel Ackerman[4]
None	—	—	—	—	—
Michael D. Staffieri[4]
None	—	—	—	—	—
Kathleen A. Waters
Deferred Compensation Plan	$109,077	—	$8,007	—	$117,084
LeAnne M. Zumwalt
Deferred Compensation Plan	$113,000	—	$48,434	—	$398,299
Voluntary Deferral Plan	—	—	$5,650	($2,113)	$28,897

1	This amount is reported in the “Salary” column in the 2019 Summary Compensation Table.

2	Mr. Thiry deferred $1,162,500 in 2018 and $1,758,350 in 2017 into the Deferred Compensation Plan. Ms. Zumwalt deferred $85,577 in 2018 and $100,000 in 2017 into the Deferred Compensation Plan.

3	None of the earnings in this column are included in the 2019 Summary Compensation Table because they are not preferential or above market.

4	Mr. Ackerman and Mr. Staffieri did not participate in any of the Company’s nonqualified deferred compensation plans in 2019 or in any prior years.

Notice of 2020 Annual Meeting and Proxy Statement	94

Executive Compensation

Voluntary Deferral Plan and Deferred Compensation Plan
The 2019 Nonqualified Deferred Compensation Table presents amounts deferred under our Voluntary Deferral Plan and our Deferred Compensation Plan, which replaced the Voluntary Deferral Plan effective January 1, 2015.
Contributions
Under the Deferred Compensation Plan (effective for deferrals in 2015 and later years), participants may defer (i) up to 50% of their base salary, and (ii) all or a portion of their annual bonus payment that is earned in the same year as their base salary but payable in the following year. Under the Voluntary Deferral Plan (applicable for deferrals prior to 2015), participants could defer (i) up to 50% of their base salary, (ii) all or a portion of their annual bonus payment that is earned in the same year as their base salary but payable in the following year and (iii) all or a portion of their other compensation as determined by the Company.
Under both plans, deferred amounts are credited with earnings or losses based on the rate of return of one or more investment alternatives selected by the participant from among the investment funds selected by the Company.
Participants may change their investment elections daily. We do not make company contributions to participants’ accounts under either the Voluntary Deferral Plan or the Deferred Compensation Plan. All participant contributions are irrevocably funded into a rabbi trust for the benefit of those participants. Assets held in the trust are subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency until paid to the plan participants.
Payment of benefits
Distributions are generally paid out in cash at the participant’s election. Under the Voluntary Deferral Plan, distributions can be made commencing in the first or second year following retirement or in a specified year at least three to four years after the deferral election was effective, and participants can elect to receive distributions in the form of one, five, ten, fifteen or twenty annual installments. Under the Deferred Compensation Plan, distributions can be made commencing in the second year following the year to which the deferral election applies, after separation from service, or on any other scheduled payment date, and participants can elect to receive either a lump sum distribution or annual installments over any period from two to twenty years; provided, that, if the Deferred Compensation Plan balance does not exceed $20,000, a lump sum will be paid. If the participant has not elected a specified year for payout and the participant has a separation from service, distributions generally will be paid in a lump sum cash distribution after separation from service.
In the event of a participant’s unforeseeable emergency, the plan administrator may, in its sole discretion, authorize the cessation of deferrals by a participant and provide for immediate distribution to a participant in the form of a lump sum cash payment to cover the unforeseeable emergency.
Potential Payments Upon Termination or Change of Control
General Terms and Definitions
For purposes of the table below:
Involuntary termination for “Cause” in the case of Mr. Rodriguez or "Material Cause" in the case of Mr. Ackerman and Ms. Waters generally occurs if the Company terminates employment for any of the following reasons: (i) conviction of a felony or plea of no contest to a felony; (ii) any act of fraud or dishonesty in connection with the performance of the executive’s duties; (iii) repeated failure or refusal by the executive to follow policies or directives reasonably established by the Board in the case of Mr. Rodriguez or the CEO of the Company or his designee in the case of Mr. Ackerman and Ms. Waters that goes uncorrected for a period of 10 consecutive days after written notice has been provided to the executive; (iv) a material breach of the executive’s employment agreement; (v) any gross or willful misconduct or gross negligence by the executive in the performance of the executives duties; (vi) egregious conduct by the executive that brings the Company or any of its subsidiaries or affiliates into public disgrace or disrepute; (vii) an act of unlawful discrimination, including sexual harassment; (viii) a violation of the duty of loyalty or of any fiduciary duty; or (ix) exclusion or notice of exclusion of the executive from participating in any federal healthcare program.
“Cause” is defined for purposes in Mr. Thiry’s Executive Chairman Agreement as any of the following: (i) conviction of a felony; (ii) any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the Company; (iii) repeated failure or refusal by the executive to follow policies established by the Board or written directives of the Board that goes uncorrected for a period of 30 consecutive days after notice of such

95

failure or refusal, and that is material and willful and has a material adverse effect on the Company’s business; or (iv) a material breach of Mr. Thiry's Executive Chairman Agreement that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive.
With respect to Mr. Rodriguez, a “Change of Control” under his employment agreement means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) consummation of any merger or consolidation in which the beneficial owners of the shares of the Company’s Common Stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the corporation resulting from such merger or consolidation, or, if applicable, the ultimate parent corporation of such corporation, (iii) certain changes in the majority composition of the Board during any 24-month period, (iv) consummation of any transaction in which more than 40% of the Company’s assets are sold, or (v) the approval by the Company's stockholders of a plan of complete liquidation or dissolution of the Company.
With respect to Mr. Ackerman, a “Change of Control” under his employment agreement means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the

Company’s Common Stock outstanding immediately prior to such merger or consolidation represent 40% or less of the voting power of the Company after such merger or consolidation, and (iv) any transaction in which more than 40% of the Company’s assets are sold.
With respect to Mr. Rodriguez's employment agreement and Mr. Thiry's Executive Chairman Agreement, “Good Reason” means during the employment period: (i) the assignment to the executive of any duties inconsistent in any material and adverse respect with the executive’s then-current duties and responsibilities; (ii) a change in the executive’s titles or positions; (iii) reduction in the executive’s base salary or target annual incentive opportunity, unless such reductions are part of an across-the-board reduction that applies to all senior executives of the Company and takes effect prior to a Change in Control; or (iv) any material breach by the Company of the agreement; or (v) in the case of Mr. Rodriguez, a relocation of Mr. Rodriguez's principal place of employment by more than 35 miles. Notwithstanding the above, the occurrence of any such condition shall not constitute Good Cause for Mr. Rodriguez unless the executive provides notice to the Company of the existence of such condition not later than 30 days after the initial existence of such condition, and the Company shall have failed to remedy such condition within 30 days after receipt of such notice.
With respect to Mr. Ackerman and Ms. Waters, “Good Cause” generally means the occurrence of the following events without the executive’s express written consent: (i) the Company materially diminishes the scope of the executive’s duties and responsibilities; (ii) the Company materially reduces the executive’s base compensation; (iii) the Company requires the executive to relocate to an office more than a specified mileage away from the executive's current office; or (iv) in the case of Mr. Ackerman, a material breach by the Company of his employment agreement or the failure to have the agreement assumed by a successor. Notwithstanding the above, the occurrence of any such condition shall not constitute Good Cause unless the executive provides notice to the Company of the existence of such condition not later than 90 days after the initial existence of such condition, and the Company shall have failed to remedy such condition within 30 days after receipt of such notice.

Notice of 2020 Annual Meeting and Proxy Statement	96

Executive Compensation

Severance Payments and Benefits
The following tables and summary set forth the Company’s payment obligations pursuant to the terms of the employment or severance arrangements with each of our NEOs, under the circumstances described below, assuming that their employment was terminated on December 31, 2019. For a description of the value of stock-based awards held by Messrs. Rodriguez, Thiry, and Ackerman and Mses. Waters and Zumwalt that are subject to accelerated vesting upon a Change of Control or retirement, see the subsection titled “— Accelerated Vesting of Stock-Based Awards” below. See "— 2019 Management Transition" section in the CD&A for information regarding the separation benefits provided under the employment agreement with Mr. Rodriguez and the Executive Chairman agreement with Mr. Thiry, which were entered into in connection with the announcement of the 2019 management transition.

	Payment of Base Salary (or multiple thereof) for a specified period following termination		Bonus[1]		Continued Health Benefits for a Specified Period Following Termination		Office and Secretarial Assistance		Total Value
Javier Rodriguez
Death	$—		$—	[2]	$—		$—		$—
Disability	$—		$—	[2]	$—		$—		$—
Involuntary Termination Without Cause	$6,269,910	[3]	$2,791,441	[4]	$49,990	[5]	$195,613	[6]	$9,306,954
Resignation for Good Reason	$6,269,910	[3]	$2,791,441	[4]	$49,990	[5]	$195,613	[6]	$9,306,954
Involuntary Termination Without Cause Following a Change in Control	$9,404,865	[3]	$2,791,441	[4]	$76,875	[7]	$297,103	[8]	$12,570,284
Kent J. Thiry
Death	$—		$—	[9]	$—		$—		$—
Disability	$—		$—	[9]	$—		$—		$—
Early Termination of Executive Chairman Agreement (by Mr. Thiry without Good Reason)	$11,180,057	[10]	$2,399,466	[11]	$54,643	[12]	$303,262	[13]	$13,937,428
Early Termination of Executive Chairman Agreement (by the Company without Cause or by Mr. Thiry with Good Reason)	$11,180,057	[10]	$2,399,466	[11]	$54,643	[12]	$303,262	[13]	$13,937,428
Joel Ackerman
Involuntary Termination Without Material Cause	$700,000	[14]	$1,279,902	[15]	$37,133	[16]	$—		$2,017,035
Resignation for Good Cause	$700,000	[14]	$1,279,902	[15]	$37,133	[16]	$—		$2,017,035
Resignation Following a Good Cause Event or by the Company Without Material Cause after a Change of Control	$1,400,000	[17]	$1,279,902	[18]	$37,133	[16]	$—		$2,717,035
Michael D. Staffieri
Involuntary Termination Without Material Cause	$700,000	[14]	$—		$—		$—		$700,000
Resignation for Good Cause	$700,000	[14]	$1,200,000	[20]	$—		$—		$1,900,000
Resignation in connection with a Change of Control	$1,400,000	[19]	$1,200,000	[20]	$—		$—		$2,600,000
Kathleen A. Waters
Involuntary Termination Without Material Cause	$580,000	[14]	$—		$—		$—		$580,000
Resignation for Good Cause	$580,000	[14]	$646,045	[20]	$—		$—		$1,226,045
LeAnne M. Zumwalt
Involuntary Termination Without Material Cause	$440,000	[14]	$—		$—		$—		$440,000

1
Does not include any amounts payable to Mr. Rodriguez, Mr. Thiry, Ms. Waters or Ms. Zumwalt pursuant to our Deferred Compensation Plan or Voluntary Deferral Plan which amounts are included in the 2019 Nonqualified Deferred Compensation Table. Such amounts are currently vested, but payment thereof may be accelerated in the event of death, disability or termination of employment.

2
Mr. Rodriguez (or his estate) will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. As of December 31, 2019, Mr. Rodriguez had fully earned and received his bonus for 2018, the fiscal year prior to the year of assumed termination.

3
Mr. Rodriguez will be entitled to receive a lump-sum payment equal to the product of (x) two ("Severance Multiple"), and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus. “Prior Bonus” means the average of the annual incentive bonus

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earned under the 2011 Plan (including any bonus earned and payable but not yet paid) for the last two fiscal years before the fiscal year in which Mr. Rodriguez’s employment was terminated. The amount reported in the table above reflects the product of (x) two, and (y) the sum of Mr. Rodriguez’s base salary as of December 31, 2019, which was $1,200,000, and the average of Mr. Rodriguez’s 2018 annual incentive bonus in the amount of $1,947,978 and Mr. Rodriguez’s 2017 annual incentive bonus in the amount of $1,921,932. In the event of a termination without Cause within two years following a Change in Control, Mr. Rodriguez's Severance Multiple is increased to three.

4
Mr. Rodriguez will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. Mr. Rodriguez will also be entitled to receive a prorated annual incentive bonus (based on the actual bonus earned under the objective standards set forth under the 2011 Plan for the fiscal year in which the termination occurs) through and including the date of termination. On December 31, 2019, Mr. Rodriguez had fully earned his annual incentive bonus for 2019, so he would have received the full amount of his annual incentive bonus as reported in the 2019 Summary Compensation Table upon termination.

5
Mr. Rodriguez will continue to receive his health benefits for the two-year period following termination. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Rodriguez for the two-year period following termination.

6
Mr. Rodriguez will be entitled to the use of an office and services of an administrative assistant for two years or until he obtains other full-time employment. The amounts above reflect the estimated costs to us of providing the office and continued salary for an administrative assistant's services for two years.

7
Mr. Rodriguez will continue to receive his health benefits for the three-year period following termination within two years after a change in control. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Rodriguez for the three-year period following termination.

8
Mr. Rodriguez will be entitled to the use of an office and services of an administrative assistant for three years or until he obtains other full-time employment following termination within two years following after a change in control. The amounts above reflect the estimated costs to us of providing the office and continued salary for an administrative assistant's services for three years.

9
Mr. Thiry (or his estate) will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. As of December 31, 2019, Mr. Thiry had fully earned and received his bonus for 2018, the fiscal year prior to the year of assumed termination.

10
Mr. Thiry will be entitled to receive a lump-sum payment equal to the product of (x) three, and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus. “Prior Bonus” means the average of the annual incentive bonus earned under the 2011 Plan (including any bonus earned and payable but not yet paid) for the last two full fiscal years before May 31, 2019. The amount reported in the table above reflects the product of (x) three, and (y) the sum of Mr. Thiry’s base salary as of May 31, 2019, which was $1,200,000, and the average of Mr. Thiry’s 2018 annual incentive bonus in the amount of $3,303,371 and Mr. Thiry’s 2017 annual incentive bonus in the amount of $1,750,000. This benefit is also payable to Mr. Thiry upon the expiration of the Executive Chairman Agreement on June 1, 2020. As noted in the CD&A, in structuring the severance terms under the Executive Chairman Agreement, the Compensation Committee considered, among other items, the fact that Mr. Thiry was entitled to severance under the terms of his existing employment agreement due to his change in position. Accordingly, the severance terms under the Executive Chairman Agreement were intended to replicate the severance benefits under his existing employment agreement that would be payable to Mr. Thiry due to the change in his role from CEO to Executive Chairman, but excluded the pro-rata 2020 STI Program payment contemplated by the employment agreement for a termination due to a change in role. As an additional retentive incentive to induce Mr. Thiry to remain employed with the Company through the expiration of the Executive Chairman Agreement, the Executive Chairman Agreement provides for the vesting of the 2019 equity awards and the pro-rata payment of the 2020 STI Program bonus if he remained through the expiration of the Executive Chairman Agreement.

11	Mr. Thiry will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. Mr. Thiry will also be entitled to receive a prorated annual incentive bonus (based on the actual bonus earned under the objective standards set forth under the 2011 Plan for the fiscal year in which the termination occurs) through and including the date of termination. On December 31, 2019, Mr. Thiry had fully earned his annual incentive bonus for 2019, so he would have received the full amount of his annual incentive bonus as reported in the 2019 Summary Compensation Table upon termination.

12
Mr. Thiry will continue to receive his health benefits for the three-year period following termination. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Thiry for the three-year period following termination.

13
Mr. Thiry will be entitled to the use of an office and services of an administrative assistant for three years or until he obtains other full-time employment. The amounts above reflect the estimated costs to us of providing the office and continued salary costs for an administrative assistant's services for three years.

14
The executive will be entitled to receive the executive's salary for the one-year period following termination, contingent upon execution of a release and noncompetition agreement and pursuant to the terms of the DaVita Inc. Severance Plan for Directors and Above (the “Severance Plan”), provided that in the case of Mr. Ackerman, Mr. Staffieri and Ms. Waters, they are also entitled to receive the same level of benefits as provided in the Severance Plan upon a termination for "good cause" under the terms of their employment agreements. As of December 31, 2019, the base salaries for the NEOs participating in the Severance Plan were as follows: Mr. Ackerman — $700,000; Ms. Waters — $580,000; and Ms. Zumwalt — $440,000. Such payment obligation will be reduced dollar-for-dollar by the amount of any compensation received by the executive from another employer during the severance payment period, and the executive is obligated to use reasonable efforts to find employment during such period.

15
If Mr. Ackerman is terminated, he will be entitled to receive a lump sum payment equal to the bonus paid in the year prior to the termination, pro-rated for the number of months served in the year his employment is terminated. The Company interprets this severance provision to mean the severance is based on the bonus paid “for” the year prior to the year for which a bonus was most recently earned. This severance amount is reported as the bonus paid to Mr. Ackerman for 2018.

16
Mr. Ackerman will continue to receive his health benefits for the 18-month period following his termination without material cause or resignation for good cause. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Ackerman for the 18-month period following termination.

17
Mr. Ackerman will be entitled to receive a lump sum payment equal to two times the sum of his base salary in effect as of the date of termination upon his resignation for good cause or by the Company without material cause following a change in control. The amount reported in the table above reflects two times Mr. Ackerman’s base salary as of December 31, 2019, which was $700,000.

Notice of 2020 Annual Meeting and Proxy Statement	98

Executive Compensation

18
Mr. Ackerman will be entitled to receive a lump sum payment equal to the bonus paid in the year prior to the termination following his resignation for good cause or by the Company without material cause following a change in control. This severance amount is reported as the bonus paid to Mr. Ackerman for 2018, which was $1,279,902.

19
Mr. Staffieri will be entitled to receive a lump sum payment equal to two times the sum of his base salary in effect as of the date of termination upon his resignation for good cause after a change in control. The amount reported in the table above reflects two times Mr. Staffieri’s base salary as of December 31, 2019, which was $700,000.

20
If Mr. Staffieri or Ms. Waters is terminated after April in a given year, the executive will be entitled to receive a lump sum payment equal to the bonus paid in the year prior to the termination, pro-rated for the number of months served in the year the executive's employment is terminated. The Company interprets this severance provision to mean the severance is based on the bonus paid “for” the year prior to the year for which a bonus was most recently earned. This severance amount is reported as the bonus paid to the executive for 2018.

Other Severance Payments and Benefits
The Company’s obligation to provide continued health benefits under the circumstances set forth in the tables above is subject to earlier termination in the event that the executive accepts employment with another employer.
In the event of termination as a result of death, the estates of the NEOs identified in the tables above will also receive the proceeds of the respective term life insurance policy for each NEO. The coverage amount for each NEO is as follows: $900,000 for Mr. Rodriguez, $1,300,000 for Mr. Thiry, $500,000 for Mr. Ackerman, $700,000 for Mr. Staffieri, $500,000 for Ms. Waters, and $400,000 for Ms. Zumwalt. The amounts are equal to one times the base salary of the NEO at the time of benefits elections, subject to certain caps.
The Company does not provide for tax gross-ups in any employment agreements or amended employment agreements. Mr. Thiry's amended employment agreement provides that in the event that payments to Mr. Thiry would be subject to the excise tax imposed by Section 4999 of the Code, then the payments would be either (i) reduced so that no portion of the payments would be subject to such excise tax, or (ii) paid in full, whichever produces the better net after-tax position to the executive.
To receive the severance payments and benefits described above, each NEO must execute the Company’s standard severance and general release agreement. In addition, the existing employment agreements with each of our NEOs include confidentiality provisions that would apply until the confidential information becomes publicly available (other than through breach by the NEO). These employment agreements generally also include, among other things, nonsolicitation provisions which prohibit each NEO from soliciting any patient or customer of the Company to patronize a competing dialysis facility or from soliciting any patient, customer, supplier or physician to terminate their business relationship with the Company, for a period of two years following the termination of the NEO’s employment.
Accelerated Vesting of Stock-Based Awards
Change of Control
For grants and awards of SSARs, PSUs and/or RSUs to our NEOs, the stock-based award agreements provide that in the event that either (i) in connection with a Change of Control (as defined below), the acquiring entity fails to assume, convert or replace the NEO’s options or awards, or (ii) the NEO’s employment is terminated within the twenty-four-month period following a Change of Control by the Company (or the acquiring entity) other than for Cause (as defined below) or, if applicable, by the NEO in accordance with the termination for Good Reason provisions of the NEO’s employment agreement, if any, then, in any such case, the SSAR, PSU or RSU awards shall automatically vest and become immediately exercisable in their entirety, such vesting to be effective as of immediately prior to the effective date of the Change of Control in the case of (i), and as of the date of termination of the NEO’s employment in the case of (ii). For grants of PSUs, upon a Change of Control, all PSU performance metrics in which the performance period has not completed, are converted to a relative TSR metric. The number of shares issuable are then determined based on the Company’s relative TSR performance (as described in the Compensation Discussion and Analysis) through an ending average price period of the approximately 30 calendar days immediately preceding the Change of Control.

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The table below sets forth the value of the Company’s obligations upon the automatic vesting of the stock-based awards of our NEOs as described above and assumes that the triggering event took place on December 31, 2019.

Name	Value of SSARs[1]	Value of Stock Awards[2]
Javier J. Rodriguez	$1,534,113	$17,272,656
Kent J. Thiry	See footnote 3	See footnote 3
Joel Ackerman	$3,871,591	$7,420,392
Michael D. Staffieri	$7,365,127	$6,283,237
Kathleen A. Waters	$2,304,744	$4,641,506
LeAnne M. Zumwalt	See footnote 3	See footnote 3

1
Values are based on the aggregate difference between the respective base prices and the closing sale price of our Common Stock on December 31, 2019, which was $75.03 per share, as reported by the NYSE.

2
Values are based on the aggregate number of shares underlying PSUs and RSUs multiplied by the closing sale price of our Common Stock on December 31, 2019, which was $75.03 per share, as reported by the NYSE. For PSUs, performance through December 31, 2019 was used to determine the shares that would vest upon a Change of Control. Per the award agreements, all PSU performance metrics in which the performance period has not completed, convert to a relative TSR performance metric upon a Change of Control.

3
Mr. Thiry and Ms. Zumwalt satisfied the requirements for Rule of 65 Retirement Policy treatment as of December 31, 2019, and as such, in the event of their termination from the Company, they would receive the benefits set forth below under the section "Rule of 65 Retirement Policy" for their outstanding awards other than Mr. Thiry's 2019 equity grants. In the event Mr. Thiry's employment is terminated prior to the expiration of the Executive Chairman Agreement by the Company without Cause or due to Mr. Thiry's resignation of Good Reason, death or disability prior to the Expiration Date, the 2019 RSUs will vest in full upon such termination and the 2019 PSUs would remain eligible to vest (subject to satisfaction of the applicable performance goals) to the same extent as if Mr. Thiry had remained employed through the vesting date. The estimated value of such accelerated vesting of the 2019 equity awards is $7,253,300, with the achievement of the PSU performance conditions assumed at the target performance level.

Rule of 65 Retirement Policy
For grants and awards of SSARs, RSUs and/or PSUs to our NEOs, the Rule of 65 Retirement Policy provides that an executive officer who has achieved a minimum age of 55 and a minimum of five years of continuous service with the Company receive certain benefits with respect to outstanding equity awards upon a qualifying retirement if the sum of age plus years of service is greater than or equal to 65. In the event of a qualifying retirement under the Rule of 65 Retirement Policy (i) SSARs will become exercisable in accordance with the normal vesting schedules set forth in the underlying award agreements, as if the eligible officer had not separated from service, and remain exercisable until the normal expiration dates set forth in the underlying award agreements (ii) RSUs will become fully vested and will be settled within 60 days following such qualifying retirement, and (iii) PSUs will remain eligible to vest, as if the eligible officer had not separated from service, based on actual performance during the applicable performance period, with any unvested PSUs to be settled within 60 days following the expiration of the applicable performance period. To comply with Section 409A of the Code, we structured the Rule of 65 Retirement Policy so that outstanding RSUs will be settled within 60 days of a qualifying retirement rather than in accordance with the normal vesting schedules set forth in the underlying award agreements.
The table below sets forth the value of the Company’s obligations upon the automatic vesting of the stock-based awards of our NEOs as described above and assumes that the triggering event took place on December 31, 2019.

Name	Value of SSARs[1]	Value of Stock Awards[2]
Javier J. Rodriguez	$—	$—
Kent J. Thiry	$3,997,344	$28,341,307
Joel Ackerman	$—	$—
Michael D. Staffieri	$—	$—
Kathleen A. Waters	$—	$—
LeAnne M. Zumwalt	$1,432,754	$3,122,899

1
Values are based on the aggregate difference between the respective base prices and the closing sale price of our Common Stock on December 31, 2019, which was $75.03 per share, as reported by the NYSE.

2
Values are based on the aggregate number of shares underlying PSUs and RSUs multiplied by the closing sale price of our Common Stock on December 31, 2019, which was $75.03 per share, as reported by the NYSE. For PSUs, the expected payout as of December 31, 2019 was used to determine the shares.

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Executive Compensation

Death and Disability
Certain of our SSARs, RSUs and PSUs provide for accelerated vesting upon death or disability. These SSARs, RSUs and PSUs vest 100% upon death or disability, with PSUs vesting at their target number of shares. The table below sets forth the value of the Company’s obligations upon the automatic vesting of the stock-based awards of our NEOs as described above and assumes that the triggering event took place on December 31, 2019.

Name	Value of SSARs[1]	Value of Stock Awards[2]
Javier J. Rodriguez	$770,982	$17,417,464
Kent J. Thiry	$—	$18,747,971
Joel Ackerman	$2,980,314	$7,016,881
Michael D. Staffieri	$6,656,508	$5,976,140
Kathleen A. Waters	$2,104,872	$3,762,004
LeAnne M. Zumwalt	$1,232,882	$2,057,323

1
Values are based on the aggregate difference between the respective base prices and the closing sale price of our Common Stock on December 31, 2019 for the relevant awards, which was $75.03 per share, as reported by the NYSE.

2
Values are based on the aggregate number of shares underlying PSUs (at target) and RSUs for the relevant awards, multiplied by the closing sale price of our Common Stock on December 31, 2019, which was $75.03 per share, as reported by the NYSE.

Definitions Under Stock-Based Award Agreements
For purposes of the stock-based award agreements and the table above:
A “Change of Control” means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the Company’s Common Stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the Company after such merger or consolidation, and (iv) any transaction in which more than 50% of the Company’s assets are sold.
No transaction will constitute a Change of Control under the stock-based award agreements if both (x) the person acting as the CEO of the Company for the six months prior to such transaction becomes the CEO or executive chairman of the board of directors of the entity that has acquired control of the Company as a result of such transaction immediately after such transaction and remains the CEO or executive chairman of the board of directors for not less than one year following the transaction and (y) a majority of the acquiring entity’s board of directors immediately after such transaction consist of persons who were directors of the Company immediately prior to such transaction.
“Cause” means: (1) a material breach by the executive of those duties and responsibilities of the executive which do not differ in any material respect from the duties and responsibilities of the executive during the 90-day period immediately prior to a Change of Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the executive’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (2) willful misconduct or gross negligence which results in material harm to the Company; (3) the conviction of the executive of, or a plea of nolo contendere by the executive to, a felony or other crime involving fraud or dishonesty; or (4) willful violation of Company policies which results in material harm to the Company.
“Disability” means the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

101

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of Mr. Rodriguez, who became our Chief Executive Officer effective June 1, 2019, to the annual total compensation of our teammates.
Ratio
For 2019, based on the methodology described below:

•	The median of the annual total compensation of all of our teammates, other than Mr. Rodriguez, was $61,536.

•
Mr. Rodriguez’s annual total compensation was $17,629,901. This amount differs from the amount reported in the Total column of the 2019 Summary Compensation Table due to the annualization of Mr. Rodriguez's compensation to reflect his June 1, 2019 promotion to the position of Chief Executive Officer and the inclusion of the value of non-discriminatory benefits, each as discussed further below.

•	Based on this information, the ratio of the annual total compensation of Mr. Rodriguez to the median of the annual total compensation of all teammates is estimated to be 286 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, given the leverage of our executive compensation program towards performance-based elements we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals as well as variability in the value of non-discriminatory benefits.
Identification of Median Teammate
We had previously selected December 31, 2017 as the date on which to determine our median employee for purposes of disclosing our 2017 and 2018 pay ratio. SEC executive compensation disclosure rules permit the use of a median employee for up to three years unless there has been a meaningful change to a company’s employee population. We believe that the divestiture of our DMG business in June 2019 represented a meaningful change to our employee population and as a result, we selected October 31, 2019, as the date on which to identify our median teammate for 2019 (such date, the "2019 determination date"). We changed from a December 31 median teammate identification date to an October 31 median employee identification date to provide us with more time to compile the information necessary to identify the median teammate.
Our teammate population on the 2019 determination date consisted of approximately 64,000 individuals.

Total U.S. Teammates	56,751
Total non-U.S. Teammates	7,660	(no exclusions)
Total Global Workforce	64,411

Notice of 2020 Annual Meeting and Proxy Statement	102

SEC rules permit us to exclude from the pay ratio calculation certain teammates based in non-US jurisdictions, provided that we may not exclude more than 5% of our total teammates. Relying on this rule, we excluded a total of 2,484 teammates, in the following jurisdictions in 2019:

Poland	986
Portugal	468
Colombia	999
Netherlands	3
United Kingdom	28
Total	2,484
The table below gives information on the total number of teammates used for identifying the median teammate.

Total U.S. Teammates	56,751
Total non-U.S. Teammates	5,176	(excluding 2,484 teammates)
Total Workforce for Median Calculation	61,927
For purposes of identifying the median teammate from our teammate population base, we considered gross income, including pre-tax contributions to the Company's 401(k) and health and welfare plans, as compiled from our payroll and benefits records. We selected this measure as it captures the principal forms of compensation delivered to all of our teammates and this information is readily available with respect to our teammates. In addition, we measured compensation for purposes of determining the median teammate using the 12-month period ending on the 2019 determination date. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.
In determining the annual total compensation of the median teammate, such teammate’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules, provided that we also, as permitted by those rules, included the value of certain non-discriminatory benefits. Variability in the value of these non-discriminatory benefits year over year may drive similar variability in the annual total compensation of the median teammate.
Calculating CEO Compensation
The total compensation reported for Mr. Rodriguez differs from the Total column of the 2019 Summary Compensation Table as a result of the annualization of Mr. Rodriguez's compensation to reflect his June 1, 2019 promotion to the position of CEO. To annualize Mr. Rodriguez's compensation, we adjusted his base salary and 2019 STI Program payout to reflect the adjustments made to his base salary and STI Program target in connection with his promotion and which became effective on June 1, 2019. In addition, we adjusted Mr. Rodriguez’s aircraft usage allocation to annualize the level of aircraft hours awarded to Mr. Rodriguez in connection with his promotion. We did not adjust Mr. Rodriguez's 2019 LTI Program awards as the CEO promotion PSUs were awarded to align Mr. Rodriguez’s LTI Program awards with that of the peer group and the level of his 2019 LTI Program awards and the CEO promotion PSUs were not impacted by his mid-year promotion. We also did not annualize Mr. Rodriguez’s 2017 cash LTIP payout as this compensation was not adjusted in connection with his promotion nor does it represent an element of the Company’s ongoing executive compensation program. In addition, Mr. Rodriguez's compensation for purposes of the pay ratio differs from the 2019 Summary Compensation Table as a result of the inclusion of non-discriminatory benefits, which are excluded for Summary Compensation Table purposes.

103

Compensation of Directors

The following table sets forth information concerning the compensation of our non-employee directors during 2019. Messrs. Rodriguez and Thiry also serve as members of the Board. As executive officers of the Company, however, Messrs. Rodriguez and Thiry do not receive any additional compensation for services as members of the Board.
2019 DIRECTOR COMPENSATION TABLE

Name	Fees Earned ($)[1]	Stock Awards ($)[2]	SSAR Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
Pamela M. Arway	$214,500	$166,265	$—	$—	$380,765
Charles G. Berg	$105,000	$166,265	$—	$5,071,726	$5,342,991
Barbara J. Desoer	$221,500	$166,265	$—	$—	$387,765
Pascal Desroches	$215,000	$166,265	$—	$—	$381,265
Paul J. Diaz	$120,000	$166,265	$—	$—	$286,265
Peter T. Grauer	$155,000	$242,778	$—	$—	$397,778
John M. Nehra	$128,750	$166,265	$—	$—	$295,015
Dr. William L. Roper	$148,750	$166,265	$—	$—	$315,015
Phyllis R. Yale	$114,000	$166,265	$—	$—	$280,265

1
Consists of the amounts described below under the subsection “— Annual Retainers,” “— Meeting Fees,” and “— Expense Reimbursement and Per Diem Compensation.” With respect to Mr. Grauer, includes the $37,500 cash retainer for service as Lead Independent Director. With respect to Ms. Arway and Ms. Desoer, includes the $50,000 cash retainer for service as chair of the Compensation Committee and Compliance and Quality Committee, respectively. With respect to Mr. Desroches, includes the $50,000 cash retainer for service as chair of the Audit Committee. With respect to Mr. Nehra and Dr. Roper, includes pro-rated portions of the $25,000 cash retainer for service as chair of the Public Policy Committee and Clinical Performance Committee, respectively, in the amounts of $18,750 and $18,750, respectively. The Public Policy Committee and Clinical Performance Committee were dissolved in 2019 and their respective duties and responsibilities reassigned to either the full Board or another existing committee, as discussed in "Corporate Governance — Committees of the Board" section above. With respect to Ms. Arway and Ms. Desoer, includes $18,000 and $30,000, respectively, in per diem compensation paid pursuant to the Company’s Non-Employee Director Compensation Policy for additional time spent in 2019 on Board matters.

2
The amounts reported in this column reflect the aggregate grant date fair value of all direct stock issuance awards ("DSI") granted to our non-employee directors during 2019 as estimated by the Company in accordance with FASB ASC Topic 718.   This includes one of the four quarterly grants under the DSI component of the equity retainer under the prior compensation policy for non-employee directors effective at the beginning of 2019 and granted on March 31, 2019 and three out of the four quarterly grants under the new non-employee director compensation policy granted on May 15, 2019; August 15, 2019; and November 15, 2019.  With respect to Mr. Grauer, this amount also includes one of the four quarterly grants under the DSI component of the equity retainer for the Lead Independent Director under the prior compensation policy for non-employee directors effective at the beginning of 2019 and granted on March 31, 2019 and three out of the four quarterly grants for the Lead Independent Director under the new non-employee director compensation policy granted on May 15, 2019; August 15, 2019 and November 15, 2019. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FASB ASC Topic 718.

3
As of December 31, 2019, each active non-employee director had the following number of SSARs outstanding: Ms. Arway, 24,020; Mr. Berg, 20,443; Ms. Desoer, 23,174; Mr. Desroches, 16,989; Mr. Diaz, 24,020; Mr. Grauer, 35,083; Mr. Nehra, 24,020; Dr. Roper, 24,020; and Ms. Yale, 18,922.

4
The amount reported here for Mr. Berg includes $71,726 related to personal use of fractionally-owned or chartered corporate aircraft for a fixed number of hours, as approved by our Board of Directors. This amount is calculated for Mr. Berg in the same manner as for our executives. See Footnote 9 to the 2019 Summary Compensation Table under the heading, "Executive Compensation—2019 Summary Compensation Table" for additional detail on the calculation of this amount. The amount also includes $5.0 million paid to Mr. Berg upon the closing of the DMG transaction in June 2019 for an aggregate purchase price of $4.34 billion, subject to certain specified adjustments, in recognition of his instrumental role and significant contributions in closing a transaction that the Board believes brought significant value to the Company and its stockholders. For additional information, see "— DMG Transaction Payment to Mr. Berg."

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Compensation of Directors

Director Compensation Policy
Our non-employee director compensation program, which is embodied in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”), is designed to attract and retain highly-qualified directors and to align the interests of our directors with the long-term interests of our stockholders. The Compensation Committee is responsible for recommending to the Board the compensation of our non-employee directors. As part of this process, the Compensation Committee reviews the compensation program for our non-employee directors no less than annually and considers input from its independent compensation consultant, Compensia, regarding general market practices on director compensation as well as comparative market data for our comparator peer group, which is the same peer group used for purposes of evaluating the competitiveness of our executive compensation program. The Compensation Committee also considers feedback received on the structure of our director compensation program through engagement with our stockholders.
In February 2019, the Compensation Committee approved a modification to the Director Compensation Policy to change the annual equity grant under the program from SSARs with a one year vesting period to an equivalent value of Direct Stock Issuances ("DSIs") granted in four installments at fixed dates spread throughout the year. These modifications to the Director Compensation Policy were effective in May 2019, and are set forth in further detail below.
The following describes the compensation paid to our non-employee directors for service as a director during 2019 under the Director Compensation Policy as set forth in the table above. Directors who are current employees or officers do not receive compensation for service on the Board or any committee of the Board.
Stock-Based Compensation
Annual Grant.   Prior to May 15, 2019, each of our non-employee directors was entitled to receive DSIs to be granted quarterly on the last day of each fiscal quarter. The number of DSIs to be granted quarterly was determined by dividing $23,750 by the closing market price of our Common Stock on the last trading day of each fiscal quarter. The DSIs were 100% vested upon issuance. The final quarterly grant of DSIs under the prior Director Compensation Policy occurred in March 2019. Prior to May 15, 2019, each of our non-employee directors was also entitled to receive an annual grant of SSARs determined by dividing $95,000 by 20% of the closing market price of our common stock on the grant date. The final grant of SSARs under the prior Director Compensation Policy occurred in May 2018.
Under the Director Compensation Policy in effect beginning on May 15, 2019, each of our non-employee directors is entitled to receive DSIs granted in four equal installments on May 15, August 15, November 15 and March 15, in an amount determined by dividing $47,500 by the closing market price of our Common Stock on the applicable grant date, or if the grant date does not fall on a trading day, then the last trading day prior to the grant date. The DSIs shall be pro-rated, as applicable, including for new directors, based on the number of days of service on the Board. The amount of the quarterly grant of DSIs under the Director Compensation Policy was increased to replace the elimination of SSAR grants to non-employee directors.
Additional Annual Grant to Lead Independent Director.
Prior to May 15, 2019, the Lead Independent Director was also entitled to receive additional DSIs granted quarterly on the last day of each fiscal quarter. The number of DSIs to be granted quarterly was determined by dividing $10,938 by the closing market price of our Common Stock on the last trading day of each fiscal quarter. The DSIs were 100% vested upon issuance. The final quarterly grant of DSIs to our Lead Independent Director under the prior Director Compensation Policy occurred in March 2019. In addition, prior to May 15, 2019, the Lead Independent Director was also entitled to receive an additional annual grant of SSARs determined by dividing $43,750 by 20% of the closing market price of our common stock on the grant date. The final grant of SSARs to our Lead Independent Director under the prior Director Compensation Policy occurred in May 2018.
Effective on May 15, 2019, our Lead Independent Director is entitled to receive DSIs granted in four equal installments on May 15, August 15, November 15 and March 15, in an amount determined by dividing $21,875 by the closing market price of our Common Stock on the applicable grant date, or if the grant date does not fall on a trading day, then on the last trading day prior to the grant date. The amount of DSIs granted to our Lead Independent Director shall be pro-rated, as applicable, based on the number of days of service on the Board. The amount of the additional quarterly grant of DSIs to our Lead Independent Director was increased to replace the elimination of the additional SSAR grant to our Lead Independent Director.

105

If the Lead Independent Director also serves as a chair of any committee of the Board, the Lead Independent Director will also be entitled to receive the additional retainer for serving as the chair of any such committee, in addition to the retainers and equity grants he or she is entitled to receive as the Lead Independent Director.
Annual Retainers
Annual Retainer.   Pursuant to the Director Compensation Policy, each of our non-employee directors is entitled to receive an annual retainer of $80,000 in cash per year, paid quarterly in arrears.
Proration of Quarterly Retainer — Upon Appointment.   The quarterly retainer due to a director elected during a quarter is pro-rated based on the date of such director’s appointment.
Proration of Quarterly Retainer — Upon Termination.   The quarterly retainer due to a director terminating service during a quarter is prorated based on the date of such director’s termination.
Lead Independent Director Retainer.   Under the Director Compensation Policy, the Lead Independent Director receives an additional retainer of $37,500 in cash per year, paid quarterly in arrears.
Committee Chairs Retainer.   Under the Director Compensation Policy, the chairs of the Audit, Compensation and Compliance Committees receive an additional retainer of $50,000 in cash per year, paid quarterly in arrears, and the chairs of the Public Policy and the Clinical Performance Committees receive an additional retainer of $25,000 in cash per year, paid quarterly in arrears. The chair of the Nominating and Governance Committee does not receive an additional retainer.
Proration of Quarterly Retainer — Upon Appointment.   The quarterly retainer due to a director elected or appointed to a Committee during a quarter is pro-rated based on the date of such director’s appointment.
Proration of Quarterly Retainer — Upon Termination.   The quarterly retainer due to a director terminating service during a quarter is prorated based on the date of such director’s termination.
Meeting Fees
Board Meetings.   Under the Director Compensation Policy, our non-employee directors are not entitled to receive any additional compensation for regularly scheduled Board meetings.
Special Board Meetings.   Non-employee directors are entitled to receive $2,500 in cash for attendance at a special meeting regardless of the duration of such meeting, unless the meeting is held telephonically, in which case the meeting must last at least approximately one hour.
Committee Meetings.   For committee meetings, non-employee directors who are committee members or whose participation was requested by the Committee Chair are entitled to receive additional compensation of $2,500 in cash for attendance regardless of the duration of such meetings, unless it is a special committee meeting held telephonically, in which case the meeting must last at least approximately one hour. In the case of Audit Committee meetings related to quarterly earnings releases, additional compensation of $2,500 in cash for each such meeting is paid regardless of the duration of such meetings.
Expense Reimbursement and Per Diem Compensation
Expense Reimbursement.   Under the Director Compensation Policy, we reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with their travel to and attendance at meetings of the Board or any committee thereof and other Board-related business.
Per Diem Compensation.   Additionally, under the Director Compensation Policy, we compensate our non-employee directors on a per diem, hourly or other basis at a rate that is reasonable and fair to the Company as determined at the discretion of the Lead Independent Director, the Board or the Compensation Committee, as applicable, for significant time spent outside of Board or committee meetings or for meetings or activities outside the scope of normal board duties, including director training, meeting with Company management or external auditors, interviewing director candidates or other activities deemed necessary by the chairman of the Board, the Lead Independent Director or the entire Board. If time expended is less than the full unit of time for which a payment rate has been set, the payment shall be made on a pro rata basis.

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Compensation of Directors

Policy Updates in 2020
In March 2020, in consideration of the upcoming Board and Committee changes, the Board approved certain changes to the Board Compensation Policy.
Independent Chair Retainer. Effective June 1, 2020, a director serving as the independent Chair of the Board ("Independent Chair") will receive an additional retainer of $175,000 in cash per year, paid quarterly in arrears. The quarterly retainer due to our Independent Chair will be pro-rated based on the number of days of service as Independent Chair during the applicable calendar quarter.
If the Independent Chair also serves as a chair of any committee of the Board, the Independent Chair will also be entitled to receive the additional retainer for serving as the chair of any such committee, in addition to the retainer he or she is entitled to receive as the Independent Chair.
Committee Chairs Retainer.   Effective June 11, 2020, the chair of the Nominating and Governance Committee will receive an additional retainer of $35,000 in cash per year, paid quarterly in arrears.

DMG Transaction Payment to Mr. Berg
Mr. Berg received a payment of $5.0 million upon the closing of the DMG transaction in June 2019 for an aggregate purchase price of $4.34 billion, subject to certain specified adjustments, in recognition of his instrumental role and significant contributions in closing a transaction that the Board believes brought significant value to the Company and its stockholders. In November 2016, at the Company’s request, Mr. Berg took on the role of Executive Chair of DMG and served in that capacity until the execution of the agreement to sell DMG to Optum in December 2017. In determining the payment, the Board considered Mr. Berg’s significant contributions to the sale process over more than two years, including among other things his focus on achieving a transaction that met with the Company’s overall strategic objectives, his key role in negotiations, his strategic guidance, as well as his continued efforts following the entry into the equity purchase agreement in December 2017 to bring the transaction to closing in June 2019. In light of those contributions, upon the recommendation of the Compensation Committee, the members of the Board other than Mr. Berg unanimously approved a one-time cash payment to Mr. Berg in the amount of $5 million payable upon the closing of the DMG transaction.

107

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. During 2019, none of our executive officers served as a member of the compensation committee or board of directors of any other company whose executive officer(s) served as a member of our Compensation Committee or Board.
Comp

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Certain Relationships and Related Transactions

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, more than 5% beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified by our Audit Committee in accordance with the Company’s written Related Person Transactions Policy or, if our Audit Committee determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members.
The Audit Committee or the disinterested members of the Board consider all relevant factors when determining whether to approve or ratify a related person transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available under the Corporate Governance section of our website, located at www.davita.com/about/corporate-governance.
There were no related person transactions from January 1, 2019 through the date of this Proxy Statement required to be disclosed pursuant to Item 404(a) of Regulation S-K.

109

Audit Committee Report

The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.
The Audit Committee is directly responsible for the appointment and compensation of the Company’s independent registered public accounting firm, KPMG LLP ("KPMG"), as well as monitoring the independence, qualifications and performance of KPMG and the scope and effectiveness of the Company’s internal audit function. In addition, the Audit Committee has considered whether the provision of non-audit services to the Company by KPMG is compatible with maintaining KPMG’s independence.
Management is responsible for internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and an audit of the effectiveness of internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has met and held discussions with the Company’s internal auditors and KPMG, with and without management present, to discuss the scope of their audit plans, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee engaged KPMG to conduct the independent audit for the year ended December 31, 2019. The Audit Committee reviewed and discussed with management the Company's audited consolidated financial statements, as of and for the year ended December 31, 2019. The Audit Committee also discussed with KPMG the matters required to be reviewed and discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.
Based upon the Audit Committee’s reviews and discussions, referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE

Pascal Desroches (Chairman)
Pamela M. Arway
William L. Roper

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Stockholder Proposals for 2021 Annual Meeting

If you wish to present a proposal for action at the 2021 Annual Meeting and wish to have it included in the proxy statement and form of proxy that management will prepare, you must notify us no later than December 28, 2020 in the form required under the rules and regulations promulgated by the SEC. Otherwise, your proposal will not be included in management’s proxy materials.
Our Bylaws include provisions permitting, subject to certain terms and conditions, stockholders or groups of stockholders who have continuously owned at least 3% of the outstanding shares of the Company’s Common Stock for at least three consecutive years to use management’s proxy materials to nominate a number of director candidates not to exceed the greater of two or 20% of the number of directors then in office, subject to reduction in certain circumstances. If you wish to nominate a director for election at the 2021 Annual Meeting and wish to have the nominee included in the proxy statement and form of proxy that management will prepare, you must notify us no later than the close of business December 28, 2020 , and no earlier than the close of business November 28, 2020. However, if we hold our 2021 Annual Meeting more than 30 days before or more than 70 days after the one-year anniversary of the date that the Company first mailed this Proxy Statement, you must notify us: (i) not earlier than the close of business on the 150th day prior to the 2021 Annual Meeting and (ii) not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting was first made. Otherwise, your nominee will not be included in management’s proxy materials.

If you wish to present a proposal for action at the 2021 Annual Meeting, even though it will not be included in management’s proxy materials, or if you wish to nominate a director for election at the 2021 Annual Meeting outside of the proxy access provisions of our Bylaws, our Bylaws require that you must notify us no later than the close of business March 13, 2021, and no earlier than the close of business February 11, 2021. However, if we hold our 2021 Annual Meeting more than 30 days before or more than 70 days after the one-year anniversary of our 2020 Annual Meeting, you must notify us: (i) not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting was first made.
We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal or nominee. Our Bylaws are available under the Corporate Governance section of our website, located at www.davita.com/about/corporate-governance.

111

Other Matters

The Board does not know of any other matters to be presented at the Annual Meeting but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.
A copy of our 2019 Annual Report to Stockholders accompanies this Proxy Statement. The 2019 Annual Report to Stockholders includes our audited financial statements for the year ended December 31, 2019. Our Annual Report on Form 10-K includes these financial statements, as well as other supplementary financial information and certain schedules. The Annual Report on Form 10-K is not part of our proxy soliciting material. Copies of the Annual Report on Form 10-K, without exhibits, can be obtained without charge by contacting Investor Relations at the following address: Attn: Investor Relations, DaVita Inc., 2000 16th Street, Denver, Colorado 80202, 1-888-484-7505 or through our website, located at www.davita.com.
By order of the Board of Directors,

Samantha A. Caldwell
Corporate Secretary
April 27, 2020

Notice of 2020 Annual Meeting and Proxy Statement	112

APPENDIX A
DAVITA INC.
2020 INCENTIVE AWARD PLAN

ARTICLE 1
PURPOSE
The purpose of the DaVita Inc. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of DaVita Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator”. shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    “Affiliate”. shall mean (a) any Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.
2.3    “Applicable Accounting Standards”. shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4    “Award”. shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, Dividend Equivalents, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
2.5    “Award Agreement”. shall mean any written or electronic notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6    “Board”. shall mean the Board of Directors of the Company.
2.7    “Change of Control”. shall mean:
(a)    any transaction or series of transactions in which any Person becomes the direct or indirect Beneficial Owner, by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 35% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (“Company Voting Securities”) (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation); provided, however, that the following acquisitions shall not be deemed to be a Change of Control: (i) acquisitions by the Company or any Subsidiary; (ii) acquisitions by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) acquisitions by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) any acquisition pursuant to a transaction described in subparagraph (b) of this definition; provided further, that a Change of

Control shall not be deemed to occur solely because Berkshire Hathaway Inc., together with its Affiliates (“Berkshire”) acquires Beneficial Ownership of more than 35% but 50% or less of the then-outstanding Company Voting Securities as a result of the acquisition of additional securities by the Company that reduces the number of Company Voting Securities outstanding (except if after such acquisition by the Company, Berkshire Hathaway Inc. or any of its Affiliates becomes the Beneficial Owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by Berkshire, in which case a Change of Control of the Company shall then occur);
(b)    any merger or consolidation or reorganization of the Company other than a merger, consolidation or reorganization (i) immediately following which those individuals who, immediately prior to the consummation of such merger, consolidation or reorganization, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, (ii) which results in the Company Voting Securities outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, greater than 50% of the combined voting power of the securities of the Company (or such surviving entity or any parent thereof) outstanding immediately after such merger or consolidation, and (iii) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the then outstanding Company Voting Securities;
(c)     any transaction or series of transactions in which all or substantially all of the Company's assets are sold;
(d)    a complete liquidation or dissolution of the Company; or
(e)    during any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any Person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director.
Solely for purposes of this definition, the following terms shall have the meaning specified: (A) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; (B) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are reflected on a Schedule 13G; and (C) ”Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) the Company or any of its Affiliates; (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
2.8     “Code”. shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.9    “Committee”. shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.
2.10    “Common Stock”. shall mean the common stock of the Company, par value $0.001 per share.
2.11    “Company”. shall have the meaning set forth in Article 1.

2.12    “Consultant”. shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.13    “Deferred Stock”. shall mean a right to receive Shares awarded under Section 9.5.
2.14    “Deferred Stock Unit”. shall mean a right to receive Shares awarded under Section 9.4.
2.15    “Director”. shall mean a member of the Board, as constituted from time to time.
2.16    “Director Compensation Policy”. shall have the meaning set forth in Section 4.6.
2.17    “Dividend Equivalent”. shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.18    “DRO”. shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.19    “Effective Date”. shall mean the date the Plan is approved by the Company’s stockholders.
2.20    “Eligible Individual”. shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.
2.21    “Employee”. shall mean any officer or other employee of the Company or of any Affiliate.
2.22    “Equity Restructuring”. shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Share price of Common Stock (or other securities) and causes a change in the per Share value of the Common Stock underlying outstanding Awards.
2.23    “Exchange Act”. shall mean the Securities Exchange Act of 1934, as amended from time to time, together with the regulations promulgated thereunder.
2.24    “Fair Market Value”. shall mean, as of any given date, the value of a Share determined as follows:
(a)    If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith and, to the extent applicable, in accordance with Section 409A of the Code.
Notwithstanding the foregoing, the Administrator may, in its sole discretion, determine for any purpose under this Plan that “Fair Market Value” shall be determined based on the opening, actual, high, low, or average selling prices of a Share reported on the established securities exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days.

2.25    “Full Value Award”. shall mean any Award other than (i) an Option or (ii) a Stock Appreciation Right.
2.26    “Greater Than 10% Stockholder”. shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.27    “Holder”. shall mean a person who has been granted an Award.
2.28    “Incentive Stock Option”. shall mean an Option that is intended by the Administrator to constitute an incentive stock option and which conforms to the applicable provisions of Section 422 of the Code.
2.29    “Non-Employee Director”. shall mean a Director of the Company who is not an Employee.
2.30    “Non-Qualified Stock Option”. shall mean an Option that is not an Incentive Stock Option.
2.31    “Option”. shall mean a right to purchase Shares at a specified exercise or base price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.32    “Option Term”. shall have the meaning set forth in Section 5.4.
2.33    “Parent”. shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.34    “Performance Award”. shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares, Awards or a combination, awarded under Section 9.1.
2.35    “Performance Criteria”. shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, which may be determined as follows:
(a)    The Performance Criteria that shall be used to establish Performance Goals may include any of the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects or strategic initiatives; (xxii) market share; (xxiii) economic value; (xxiv) non-acquired growth; (xxv) new market entries; (xxvi) acquisition targets; (xxvii) treatment growth; (xxviii) patient growth; (xxix) center growth; (xxx) clinical objectives, outcomes (including mortality rates) and processes; (xxxi) physician recruitment; (xxxii) physician retention; (xxxiii) physician relations; (xxxiv) employee turnover; (xxxv) employee relations; (xxxvi) patient retention and satisfaction; (xxxvii) improvements in reimbursement economics; (xxxviii) commercial payor relationships and contract related targets; (xxxix) public policy efforts; and (xl) legal proceedings and litigation outcomes, any of which may be measured either (A) on an absolute or per Share basis or (B) in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices, as may be applicable.1 Such business criteria may, in the discretion of the Committee, be applied to the Participant, the Company as a whole, or any designated Subsidiary, business unit or relevant geography of the Company. Notwithstanding anything herein to the contrary, the Administrator has authority to select Performance Criteria with respect to an Award, whether or not listed herein.

1 For the avoidance of doubt, modality selections and decisions related to a patient's care are always made by attending nephrologist and patient, and provided pursuant to a physician's order.

(b)    The Administrator may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual, infrequently occurring or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual, infrequently occurring or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
2.36    “Performance Goals”. shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. Unless otherwise determined by the Administrator at the time of grant, the achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.37    “Performance Period”. shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.
2.38    “Performance Stock Unit”. shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.
2.39    “Permitted Transferee”. shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions for the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.
2.40    “Plan”. shall have the meaning set forth in Article 1.
2.41    “Prior Plan”. shall mean the DaVita Healthcare Partners Inc. 2011 Incentive Award Plan.
2.42    “Program”. shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.43    “Restricted Stock”. shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.44    “Restricted Stock Units”. shall mean the right to receive Shares (or, if specified in the Award Agreement, cash) awarded under Article 7.
2.45    “Securities Act”. shall mean the Securities Act of 1933, as amended from time to time, together with the regulations promulgated thereunder.
2.46    “Shares”. shall mean shares of Common Stock.
2.47    “Stock Appreciation Right”. shall mean a stock appreciation right granted under Article 6.
2.48    “Stock Appreciation Right Term”. shall have the meaning set forth in Section 6.4.
2.49    “Stock Payment”. shall mean (a) a payment in the form of Shares or (b) an option or other right to purchase or acquire Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.50    “Subsidiary”. shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.51    “Substitute Award”. shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation or repricing of an Option or Stock Appreciation Right.
2.52    “Termination of Service”. shall mean:
(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to Section 12.2 and Section 3.1(b), the number of Shares authorized for issuance under the Plan shall be the sum of (i) 5,000,000 and (ii) the number of Shares that remain available for issuance under the Prior Plan as of the Effective Date divided by 3.5. Shares shall be reduced from the Plan as follows: (i) to the extent the Company grants an Option or stock-settled, free-standing Stock Appreciation Right under the Plan, the number of Shares that remain available for future grants under the Plan shall be reduced by a number equal to one-quarter (0.25) times the number of Shares subject to such Option or stock-settled, free-standing Stock Appreciation Right and (ii) to the extent the Company grants a Share-denominated Full Value Award or settles a Full Value Award in Shares, the number of Shares that remain available for future grants under the Plan shall be reduced by a number equal to one (1.0) times the number of Shares subject to such Full Value Award (the “Share Deduction Ratio”). Further, subject to Section 12.2, the number of Shares authorized for grant as Incentive Stock Options shall be no more than 7,500,000. As of the Effective Date, none of the Shares available for future grant under the Prior Plan shall be available for grant under such Prior Plan.

(b)    If any Shares subject to an Award granted under the Plan or an award granted under the Prior Plan are forfeited or expire or is settled for cash (in whole or in part), the Shares subject to such Award (or such award under the Prior Plan) shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, Shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to a Full Value Award, including awards granted under the Prior Plan, shall be added to the Shares authorized for grant under Section 3.1(a) and will again be available for future grants of Awards. Any Shares added to the Shares available under this Plan in accordance with this Section 3.1(b) shall be added back (i) in the case of Awards granted under this Plan, based on the Share Deduction Ratio and (ii) in the case of awards granted under the Prior Plan, the Share conversion ratio applicable to such awards under the Prior Plan. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares that were subject to an Option or stock-settled Stock Appreciation Right, including with respect to options or stock-settled stock appreciation rights granted under the Prior Plan, and were not issued or delivered upon the net settlement or net exercise of such Option or Stock Appreciation Right or were delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to such Option or Stock Appreciation Right and (ii) Shares repurchased by the Company on the open market with the proceeds of an Option exercise. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.
(c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
3.2    Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized but unissued Common Stock, Common Stock in treasury or Common Stock purchased on the open market in management’s sole discretion in compliance with the Plan and applicable law.
3.3    Minimum Vesting Requirements. No Award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to awards granted under this Plan with respect to the number of Shares which, in the aggregate (including Shares previously granted pursuant to this proviso), does not exceed five percent (5%) of the total number of Shares initially available for awards under this Plan. This Section 3.3 shall not restrict the right of the Administrator to provide in an Award Agreement or otherwise for the continued or accelerated vesting or exercisability of an Award in accordance with Section 11.4 of the Plan, including upon or after a Termination of Service or a Change of Control.
ARTICLE 4
GRANTING OF AWARDS
4.1    Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Director Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2    Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4    At-Will Employment; Voluntary Participation.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.
4.5    Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.6    Non-Employee Director Awards.
(a)    The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator or a broader body of the Board under the Non-Employee Director Compensation Policy, or such successor plan or policy (the “Director Compensation Policy”), subject to the limitations of the Plan. The Director Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Director Compensation Policy may be modified by the Administrator from time to time in its discretion.
(b)    Notwithstanding anything herein or in the Director Compensation Policy to the contrary, the aggregate value of cash compensation paid and the grant date fair value of Share-based Awards granted during any fiscal year to any Non-Employee Director as an annual Board or Board committee retainer or for meeting fees in respect of his or her service as a director shall not exceed $700,000, determined without regard to any deferrals in accordance with any deferred compensation arrangement of the Company or any of its Subsidiaries. Notwithstanding the foregoing limitation, the Board may at any time provide any Non-Employee Director with a retainer or other fee, grant or payment for service on a specific purpose committee or for any other special service of the Non-Employee Director, in each case, as determined in the discretion of the Board and without regard to and outside of the limit set forth in the prior sentence.
4.7    Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE 5
AWARD OF OPTIONS
5.1    Grant of Options.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2    Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary thereof (each as defined in Section 424(e) and (f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective Options were granted.
5.3    Option Exercise or Base Price.  The exercise or base price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4    Option Term.  The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than a maximum of ten (10) years from the date the Option is granted (and five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder). The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the maximum Option Term. To the extent permitted by Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service, which extensions may not exceed the maximum Option Term as described above.
5.5    Option Vesting.
(a)    The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, Performance Criteria, or any other criteria selected by the Administrator.
(b)    No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.
5.6    Exercise of Options.

(a)    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
(b)    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(i)
A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall include appropriately authorized instruction by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii)
In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv)
Full payment of the exercise or base price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 10.1 and 10.2.

(c)    The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder or (b) one year after the transfer of such Shares to such Holder.
5.7    Substitute Awards.  Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per Share of the Shares subject to such Option may be less than the Fair Market Value per Share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise or base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise or base price of such shares.
5.8    Substitution of Stock Appreciation Rights.  The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise or base price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 6
AWARD OF STOCK APPRECIATION RIGHTS
6.1    Grant of Stock Appreciation Rights.
(a)    The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b)    A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (e.g., the number of Shares of which are the “base shares”), to the extent then exercisable pursuant to its terms, and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise or base price per Share (“base price”) of the Stock Appreciation Right from the Fair Market Value on the last trading day prior to exercise of the Stock Appreciation Right (e.g., in the event such Stock Appreciation Right is settled in Shares, the Shares obtained are the “gain shares”) by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Administrator may impose. The exercise or base price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
6.2    Stock Appreciation Right Vesting.
(a)    The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.
(b)    No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.
6.3    Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock plan administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator or by the Company and not objected to by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall include appropriately authorized instructions by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b)    Such representations and documents as the Administrator, in its sole discretion, or Company management deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and
(c)    In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 6.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.
6.4    Stock Appreciation Right Term.  The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than a maximum of ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the maximum Stock Appreciation Right Term. To the extent permitted by Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service, which extensions may not exceed the maximum Stock Appreciation Right Term as described above.
6.5    Payment.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its fair market value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator and specified in the Award Agreement.
6.6    Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per Share of the Shares subject to such Stock Appreciation Right may be less than the Fair Market Value per Share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise or base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise or base price of such shares.
6.7    Substitution of Options.  The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of a Stock Appreciation Right that the Administrator, in its sole discretion, shall have the right to substitute an Option for such Stock Appreciation Right at any time prior to or upon exercise of such Stock Appreciation Right; provided that such Option shall be exercisable with respect to the same number of Shares for which such substituted Stock Appreciation Right would have been exercisable, and shall also have the same exercise or base price, vesting schedule and remaining Stock Appreciation Right Term as the substituted Stock Appreciation Right.
ARTICLE 7
AWARD OF RESTRICTED STOCK UNITS
7.1    Grant of Restricted Stock Units.  The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
7.2    Term.  Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
7.3    Purchase Price.  The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award, with cash, services or any other consideration that the Administrator shall determine acceptable, subject to any requirements of applicable law; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
7.4    Vesting of Restricted Stock Units.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, Performance Criteria, or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
7.5    Settlement Date and Payment.  At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units and, if permitted by the applicable Award Agreement and subject to Section 409A of the Code, the settlement date may be determined at the election of the Holder; provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the settlement date, the Company shall, subject to Section 10.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid on such date and not previously forfeited, or in the sole discretion of the Administrator and as specified in the Award Agreement, an amount in cash equal to the fair market value of such Shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.

7.6    Payment upon Termination of Service.  An Award of Restricted Stock Units shall be payable only while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid upon or subsequent to a Termination of Service in certain events, including a Change of Control, the Holder’s death, retirement, disability or any other specified Termination of Service.
7.7    No Rights as a Stockholder.  Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.
7.8    Dividend Equivalents.  Subject to Section 9.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the settlement date of such Award; provided, however, Dividend Equivalents paid with respect to Restricted Stock Units subject to vesting conditions shall be paid out to the Holder only to the extent that the vesting conditions are subsequently satisfied and the Restricted Stock Units vest.
ARTICLE 8
AWARD OF RESTRICTED STOCK
8.1    Grant of Restricted Stock.
(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)    The Administrator shall establish the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock award, with cash, services or any other consideration that the Administrator shall determine acceptable, subject to any requirements of applicable law, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
8.2    Rights as Stockholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that any distributions or dividends with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 and the same vesting conditions applicable to the underlying Shares.
8.3    Restrictions.  All shares of Restricted Stock (including any Shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.4    Repurchase or Forfeiture of Restricted Stock.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per Share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change of Control, the Holder’s death, retirement, disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.
8.5    Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.
8.6    Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE 9
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS
9.1    Performance Awards.
(a)    The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, Awards or a combination of cash, Shares and/or Awards, as determined by the Administrator and specified in the Award Agreement.
(b)    Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
9.2    Dividend Equivalents.
(a)    Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. Dividend Equivalents with respect to an Award subject to vesting conditions that are based on dividends paid prior to the vesting of such Award shall be paid out to the Holder only to the extent that the vesting conditions are subsequently satisfied and the Award vests.
(b)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3    Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.4    Deferred Stock Units.  The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share (or, if specified in the Award Agreement, cash) on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Deferred Stock Units which are subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.
9.5    Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.
9.6    Term.  The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.
9.7    Purchase Price.  The Administrator may establish the purchase price, if any, of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock award or Shares distributed pursuant to a Deferred Stock Unit award, to be paid by the Holder to the Company with respect to any such award, with cash, services or any other consideration that the Administrator shall determine acceptable, subject to any requirements of applicable law; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
9.8    Termination of Service.  A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed upon or subsequent to a Termination of Service in certain events, including a Change of Control, the Holder’s death, retirement, disability or any other specified Termination of Service.
ARTICLE 10
ADDITIONAL TERMS OF AWARDS
10.1    Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check; (b) Shares (including, in the case of payment of the exercise or base price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator, in each case, having a fair market value at the time of delivery or withholding equal to the aggregate payments required;

(c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (d) such other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2    Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of previously held Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value at the time of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or such other withholding rates for federal, state, local and foreign income tax and payroll/employment tax purposes that are applicable to such taxable income and that have been determined by the Administrator to avoid adverse accounting consequences. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code and applicable foreign tax regulations, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise or base price or any tax withholding obligation.
10.3    Transferability of Awards.
(a)    Except as otherwise provided in Section 10.3(b):
(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and
(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) any transfer of a Non-Qualified Stock Option to a Permitted Transferee shall be without consideration, except as required by applicable law; and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.
(c)    Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program or the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.
10.4    Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding.
(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5    Forfeiture, Recoupment and Clawback Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:
(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined as of the date of grant in the sole discretion of the Administrator, or as set forth in the applicable Award Agreement); and
(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the written policies of the Board, Administrator or any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such recoupment or clawback policies and/or in the applicable Award Agreement.
10.6    Prohibition on Repricing.  Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Subject to Section 12.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per Share or to cancel and replace an Award with the grant of an Award having a price per Share that is greater than or equal to the price per Share of the original Award.
ARTICLE 11
ADMINISTRATION
11.1    Administrator.  The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may be filled only by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.
11.2    Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, any Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan, any Program and the Award Agreement as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially impaired by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which any regulations or rules require the Committee to exercise its rights and duties hereunder.
11.3    Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.4    Authority of Administrator.  Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to each Eligible Individual;
(c)    Determine the number of Awards to be granted and the number of Shares or cash payment to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise or base price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or base price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)    Accelerate, wholly or partially, the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects.
11.5    Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
11.6    Delegation of Authority.  To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall be permitted only to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 12
MISCELLANEOUS PROVISIONS
12.1    Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders, no action of the Administrator may, except as provided in Section 12.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (b) reduce the price per Share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares or (d) increase the Non-Employee Director compensation limit under Section 4.6. Except as provided in Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially impair the rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the ten-year anniversary of the date on which the Board approved the Plan.
12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price of the Company’s Common Stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise or base price per Share for any outstanding Awards under the Plan.
(b)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 12.2(a):
(i)    The number and type of securities subject to each outstanding Award and the exercise or base price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the manner in which Shares subject to Full Value Awards will be counted). The adjustments provided under this Section 12.2(b) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
(c)    In the event of a Change of Control, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions:
(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, prices and performance criteria;
(iii)    To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise or base price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and
(v)    To provide that the Award cannot vest, be exercised or become payable after such event.
(d)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(e)    No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(f)    The existence of the Plan, any Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(g)    No action shall be taken under this Section 12.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
(h)    In the event of any pending stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
12.3    Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If such approval has not been obtained at the end of said twelve (12) month period, the Prior Plan shall continue according to its terms as in effect immediately prior to the adoption of this Plan.
12.4    No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
12.5    Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6    Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.7    Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
12.8    Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9    Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.10    Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, any Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, any Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
12.11    No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
12.12    Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.
12.13    Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.14    Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.15    Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

DAVITA INC.
2000 16TH STREET
DENVER, CO 80202

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on (i) June 8, 2020, for shares held through the DaVita Retirement Savings Plan or (ii) June 10, 2020 for any other shares. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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DAVITA INC.

The Board of Directors recommends you vote FOR all director nominees named in the Proxy Statement in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Pamela M. Arway	☐	☐	☐
1b. Charles G. Berg	☐	☐	☐
1c. Barbara J. Desoer	☐	☐	☐
1d. Pascal Desroches	☐	☐	☐
1e. Paul J. Diaz	☐	☐	☐
1f. John M. Nehra	☐	☐	☐
1g. Javier J. Rodriguez	☐	☐	☐
1h. Phyllis R. Yale	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

	For	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. To approve the DaVita Inc. 2020 Incentive Award Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5.

	For	**Against**	**Abstain**
5. Stockholder proposal regarding political contributions disclosure, if properly presented at the meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

D09578-Z76949-P39312

DAVITA INC.
PROXY
This Proxy is solicited on behalf of the Board of Directors of DAVITA INC.

The undersigned hereby appoints Javier J. Rodriguez, Kathleen A. Waters and Samantha A. Caldwell, or any of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share, of DAVITA INC., which the undersigned is entitled to vote at the Virtual Annual Meeting of the Stockholders of DAVITA INC., to be held at 10:00 a.m., Mountain Time, on Thursday, June 11, 2020, via live webcast at www.virtualshareholdermeeting.com/DVA2020, and any and all adjournments or postponements thereof by the presiding person of the Annual Meeting, on the proposals set forth on the reverse side of this Proxy.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, Javier J. Rodriguez, Kathleen A. Waters and Samantha A. Caldwell, or any of them, are authorized to vote upon such other matters as may properly come before the meeting. All Proxies to vote at said meeting or any adjournment or postponement thereof heretofore given by the undersigned are hereby revoked.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side